Exhibit 10.1

$100,000,000
AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of August 27, 2007
among
HOLLY ENERGY PARTNERS — OPERATING, L.P.,
as Borrower,
THE FINANCIAL INSTITUTIONS
PARTY TO THIS AMENDED AND RESTATED CREDIT AGREEMENT
as Banks,
UNION BANK OF CALIFORNIA, N. A.
as Administrative Agent, Issuing Bank and
Sole Lead Arranger,
and
BANK OF AMERICA, N.A., as Syndication Agent
GUARANTY BANK, as Documentation Agent

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

EXHIBITS:

Exhibit A	—	Form of Assignment and Acceptance
Exhibit B	—	Form of Commitment Increase Agreement
Exhibit C	—	Form of Compliance Certificate
Exhibit D	—	Form of Amended and Restated Guaranty
Exhibit E	—	Form of Mortgage
Exhibit F	—	Form of New Bank Agreement
Exhibit G	—	Form of Note
Exhibit H	—	Form of Notice of Borrowing
Exhibit I	—	Form of Notice of Conversion or Continuation
Exhibit J	—	Form of Amended and Restated Pledge Agreement
Exhibit K	—	Form of Amended and Restated Security Agreement

SCHEDULES:

Schedule 1.01(a)	—	Commitments
Schedule 1.01(b)	—	Notice Addresses and Applicable Lending Offices
Schedule 1.01(c)	—	Excluded Property
Schedule 1.01(d)	—	Guarantors
Schedule 4.01	—	Subsidiaries
Schedule 4.07	—	Litigation
Schedule 4.13	—	Defaults
Schedule 4.16	—	Transmitting Utilities
Schedule 4.18(a)	—	Complaints — Borrower Interstate Pipelines
Schedule 4.18(b)	—	Complaints — Texas Intrastate Pipelines
Schedule 6.02	—	Existing Debt
Schedule 6.07	—	Affiliate Transactions

-v-

AMENDED AND RESTATED CREDIT AGREEMENT
     This Amended and Restated Credit Agreement dated as of August 27, 2007 is among Holly Energy Partners — Operating, L.P., a Delaware limited partnership (the “Borrower”), the Banks (as defined below), and Union Bank of California, N.A. (“UBOC”), in its capacity as Administrative Agent for the Banks and as the initial Issuing Bank hereunder.
RECITALS
     A. The Borrower, the Administrative Agent, the Issuing Bank, and the lenders party thereto, including certain of the Banks (the “Existing Banks”) are parties to the Credit Agreement dated as of July 7, 2004 originally entered into by HEP Operating Company, L.P., as predecessor in interest to the Borrower, Union Bank of California, N.A. as administrative agent, and the Existing Banks, as heretofore amended (as so amended, the “Existing Agreement”).
     B. In order to secure the full and punctual payment and performance of the obligations under the Existing Agreement and other Credit Documents (as defined in the Existing Agreement), the Borrower and the Guarantors (as defined in the Existing Agreement) have executed and delivered mortgages, deeds of trust, collateral assignments, security agreements, pledge agreements and financing statements in favor of the Administrative Agent (collectively, the “Existing Security Documents”) granting a mortgage lien and continuing security interest in and to the collateral described in such Existing Security Documents.
     C. The Borrower, the Administrative Agent, the Issuing Bank, and the Existing Banks desire to amend and restate (but not extinguish) the Existing Agreement in its entirety as hereinafter set forth through the execution of this Agreement.
     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrower, the Administrative Agent, the Issuing Bank, and the Banks do hereby agree that the Existing Agreement is amended and restated (but not substituted or extinguished) in its entirety as set forth herein. It is the intention of the Borrower, the Existing Banks, the Issuing Bank and the Administrative Agent that this Agreement supersede and replace the Existing Agreement in its entirety; provided, that, (a) such amendment and restatement shall operate to renew, amend and modify the rights and obligations of the parties under the Existing Agreement, as applicable and as provided herein, but shall not effect a novation thereof, (b) unless otherwise provided for herein and evidenced by a separate written agreement, amendment or release, no other Credit Document, as defined in, and executed and/or delivered pursuant to the terms of, the Existing Agreement (collectively, the “Existing Credit Documents”) shall be amended, terminated or released in any respect and all of such other Existing Credit Documents shall remain in full force and effect except that the Borrower and the Banks agree that by executing this Agreement the definition of “Credit Agreement” contained in such Existing Credit Documents shall be amended to include this Agreement and all future amendments hereto, and (c) the Liens securing the Obligations under and as defined in the Existing Agreement and granted pursuant to the Existing Credit Documents and the liabilities and obligations of the Borrower shall not be extinguished, but shall be carried forward, and such

Liens shall secure such Obligations, in each case, as renewed, amended, restated and modified hereby.
     Contemporaneous with the amendment and restatement of the Existing Agreement pursuant to the preceding paragraph, (a) the Existing Banks shall be deemed to have assigned to each other Bank which is a party hereto as a Bank on the date hereof (each a “New Bank”) such New Bank’s Pro Rata Share (as herein defined) of any Advances outstanding under the Existing Agreement (which shall constitute Advances outstanding under this Agreement), (b) each New Bank shall be deemed to have assumed its Pro Rata Share of any Letter of Credit Obligations outstanding under the Existing Agreement (which shall constitute Letter of Credit Obligations outstanding under this Agreement), (c) each Bank shall have the Commitment set forth in Schedule 1.01(a) hereto, and (d) each New Bank shall remit to the Administrative Agent for the benefit of the Existing Banks an amount equal to such New Bank’s Pro Rata Share of any outstanding principal balance of Advances outstanding under the Existing Agreement, if any, which amount shall constitute the advance of new Advances by such New Bank to the Borrower and the application of the proceeds thereof to the repayment of Advances held by the Existing Banks. The Advances referred to in clause (d) preceding are referred to herein as the “True-Up Loans”. In no event shall any New Bank be entitled to receive any portion of the interest or fees accruing on or in respect of any Advances or the Commitments under the Existing Agreement to and including the date hereof.
     The Borrower, the Administrative Agent, the Issuing Bank and the Banks do hereby further agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
     Section 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):
     “Acceptable Security Interest” in any Property means a Lien which (a) exists in favor of the Administrative Agent for its benefit and the ratable benefit of the Banks, (b) is superior to all other Liens, except Permitted Liens, (c) secures the Obligations, and (d) is perfected and enforceable.
     “Acceptable Survey” means an “as-built” survey (a) reasonably acceptable to the Administrative Agent, (b) prepared in accordance with the “Minimum Standard Detail Requirements and Classifications for ALTA/ACSM Land Title Surveys” as adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1999, depicting such items from the Table A thereto as may be requested by the Administrative Agent, and (c) certified to the Administrative Agent and the Banks bearing a form of certification reasonably acceptable to the Administrative Agent.
     “Acceptable Title Commitment” means a written commitment to insure the Borrower’s or the applicable Borrower’s Subsidiary’s title to and ownership of, and the Administrative Agent’s

Acceptable Security Interest in, the property described therein in an amount reasonably acceptable to the Administrative Agent and which: (a) is from a title insurance company acceptable to the Administrative Agent in its sole reasonable discretion, (b) includes a search of title to all lands contiguous to the property, (c) sets out such title insurance company’s commitment to insure all rights appurtenant to the property arising in instruments benefiting the property, (d) commits to issue an ALTA extended coverage mortgagee’s (lender’s) policy in the 1970/1984 form, if available, and (e) commits to issue such endorsements for the benefit of the Administrative Agent and the Banks as the Administrative Agent may reasonably request.
     “Acquisition” means the direct or indirect purchase or acquisition, whether in one or more related transactions, of (a) any Person or group of Persons or (b) any assets, liabilities, or securities of any Person or group of Persons.
     “Adjusted Reference Rate” means, for any day, the fluctuating rate per annum of interest equal to the greater of (a) the Reference Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus one half percent (0.5%).
     “Administrative Agent” means UBOC in its capacity as administrative agent pursuant to Article VIII and any successor administrative agent pursuant to Section 8.06.
     “Administrative Agent’s Fee Letter” has the meaning specified in Section 2.06(b).
     “Advance” means an advance by a Bank to the Borrower under such Bank’s Commitment pursuant to Section 2.01(a) as part of a Borrowing and refers to a Reference Rate Advance or a Eurodollar Rate Advance, and shall also include the True-Up Loans, if any.
     “Affiliate” means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Securities, by contract or otherwise.
     “Agreement” means this Amended and Restated Credit Agreement dated as of August 27, 2007 among the Borrower, the Banks, the Issuing Bank and the Administrative Agent, as it may be amended, modified, restated, renewed, extended, increased or supplemented from time-to-time.
     “Alon Contribution Agreement” means the Contribution Agreement dated as of January 25, 2005 among T & R Assets, Inc., Fin-Tex Pipe Line Company, and Alon USA Refining, Inc., as transferors, and Alon Pipeline Assets, LLC, Alon Pipeline Logistics, LLC, Alon USA, Inc., Alon USA, LP, the Limited Partner and certain of its Subsidiaries.
     “Alon Mortgage” means the Mortgage and Deed of Trust (with Security Agreement and Financing Statement) dated as of March 1, 2005 executed by HEP FTTR to Harlin R. Dean, as Trustee for the benefit of Alon USA, LP.

     “Alon Pipelines and Terminals Agreement” means the Pipelines and Terminals Agreement dated as February 28, 2005 between the Limited Partner and Alon USA, LP.
     “Applicable Lending Office” means, with respect to each Bank, such Bank’s Domestic Lending Office in the case of a Reference Rate Advance and such Bank’s Eurodollar Lending Office in the case of a Eurodollar Rate Advance.
     “Applicable Margin” means, as of any date of determination, the following percentages determined as a function of the Borrower’s Leverage Ratio:

	Eurodollar Rate	Reference Rate		Letter of Credit
Leverage Ratio	Advances	Advances	Commitment Fees	Fees
> 5.25	2.50%	1.50%	0.50%	2.50%
> 4.50 and ≤ 5.25	2.00%	1.00%	0.375%	2.00%
> 3.50 and ≤ 4.50	1.75%	0.75%	0.30%	1.75%
> 2.50 and ≤ 3.50	1.50%	0.50%	0.25%	1.50%
≤ 2.50	1.00%	0.25%	0.20%	1.00%
For purposes of determining the Applicable Margin, the Leverage Ratio (a) shall be deemed to be less than or equal to 3.50 to 1.00 for the period from the date of this Agreement through the date financial statements are delivered pursuant Section 5.06(b) for the fiscal quarter ending September 30, 2007, and (b) shall thereafter be determined from the financial statements of the Borrower and its Subsidiaries most recently delivered pursuant to Section 5.06(b) or Section 5.06(c), as the case may be, and certified to by a Responsible Officer in accordance with such Sections. Any change in the Applicable Margin shall be effective the day after the date of delivery of the financial statements pursuant to Section 5.06(b) or Section 5.06(c), as the case may be, and receipt by the Administrative Agent of the Compliance Certificate required by such Sections. If the Borrower fails to deliver any financial statements within the times specified in Section 5.06(b) or 5.06(c), as the case may be, such ratio shall be deemed to be greater than 5.25 from the day after the date such financial statements should have been delivered until the Borrower delivers such financial statements to the Administrative Agent and the Banks.
     “Assignment and Acceptance” means an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of the attached Exhibit A or any other form approved by the Administrative Agent.
     “Available Cash “ means, for any fiscal quarter ending prior to the Final Maturity Date, (a) the sum of (i) all cash and cash equivalents of the Borrower on hand at the end of such fiscal quarter and (ii) all additional cash and cash equivalents of the Borrower on hand on the date of determination of Available Cash with respect to such quarter resulting from Working Capital Borrowings made subsequent to the end of such quarter less (b) the amount of any cash reserves that is necessary or appropriate in the reasonable discretion of the General Partner to (i) provide for the proper conduct of the Business (including reserves for future capital expenditures and for anticipated future credit needs of the Borrower), (ii) comply with applicable Legal Requirements and this Agreement, any other Credit Document, or any other loan agreement, security agreement, mortgage, debt instrument, or other agreement or obligation to which the Borrower or any of the Borrower’s Subsidiaries is a party, by which the Borrower or any of the Borrower’s Subsidiaries is bound, or to which the Property of the Borrower or any of the Borrower’s Subsidiaries is subject, or (iii) provide funds for distributions under Sections 6.4 or 6.5 of the Borrower Partnership Agreement in respect of any one or more of the next four fiscal quarters; provided, however, that the General Partner may not establish cash reserves pursuant to clause (b)(iii) of this definition if the effect of such reserves would be that the Limited Partner is unable to distribute the Minimum Quarterly Distribution (as defined in the MLP Partnership Agreement) on all Common Units, plus any Cumulative Common Unit Arrearage (as defined in the MLP Partnership Agreement) on all Common Units with respect to such fiscal quarter; and provided, further, that disbursements made by the Borrower or any of the Borrower’s Subsidiaries or cash reserves established, increased, or reduced after the end of such fiscal quarter but on or before the date of determination of Available Cash with respect to such fiscal quarter shall be deemed to have been made, established, increased, or reduced, for purposes of determining Available Cash, within such fiscal quarter if the General Partner so determines.
     “Banks” means the lenders listed on the signature pages of this Agreement and each Eligible Assignee that shall become a party to this Agreement pursuant to Sections 2.14, 2.15 or 9.06.
     “Borrower” means Holly Energy Partners — Operating, L.P., a Delaware limited partnership.
     “Borrower Interstate Pipelines” has the meaning set forth in Section 4.18(a).
     “Borrower Partnership Agreement” means that certain First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners — Operating, L.P. dated as of July 13, 2004 between the Limited Partner and the General Partner, as the same may be amended, modified or supplemented in accordance with the terms of Section 6.09.
     “Borrowing” means a borrowing consisting of Advances made on the same day by one or more Banks pursuant to Section 2.01(a), continued by one or more Banks pursuant to Section 2.02(b), or Converted by one or more Banks to Advances of a different Type pursuant to Section 2.02(b).
     “Business” means the ownership and operation of pipelines and terminals for the transportation and distribution of petroleum and petroleum products.
     “Business Day” means a day of the year on which banks are not required or authorized to close in New York City, Dallas, Texas, and Los Angeles, California; provided, that when used in connection with a Eurodollar Rate Advance, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.
     “Capital Expansion Project” means any capital expansion construction project undertaken by the Borrower or any of its Subsidiaries on its Property, the capital expenditures (determined in accordance with GAAP) attributable to which exceed $30,000,000.

     “Capital Leases” means, as applied to any Person, any lease of any Property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.
     “Cash Collateral Account” means a special interest bearing cash collateral account pledged by the Borrower to the Administrative Agent for its benefit and the ratable benefit of the Banks containing cash deposited pursuant to Sections 2.04(b), 7.02(b), or 7.03(b) to be maintained at the Administrative Agent’s office in accordance with Section 2.13(g) and bear interest or be invested in the Administrative Agent’s reasonable discretion.
     “CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.
     “Change of Control” means any of the following events or conditions: (a) the General Partner is no longer the sole general partner of the Borrower, (b) the Limited Partner is no longer the sole owner of all of the membership interests in the General Partner, (c) the Limited Partner is no longer the sole limited partner of the Borrower, (d) HEP Logistics Holdings is no longer the sole general partner of the Limited Partner, (e) the Parent no longer owns, directly or indirectly, at least 80% of limited partnership interests of HEP Logistics Holdings, (f) Holly Logistic Services is no longer the sole general partner of HEP Logistics Holdings, (g) Parent no longer owns, directly or indirectly, at least 80% of the membership interests in Holly Logistics Services, or (h) a “Change of Control” as defined in the credit agreement governing the Parent Credit Facility (as such credit agreement is in effect on the date of this Agreement) shall have occurred.
     “Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.
     “Collateral” means all “Collateral”, “Pledged Collateral”, “Mortgaged Property”, or other similar terms as defined, as the case may be, in the Security Agreements, the Pledge Agreements, the Mortgages or any other Security Document.
     “Commitment Increase Agreement” means a Commitment Increase Agreement, substantially in the form of the attached Exhibit B, among the Borrower, the Administrative Agent and a Bank, pursuant to which such Bank agrees to increase its Commitment as described in Section 2.14 of this Agreement.
     “Commitments” means, for any Bank, the amount set forth opposite such Bank’s name on Schedule 1.01(a) as its Commitment, or, if such Bank has entered into any Assignment and Acceptance, a Commitment Increase Agreement or a New Bank Agreement, the amount set forth for such Bank as its Commitment in the Register maintained by the Administrative Agent pursuant to Section 9.06(c), as such amount may be reduced or terminated pursuant to Section 2.03 or Article VII of this Agreement.
     “Common Units” means the common units and subordinated units representing limited partner interests in the Limited Partner.

     “Compliance Certificate” means a compliance certificate in substantially the form of the attached Exhibit C signed by a Responsible Officer.
     “Consolidated” refers to the consolidation of the accounts of a Person and its Subsidiaries in accordance with GAAP.
     “Controlled Group” means all members of a controlled group of corporations and all businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.
     “Convert,” “Conversion,” and “Converted” each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.02(b).
     “Credit Documents” means, collectively, this Agreement, the Notes, the Security Documents, the Guaranties, the Letter of Credit Documents, any Interest Rate Contract with a Bank or an Affiliate of a Bank, the Administrative Agent’s Fee Letter and each other agreement, instrument or document executed at any time in connection with the foregoing documents, as each such Credit Document may be amended, modified or supplemented from time-to-time.
     “Debt,” for any Person, means, without duplication,
     (a) indebtedness of such Person for borrowed money;
     (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
     (c) obligations of such Person to pay the deferred purchase price of Property or services (other than trade payables which are not more than ninety days past due, except for any such trade payables which are being contested in good faith and by appropriate proceedings);
     (d) all indebtedness created or arising under any conditional-sale or other title-retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);
     (e) obligations of such Person as lessee under Capital Leases;
     (f) obligations of such Person under any Interest Rate Contract;
     (g) obligations of such Person in respect of letters of credit, acceptance facilities, drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person;
     (h) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, another’s indebtedness or obligations of the kinds referred to in clauses (a) through (g) above; and

     (i) another’s indebtedness or obligations of the kinds referred to in clauses (a) through (h) secured by any Lien on or in respect of any Property of such Person.
     “Default” means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.
     “Distribution Payments” means any cash distribution or dividend by the Borrower to the Limited Partner on, or in respect of any retirement, purchase, redemption, or other acquisition of, any Equity Interests.
     “Dollars” and “$” means lawful money of the United States of America.
     “Domestic Lending Office” means, with respect to any Bank, the office of such Bank specified as its “Domestic Lending Office” opposite its name on Schedule 1.01(b) or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.
     “EBITDA” means, for the Limited Partner and its Subsidiaries on a Consolidated basis for any period, (a) Net Income for such period plus (b) to the extent deducted in determining Net Income, Interest Expense, taxes, depreciation, amortization and other noncash items for such period. EBITDA shall be calculated for each period, on a pro forma basis, after giving effect to, without duplication, (x) any Acquisition or (y) any Capital Expansion Project (based on the percentage of completion of such Capital Expansion Project), in each case, occurring during each period commencing on the first day of such period to and including the date of such transaction or percentage of completion of such Capital Expansion Project to be included in EBITDA, as the case may be (the “Reference Period”) and, regardless of whether or not such acquired Property or Property under construction was operated during such Reference Period, as if such Acquisition or Capital Expansion Project (based on the percentage of completion of such Capital Expansion Project) occurred or was completed on the first day of the Reference Period. In making the calculation contemplated by the preceding sentence, EBITDA generated or to be generated by such acquired Person, by such acquired Property or by such Property under construction (based on the percentage of completion of the applicable Capital Expansion Project) shall be determined in good faith by the Limited Partner based on reasonable assumptions; provided, however, that (A) such pro forma calculations shall be reasonably acceptable to the Administrative Agent if such pro forma adjustments to EBITDA exceed thirty percent (30%) of the EBITDA for the Limited Partner and its Subsidiaries on a Consolidated basis prior to such adjustment, (B) no such pro forma adjustments shall be allowed unless, not less than thirty (30) days after the end of such period, the Administrative Agent shall have received such written documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent, supporting such pro forma adjustments and (C) such pro forma adjustments to EBITDA with respect to any Capital Expansion Project shall be reduced in future periods if such Capital Expansion Project is not completed by, or if the estimated date by which such construction to be completed is beyond, a date that is more than 90 days beyond the Scheduled Completion Date for such Capital Expansion Project, such reduction to be reflected in the next Compliance Certificate to be delivered to the Administrative Agent and the Banks on or after the date such Capital Expansion Project is not so completed or it is determined that such Capital Expansion Project will not be so completed and to be in an amount equal to the product of (i) the applicable percentage reduction rate relating to the number of days of delay as set forth below and (ii) the amount of the pro forma EBITDA attributable to such Property:

Delay or estimated delay, whichever is	Applicable Percentage Reduction
greater	Rate
> 90 days but ≤ 180 days	25%
> 180 days but ≤ 270 days	50%
> 270 days	100%
     “Effective Date” means the date on which all of the conditions precedent set forth in Section 3.01 have been satisfied or waived in accordance with Section 9.01.
     “Eligible Assignee” means any commercial bank or other financial institution approved by the Administrative Agent and, if no Default or Event of Default shall have occurred and be continuing, the Borrower, which approval in each case shall not be unreasonably withheld or delayed.
     “Energy Policy Act” means the Energy Policy Act of 1992, Pub.L. No. 102-486, 106 Stat. 2776 (codified as amended in scattered sections of 15, 16, 25, 20, 42 U.S.C.).
     “Environment” shall have the meaning set forth in CERCLA.
     “Environmental Claim” means any third party (including any Governmental Authority) action, lawsuit, claim, demand, or proceeding, order, decree, consent agreement or written notice of potential or actual responsibility or violation which seeks to impose liability under any Environmental Law.
     “Environmental Law” means all Legal Requirements arising from, relating to, or in connection with the Environment, including without limitation CERCLA, or relating to: (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) the safety or health (as it relates to exposure to Hazardous Substances) of employees; or (c) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of, or exposure to, Hazardous Substances.
     “Environmental Permit” means any permit, license, order, approval or other authorization under Environmental Law.
     “EPA” means the United States Environmental Protection Agency.
     “Equity Interest” means with respect to any Person, any shares, interests, participation, or other equivalents (however designated) of corporate stock, membership interests or partnership interests (or any other ownership interests) of such Person.

     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time-to-time.
     “Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Federal Reserve Board (or any successor), as in effect from time-to-time.
     “Eurodollar Lending Office” means, with respect to any Bank, the office of such Bank specified as its “Eurodollar Lending Office” opposite its name on Schedule 1.01(b) (or, if no such office is specified, its Domestic Lending Office) or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.
     “Eurodollar Rate” means, for the Interest Period for each Eurodollar Rate Advance comprising the same Borrowing, the interest rate per annum (rounded upward to the nearest whole multiple of 1/100 of 1% per annum) set forth on Reuters Reference LIBOR01 as the London Interbank Offered Rate, for deposits in Dollars at 11:00 a.m. (London, England time) two Business Days before the first day of such Interest Period and for a period equal to such Interest Period; provided, that, if no such quotation appears on the Reuters Reference LIBOR01, the Eurodollar Rate shall be an interest rate per annum equal to the rate per annum at which deposits in Dollars are offered by the principal office of Union Bank of California, N.A. in London, England to prime banks in the London interbank market at 11:00 a.m. (London, England time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Advance to be maintained by the Bank that is the Administrative Agent in respect of such Borrowing and for a period equal to such Interest Period.
     “Eurodollar Rate Advance” means an Advance which bears interest as provided in Section 2.07(b).
     “Eurodollar Rate Reserve Percentage” of any Bank for the Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time-to-time by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.
     “Event of Default” has the meaning specified in Section 7.01.
     “Excluded Property” means the Properties described on Schedule 1.01(c) attached hereto.
     “Existing Letters of Credit” means the letters of credit, if any, issued by the Issuing Banks under the Existing Agreement and which have not been terminated or expired and returned to the respective Issuing Bank as of the Effective Date.
     “Expiration Date” means, with respect to any Letter of Credit, the date on which such Letter of Credit will expire or terminate in accordance with its terms.

     “Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for any such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it, with the consent of the Borrower, which consent shall not be unreasonably withheld.
     “Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any of its successors.
     “FERC” means the Federal Energy Regulatory Commission or any of its successors.
     “Final Maturity Date” means August 27, 2011.
     “Finance Corp” means Holly Energy Finance Corp., a Delaware corporation.
     “Financial Statements” means the unaudited consolidated balance sheets of the Limited Partner and its consolidated Subsidiaries for the fiscal quarter ended June 30, 2007, and the related unaudited consolidated statements of income, operations, changes in partners’ capital, retained earnings, and cash flows of the Limited Partner and its consolidated Subsidiaries for the three months then ended, copies of which have been delivered to the Administrative Agent and the Banks.
     “Funded Debt” of any Person means (a) Debt of such Person as described in clauses (a), (b), (d) and (e) of the definition of “Debt” in this Section 1.01 and (b) Debt of such Person as described in clauses (h) and (i) of the definition of “Debt” in this Section 1.01 but only with respect to the indebtedness referred to in clauses (a), (b), (d) and (e) of such definition.
     “Future Holdco” means a Subsidiary of the Borrower formed to hold an Equity Interest in a joint venture (other than UNEV JV, Rio Grande, the Joint Venture or Plains JV) pursuant to an Investment made in accordance with Section 6.06(g).
     “Future JV” means a joint venture formed by a Future Holdco and one or more third parties after the date of this Agreement in accordance with Section 6.06(g).
     “GAAP” means United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the requirements of Section 1.03.
     “General Partner” means HEP Logistics GP, L.L.C., a Delaware limited liability company.
     “Governmental Authority” means any foreign governmental authority, the United States of America, any state of the United States of America and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over any Bank, the Borrower, any Guarantor or any of their respective Properties.
     “Guarantor” means, as of the date of this Agreement, each of the Persons listed on Schedule 1.01(d), and thereafter, (a) each of the present and future direct and indirect Subsidiaries of the Limited Partner other than the Borrower and the Restricted Subsidiaries, and (b) each direct obligor or guarantor of Permitted Note Debt. “Guarantors” means all such guarantors collectively.
     “Guaranty” means the Amended and Restated Guaranty executed by each Guarantor, in substantially the form of the attached Exhibit D, as such may be amended from time to time in accordance with its terms, and “Guaranties” means all such Guaranties collectively.
     “Hazardous Substance” means the substances identified as such pursuant to CERCLA and those regulated under any other Environmental Law, including without limitation pollutants, contaminants, Hydrocarbons, radionuclides, wastes and radioactive materials.
     “HC Contribution Agreement” means the Contribution Agreement dated as of July 8, 2005 among the Parent, Navajo Pipeline Co. and Navajo Refining Company, as transferor parties, and the Limited Partner, the Borrower and HEP Pipeline as transferee parties.
     “HC Mortgage” means (a) the Mortgage and Deed of Trust (with Security Agreement and Financing Statement) dated as of July 8, 2005 executed by HEP Pipeline to John N. Patterson, as Trustee for the benefit of the Parent, and (b) any other mortgage, deed of trust or similar instrument granted by the Borrower or any of its Subsidiaries in favor of the Parent (or any successor or assignee of the Parent that is an affiliate thereto).
     “HC Pipelines Agreement” means the Pipelines Agreement dated as of July 8, 2005 among the Borrower, the Parent, the Limited Partner, Navajo Refining Company, HEP Pipeline, HEP Logistics Holdings, Holly Logistic Services, and the General Partner.
     “HC Purchase and Sale Agreement” means the Purchase and Sale Agreement dated as of July 6, 2005 among the Parent, Navajo Pipeline Co. and Navajo Refining Company, as seller parties, and the Limited Partner, the Borrower and HEP Pipeline as buyer parties.
     “HEP FTTR” means HEP Fin-Tex/Trust-River, L.P., a Texas limited partnership.
     “HEP Logistics Holdings” means HEP Logistics Holdings, L.P., a Delaware limited partnership.
     “HEP Pipeline” means HEP Pipeline, L.L.C., a Delaware limited liability company.
     “HEP Woods Cross” means HEP Woods Cross, L.L.C., a Delaware limited liability company.
     “Holly Logistic Services” means Holly Logistic Services, L.L.C., a Delaware limited liability company.

     “Holly Refining” means Holly Refining & Marketing Company — Cross Woods, a Delaware Corporation.
     “Hydrocarbons” means oil, gas, coal seam gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products, and other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction with such substances, including, but not limited to, sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, ores, or substances of value and the products and proceeds therefrom.
     “Initial Contribution Agreement “ means the Contribution, Conveyance and Assumption Agreement among the Parent, the Borrower, the Limited Partner, the General Partner, Holly Logistic Services, HEP Logistics Holdings, Navajo Pipeline Co., HEP Mountain Home, L.L.C., a Delaware limited liability company, Navajo Refining Company, HEP Refining LLC, a Delaware limited liability company, HEP Refining GP, LLC, a Delaware limited liability company, HEP Refining Assets LP, a Delaware limited partnership, HEP Pipeline, HEP Pipeline GP LLC, a Delaware limited liability company, HEP Pipeline Assets Limited Partnership, a Delaware limited partnership, Woods Cross Refining Company, L.L.C., a Delaware limited liability company, HEP Woods Cross, Navajo Southern, and HEP Navajo Southern LP., a Delaware limited partnership, as the same may be amended, modified or supplemented from time to time in accordance with Section 6.09.
     “Intercompany Pipelines and Terminals Agreement” means that certain Pipelines and Terminals Agreement dated as of July 13, 2004 by and among the Borrower, the Parent, the Limited Partner, the General Partner, Navajo Refining Company, Holly Refining and Marketing Company, a Delaware corporation, Holly Logistic Services, and HEP Logistics Holdings, as amended through the date hereof and as the same may be otherwise amended, modified or supplemented in accordance with Section 6.09.
     “Interest Coverage Ratio” means, for the Limited Partner and its Subsidiaries on a Consolidated basis, as of the end of any fiscal quarter, the ratio of (a) EBITDA for the four-fiscal quarter period then ended to (b) Interest Expense for the four-fiscal quarter period then ended. To the extent that the EBITDA included in the calculation of the Interest Coverage Ratio for any period shall include pro forma amounts in connection with the Acquisition of any Person during such period, the Interest Expense shall also include pro forma amounts with respect to the Interest Expense of such Person.
     “Interest Expense” means, for a Person and its Subsidiaries determined on a Consolidated basis, for any period, the total interest, letter of credit fees, and other fees incurred in connection with any Debt for such period, whether paid or accrued, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, all as determined in conformity with GAAP.
     “Interest Period” means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Advance or the date of the Conversion of any Reference Rate Advance into such an Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below or by Section 2.02 and thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below or by Section 2.02. The duration of each such Interest Period shall be one, two, three or six months, or if available to all Banks, 7 days, 14 days or nine months, in each case as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 a.m. (Dallas, Texas time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:
     (a) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and
     (b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month.
     “Interest Rate Contract” means an interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap, collar or other interest rate hedge arrangement, to or under which the Borrower or any of its Subsidiaries is or becomes a party.
     “Interstate Commerce Act” means the body of law commonly known as the Interstate Commerce Act, Chapter 104, 24 Stat. 379 (codified as amended in scattered sections of 49 U.S.C.).
     “Investment” has the meaning set forth in Section 6.06.
     “Issuing Bank” means UBOC, any other Bank that issues a Letter of Credit hereunder with the consent of the Administrative Agent, and any successor issuing bank pursuant to Section 8.06.
     “Joint Venture” means the joint venture created pursuant to the terms of the Joint Venture Agreement dated as of April 27, 1977 by and between Support Terminals Operating Partnership, L.P., a Delaware limited partnership, the successor in interest to Support Terminal Services, Inc., a Delaware corporation, the successor in interest to Standard Transmission, a division of Cleary Petroleum Corporation, and Navajo Refining Company, as amended.
     “Legal Requirement” means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, including, but not limited to, Regulations D, T, U and X.

     “Letter of Credit” means, individually, any letter of credit issued by an Issuing Bank which is subject to this Agreement and “Letters of Credit” means all such letters of credit collectively.
     “Letter of Credit Application” means an Issuing Bank’s standard form letter of credit application for a standby letter of credit which has been executed by the Borrower and accepted by the applicable Issuing Bank in connection with the issuance of a Letter of Credit.
     “Letter of Credit Documents” means all Letters of Credit, Letter of Credit Applications, and agreements, documents, and instruments entered into in connection with or relating thereto.
     “Letter of Credit Exposure” means, at any time, the sum of (a) the aggregate undrawn maximum face amount of each Letter of Credit at such time, plus (b) the aggregate unpaid amount of all Reimbursement Obligations at such time.
     “Letter of Credit Obligations” means any obligations of the Borrower under this Agreement in connection with the Letters of Credit, including the Reimbursement Obligations.
     “Leverage Ratio” means, for the Limited Partner and its Subsidiaries on a Consolidated basis, as of the end of any fiscal quarter, the ratio of (a) Funded Debt for the Limited Partner and its Subsidiaries on a Consolidated basis as of the end of such fiscal quarter to (b) EBITDA for the four-fiscal quarter period then ended.
     “Lien” means any mortgage, lien, pledge, charge, deed of trust, security interest, encumbrance or other type of preferential arrangement to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law or otherwise (including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement).
     “Limited Partner” means Holly Energy Partners, L.P., a Delaware limited partnership.
     “Liquid Investments” means (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than twenty-four (24) months from the date of acquisition; (b) corporate and bank debt of an issuer rated at least A- (or then equivalent grade, in each case with stable outlook) by S&P and A3 (or then equivalent grade, in each case with stable outlook) by Moody’s at the time of acquisition and having maturities of not more than twenty-four (24) months from the date of acquisition; (c) certificates of deposit, time deposits, Eurodollar time deposits, or bankers’ acceptances, having in each case a tenor of not more than twenty-four (24) months from the date of acquisition, issued by any U.S. commercial bank or any branch or agency of a non-U.S. commercial bank licensed to conduct business in the United States having combined capital and surplus of not less than $500,000,000 whose long term securities are rated at least A- (or then equivalent grade, in each case with stable outlook) by S&P and A3 (or then equivalent grade, in each case with stable outlook) by Moody’s at the time of acquisition; (d) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s at the time of acquisition, or guaranteed by a letter of credit issued by a financial institution meeting the requirements in (c) and in either case having a tenor of not more than 270 days; (e) AAA rated taxable and tax-exempt municipal securities, including auction rate municipal securities, having maturities of not more than twenty-four (24) months from the date of acquisition; (f) repurchase agreements relating to any of the investments listed in clauses (a) through (e) above with a market value at least equal to the consideration paid in connection therewith, with any Person who regularly engages in the business of entering into repurchase agreements and has a combined capital and surplus of not less than $500,000,000 whose long term securities are rated at least A- (or then equivalent grade) by S&P and A3 (or then equivalent grade) by Moody’s at the time of acquisition; (g) asset-backed securities having as the underlying asset securities issued or guaranteed by the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association rated at least A- (or then equivalent grade, in each case with stable outlook) by S&P and A3 (or then equivalent grade, in each case with stable outlook) by Moody’s at the time of acquisition and having maturities of not more than twenty-four (24) months from the date of acquisition; and (h) money market mutual or similar funds having assets in excess of $100,000,000, at least 95% of the assets of which are comprised of assets specified in clauses (a), (c), (d) and (e) above.
     “Majority Banks” means, at any time, Banks holding at least fifty-one percent (51%) of the then aggregate unpaid principal amount of the Notes held by the Banks and the Letter of Credit Exposure of the Banks at such time; provided that if no such principal amount or Letter of Credit Exposure is then outstanding, “Majority Banks” shall mean Banks having at least fifty-one percent (51%) of the aggregate amount of the Commitments at such time.
     “Material Adverse Effect” means a material adverse effect on (a) the business, assets, financial condition, operations or properties of (i) the Borrower, the Limited Partner, the General Partner, and their respective Subsidiaries taken as a whole, or (ii) the Parent and its Subsidiaries (other than the Limited Partner and its Subsidiaries), taken as a whole, (b) the ability of the Borrower, the Limited Partner, or the General Partner or any of their respective Subsidiaries to perform its or their, as applicable, obligations under this Agreement, the Notes, or any other Credit Document or (c) the validity or enforceability of any of the Credit Documents or the rights or remedies of the Banks or the Administrative Agent under any of the Credit Documents.
     “Material Contracts” means, collectively, (a) the Borrower Partnership Agreement, the Intercompany Pipelines and Terminals Agreement, the Omnibus Agreement, the Initial Contribution Agreement, the Alon Contribution Agreement, the Alon Mortgage, and the Alon Pipelines and Terminals Agreement, the HC Contribution Agreement, the HC Mortgage, the HC Purchase and Sale Agreement and the HC Pipelines Agreement, (b) any other agreement or instrument entered into on or after the date of this Agreement to which the Borrower or any Subsidiary of the Borrower or any Guarantor is a party and which otherwise constitutes a material agreement or material instrument relating to the acquisition of, or establishment of, material assets or material operations by the Borrower or any of its Subsidiaries or any Guarantor, and (c) any other material documents, agreements or instruments related to any of the foregoing (i) to which the Borrower or any of its Subsidiaries or any Guarantor is a party, and (ii) which, if terminated or cancelled, could reasonably be expected to have a Material Adverse Effect.
     “Maximum Rate” means the maximum nonusurious interest rate under applicable law.

     “MLP Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P. dated as of July 13, 2004 among HEP Logistics Holdings, Parent and the other limited partners party thereto, as the same may be amended, modified or supplemented from time to time in accordance with Section 6.09.
     “Moody’s” means Moody’s Investors Service, Inc.
     “Mortgages” means, collectively, each of the mortgages or deeds of trust executed by the Borrower, any Guarantor or any of their Subsidiaries in favor of the Administrative Agent for its benefit and the ratable benefit of the Banks in substantially the form of the attached Exhibit E or such other form reasonably acceptable to the Administrative Agent and the mortgagor party thereto, as the same may be amended, modified or supplemented from time-to-time.
     “Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.
     “Navajo Pipeline Co.” means Navajo Pipeline Co., L.P., a Delaware limited partnership.
     “Navajo Refinery” means, collectively, that certain petroleum refinery located in Artesia, New Mexico and that certain interconnected crude oil and vacuum distillation and other facilities located in Lovington, New Mexico, each of which is owned by Navajo Refining Company, an indirect wholly-owned subsidiary of Parent.
     “Navajo Refining Company” means Navajo Refining Company, L.L.C., a Delaware limited liability company and the successor in interest to Navajo Refining Company, L.P.
     “Navajo Southern” means HEP Navajo Southern, L.P., a Delaware limited partnership.
     “Net Income” means, for any period for which such amount is being determined, the Consolidated net income of a Person and its Subsidiaries, as determined in accordance with GAAP consistently applied, excluding, however, any net gain or loss from extraordinary or non-recurring items, including but not limited to any net gain or loss during such period arising from the sale, exchange, or other disposition of capital assets other than in the ordinary course of business.
     “New Bank Agreement” means a New Bank Agreement, substantially in the form of the attached Exhibit F, among the Borrower, the Administrative Agent, and a new financial institution making a Commitment pursuant to Section 2.14 of this Agreement.
     “Note” means a promissory note of the Borrower payable to the order of any Bank, in substantially the form of the attached Exhibit G, evidencing indebtedness of the Borrower to such Bank resulting from Advances owing to such Bank.
     “Notice of Borrowing” means a notice of borrowing in substantially the form of the attached Exhibit H signed by a Responsible Officer.
     “Notice of Conversion or Continuation” means a notice of conversion or continuation in substantially the form of the attached Exhibit I signed by a Responsible Officer.

     “Obligations” means (a) the principal, interest, fees, Letter of Credit commissions, charges, expenses, attorneys’ fees and disbursements, indemnities and any other amounts payable by the Borrower and the Guarantors to the Administrative Agent, the Issuing Bank and the Banks under the Credit Documents, including without limitation, the Letter of Credit Obligations and (b) any amount in respect to any of the foregoing that the Administrative Agent, the Issuing Bank or any Bank, in its sole discretion, elects to pay or advance on behalf of the Borrower or any Guarantor after the occurrence and during the continuance of an Event of Default.
     “Omnibus Agreement” means that certain Omnibus Agreement dated as of July 13, 2004 by and among the Borrower, the Parent, the Limited Partner, the General Partner, Navajo Pipeline Co., Holly Logistic Services, and HEP Logistics Holdings, as amended, modified or supplemented from time to time in accordance with Section 6.09.
     “Parent” means Holly Corporation, a Delaware corporation.
     “Parent Credit Facility” means the Credit Agreement dated as of July 1, 2004 among the Parent, the financial institutions party thereto, and Bank of America, N.A., as administrative agent for such financial institutions, as the same may be amended, modified, restated or supplemented from time to time.
     “Partners” means the General Partner and the Limited Partner.
     “PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
     “Permitted Liens” has the meaning set forth in Section 6.01.
     “Permitted Note Debt” means Debt in connection with unsecured senior notes issued by the Limited Partner and Finance Corp or any of their wholly owned Subsidiaries; provided that (a) after giving effect to the issuance of such notes, there would be no Default under this Agreement, (b) such notes’ scheduled maturity is no earlier than August 27, 2011, (c) such notes are rated no lower than B+ by S&P and B1 by Moody’s at the time of their issuance, and (d) no indenture or other agreement governing such notes contains (i) maintenance financial covenants or (ii) covenants or events of default that are more restrictive on the Limited Partner or any of its Subsidiaries than those contained in this Agreement are on the Borrower and its Subsidiaries.
     “Person” means an individual, partnership, corporation (including a business trust), limited liability partnership, limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof or any trustee, receiver, custodian or similar official.
     “Pipeline Systems” means (a) the approximately 780 miles of Refined Products pipelines located in New Mexico, Texas and Utah that are owned or leased by Borrower or any of its Subsidiaries and that are used by Borrower and its Subsidiaries in the Business, (b) the 249-mile Refined Products pipeline owned by Rio Grande which is used in the Business to transport liquid petroleum gases from the western part of the state of Texas to the border between the state of Texas and Mexico near El Paso, (c) the Refined Product Pipelines (as defined and described in the Alon Pipelines and Terminals Agreement) that are owned by HEP FTTR and that are used in the Business, (d) the Intermediate Product Pipelines (as defined and described in the HC Pipelines Agreement) that are owned by HEP Pipeline and that are used in the Business, and (e) any other pipelines owned or leased by the Borrower or any Subsidiary of the Borrower that are used in the Business.
     “Plains Holdco” means the Subsidiary of the Borrower formed to hold the Borrower’s Equity Interests in the Plains JV.
     “Plains JV” means the joint venture company formed to own the Plains Project.
     “Plains Project” means the joint venture with Plains All American Pipeline, L.P. and, if applicable, certain other joint venture partners, which will own an approximately 95-mile intrastate pipeline system for the shipment of crude oil from Wyoming and Utah into the Salt Lake City, Utah area.
     “Plan” means an employee benefit plan maintained for employees of the Borrower or any member of the Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.
     “Pledge Agreement” means an Amended and Restated Pledge Agreement among the Borrower, any Guarantor and the Administrative Agent in substantially the form of the attached Exhibit J, as it may be amended, modified or supplemented from time to time, and “Pledge Agreements” means all such Pledge Agreements collectively.
     “Property” of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.
     “Pro Rata Share” means, at any time with respect to any Bank with a Commitment, either (a) the ratio (expressed as a percentage) of such Bank’s Commitment at such time to the aggregate Commitments at such time or (b) if such Bank’s Commitment has been terminated, the ratio (expressed as a percentage) of such Bank’s aggregate outstanding Advances plus such Bank’s Letter of Credit Exposure at such time to the sum of the outstanding Advances plus the Letter of Credit Exposure of all the Banks at such time.
     “Reference Rate” means a fluctuating interest rate per annum as shall be in effect from time to time equal to the rate of interest publicly announced by Union Bank of California, N.A., as its reference rate, whether or not the Borrower has notice thereof.
     “Reference Rate Advances” means an Advance which bears interest as provided in Section 2.07(a).
     “Refined Products” means gasoline, diesel fuel, jet fuel, liquid petroleum gases, asphalt and asphalt products, and other refined petroleum products.
     “Register” has the meaning set forth in paragraph (c) of Section 9.06.

     “Regulations D, T, U, and X” means Regulations D, T, U, and X of the Federal Reserve Board, as each of the same is from time-to-time in effect, and all official rulings and interpretations thereunder or thereof.
     “Reimbursement Obligations” means all of the obligations of the Borrower and the Guarantors to reimburse the Issuing Bank for amounts paid by the Issuing Bank under Letters of Credit as established by the Letter of Credit Applications and Section 2.13(d).
     “Release” shall have the meaning set forth in CERCLA or under any other Environmental Law.
     “Response” shall have the meaning set forth in CERCLA or under any other Environmental Law.
     “Responsible Officer” means the Chief Executive Officer, President, Chief Financial Officer, any Senior Vice President, any Vice President, Treasurer or Assistant Treasurer of the General Partner.
     “Restricted Payment” means (a) the making by the Borrower of any direct or indirect dividends or other distributions (in cash, Property, or otherwise), on or in respect of, or any direct or indirect payment of any kind or character in consideration for or otherwise in connection with any retirement, purchase, redemption, or other acquisition of, any Equity Interests of the Borrower, other than dividends payable in the Borrower’s Equity Interest or (b) the making by the Borrower or any of its Subsidiaries of any principal or interest payments (in cash, Property or otherwise) on, or redemptions of, any subordinated debt of the Borrower or any of its Subsidiaries.
     “Restricted Subsidiaries” means (a) each of Rio Grande, and upon the consummation of the UNEV Acquisition, UNEV JV, (b) any subsidiary of a Restricted Subsidiary so long as such subsidiary is identified in writing to the Administrative Agent, and (c) any newly-formed subsidiary that is identified in writing to the Administrative Agent as being established as a “Restricted Subsidiary”, and each individually a “Restricted Subsidiary”; provided that, the Borrower and its Subsidiaries may not establish or designate a subsidiary (“Proposed Restricted Subsidiary”) as a “Restricted Subsidiary pursuant to the preceding clauses (b) or (c) unless (i) the Borrower or Subsidiary establishing or designating such Proposed Restricted Subsidiary owns less than all of the equity interests of such Proposed Restricted Subsidiary, (ii) such Proposed Restricted Subsidiary has never been a Guarantor or otherwise been required to be a Guarantor under the terms of this Agreement, and (iii) no Default or Event of Default shall occur before and after giving effect to the establishment or designation of such Proposed Restricted Subsidiary and the related Investments therein.
     “Revolver Termination Date” means the earlier of (a) the Final Maturity Date and (b) the acceleration of the maturity of the Advances and the termination of the Bank’s obligations to provide Advances pursuant to Article VII.
     “Rio Grande” means Rio Grande Pipeline Company, a Texas partnership owned as of the date of this Agreement by Navajo Southern and Amoco Rio Grande Pipeline Company.

     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
     “Scheduled Completion Date” means, with respect to any Capital Expansion Project, the date indicated as the Borrower’s or any Subsidiary’s good faith estimate of the scheduled date of the completion of such Capital Expansion Project in the first Compliance Certificate delivered to the Administrative Agent and the Banks pursuant to Sections 5.06(b) or 5.06(c) which includes the first calculation of pro forma EBITDA for such Capital Expansion Project.
     “SEC” means the United States Securities and Exchange Commission.
     “Security Agreement” means an Amended and Restated Security Agreement among the Borrower, the Guarantors and the Administrative Agent in substantially the form of the attached Exhibit K, as it may be amended, modified or supplemented from time to time, and “Security Agreements” means all such Security Agreements collectively.
     “Security Documents” means, collectively, (a) the Pledge Agreements, (b) the Security Agreements, (c) the Mortgages, (d) each other agreement, amendment, supplement, acknowledgement, instrument or other document executed at any time in connection with the Pledge Agreements, the Security Agreements or the Mortgages, and (e) each other agreement, instrument or document executed at any time in connection with securing the Obligations.
     “Specified Acquisition” means any Acquisition made by the Borrower or any of its Subsidiaries in which the purchase price or other consideration (including the assumption of Debt) therefor exceeds $30,000,000.
     “Specified Acquisition Period” means, upon Borrower’s election pursuant to Section 5.15, (a) the fiscal quarter during which the Borrower or any of its Subsidiaries consummates a Specified Acquisition and (b) the two fiscal quarters immediately following the fiscal quarter described in clause (a); provided, however, that (i) no more than one Specified Acquisition Period may be in effect at any one time, (ii) no Specified Acquisition Period may become effective if the Borrower fails to timely elect such Specified Acquisition Period pursuant to the terms of Section 5.15 and (iii) no more than one Specified Acquisition Period may be elected with respect to any particular Specified Acquisition.
     “Sole Lead Arranger” means UBOC in its capacity as the sole lead arranger of the facility evidenced by this Agreement.
     “State Pipeline Regulatory Agencies” means, collectively, the Railroad Commission of Texas, the New Mexico Public Regulation Commission, the Idaho Public Utilities Commission, any similar Governmental Authorities in other jurisdictions, and any successor Governmental Authorities of any of the foregoing.
     “Subsidiary” means, with respect to any Person, any other Person, a majority of whose outstanding Voting Securities is at the time directly or indirectly owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person; provided that, for purposes of compliance with the representations, warranties and covenants of this Agreement and the other Credit Documents, the Restricted Subsidiaries shall not be considered Subsidiaries of the Borrower.
     “Terminals” means, collectively, (a) the five Refined Products terminals owned in whole or in part by the Borrower that are used in the Business that are integrated with the Pipeline Systems and are located in and between (i) El Paso, Texas; (ii) Moriarty, New Mexico; (iii) Bloomfield, New Mexico; (iv) Albuquerque, New Mexico; and (v) Tucson, Arizona, (b) the three Refined Products terminals owned in whole or in part by the Borrower that are used in the Business that serve third-party common carrier pipelines and are located in Boise and Burley, Idaho and Spokane, Washington, (c) the Refined Products terminal that is owned by the Borrower and that serves a United States Air Force Base that is located near Mountain Home, Idaho, (d) the two Refined Products truck loading racks owned by the Borrower that are used in the Business, one of which is located within the Navajo Refinery and one of which is located within the Woods Cross Refinery, (e) the Refined Product Terminals (as defined and described in the Alon Pipelines and Terminals Agreement) that are owned by HEP FTTR and that are used in the Business, and (f) any other terminals, tankage and loading racks owned or leased by the Borrower or any Subsidiary of the Borrower that are used in the Business.
     “Termination Event” means (a) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), (b) the withdrawal of the Borrower or any of its Affiliates from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.
     “Texas Intrastate Pipelines” has the meaning set forth in Section 4.18(b).
     “Type” has the meaning set forth in Section 1.04.
     “UBOC” means Union Bank of California, N.A., a national banking association.
     “UCC” means the “Uniform Commercial Code” as the same may be in effect, from time to time, in any state in which attachment, perfection, or priority of a security interest in Collateral is governed by the law of such state.
     “UNEV Acquisition” means the acquisition of Parent’s Equity Interests in UNEV JV.
     “UNEV Holdco” means the Subsidiary of the Borrower formed to hold the Borrower’s Equity Interests in UNEV JV.
     “UNEV JV” means the joint venture company formed to own the UNEV Project.
     “UNEV Project” means the joint venture with one or more third party joint venture partners which will own an approximately 400-mile Refined Products pipeline from Salt Lake City, Utah to Las Vegas, Nevada.

     “Voting Securities” means (a) with respect to any corporation, capital stock of the corporation having general voting power under ordinary circumstances to elect directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency), (b) with respect to any partnership, any partnership interest or other ownership interest having general voting power to elect the general partner or other management of the partnership or other Person, and (c) with respect to any limited liability company, membership certificates or interests having general voting power under ordinary circumstances to elect managers of such limited liability company.
     “Woods Cross Refinery” means that certain petroleum refinery located just north of Salt Lake City, Utah that is owned by the Parent and operated by Holly Refining & Marketing Company, a wholly-owned subsidiary of the Parent.
     “Working Capital Borrowing” means a Borrowing other than (a) a Borrowing the proceeds of which are used for Acquisitions or (b) a Borrowing the proceeds of which are used for non-working capital purposes (it being understood that any Borrowing the proceeds of which are used to make Distribution Payments shall constitute a “Working Capital Borrowing”).
     Section 1.02. Computation of Time Periods. In the Credit Documents in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.
     Section 1.03. Accounting Terms; Changes in GAAP.
     (a) All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP applied on a consistent basis with those applied in the preparation of the latest financial statements furnished to the Banks hereunder (which prior to the delivery of the first financial statements under Section 5.06 hereof, shall mean the Financial Statements).
     (b) Unless otherwise indicated, all financial statements of the Borrower and its Subsidiaries, all calculations for compliance with covenants in this Agreement and all calculations of any amounts to be calculated under the definitions in Section 1.01 shall be based upon the consolidated accounts of the Borrower and its Subsidiaries in accordance with GAAP and consistent with the principles applied in the preparation of the latest financial statements furnished to the Banks hereunder which, prior to the delivery of the first financial statements under Section 5.06 hereof, shall mean the Financial Statements (it being understood that the Restricted Subsidiaries shall not be consolidated with the Borrower and its Subsidiaries for purposes of calculating compliance with any financial covenants set forth in this Agreement but any amounts distributed by the Restricted Subsidiaries to the Borrower or any Subsidiary of the Borrower may be included in any such calculation to the extent such distributed amounts are so received by the Borrower or such Subsidiary).
     Section 1.04. Types of Advances and Borrowings. Advances are distinguished by “Type.” The “Type” of an Advance refers to the determination whether such Advance is a Eurodollar Rate Advance or Reference Rate Advance.

     Section 1.05. Miscellaneous. Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.
ARTICLE II
CREDIT FACILITIES
     Section 2.01. Making the Advances.
     (a) Advances. Each Bank having a Commitment severally agrees, on the terms and conditions set forth in this Agreement, to make Advances to the Borrower from time to time on any Business Day during the period from the date of this Agreement until the Revolver Termination Date in an aggregate outstanding amount up to but not to exceed at any time outstanding its Commitment, as such amount may be reduced pursuant to Section 2.03, 7.02, and 7.03; provided, however that the aggregate outstanding principal amount of all Advances plus the aggregate Letter of Credit Exposure shall not at any time exceed the aggregate Commitments.
     (b) Generally. Each Borrowing shall, in the case of Borrowings consisting of Reference Rate Advances, be in an aggregate amount not less than $500,000 and in integral multiples of $100,000 in excess thereof (except any Borrowing of Reference Rate Advances may be in an amount equal to the availability at such time), and in the case of Borrowings consisting of Eurodollar Rate Advances, be in an aggregate amount not less than $1,000,000 or in integral multiples of $500,000 in excess thereof, and in each case shall consist of Advances of the same Type made on the same day by the Banks ratably according to their respective Commitments. Within the limits of each Bank’s Commitment, and subject to the terms of this Agreement, the Borrower may from time to time borrow, prepay, and reborrow Advances.
     (c) Notes. The indebtedness of the Borrower to each Bank resulting from the Advances owing to such Bank shall be evidenced by a Note of the Borrower payable to the order of such Bank.
     Section 2.02. Method of Borrowing.
     (a) Notice. Each Borrowing shall be made pursuant to a Notice of Borrowing (or by telephone notice promptly confirmed in writing by a Notice of Borrowing), given not later than 11:00 a.m. (Dallas, Texas time) (i) on the third Business Day before the date of the proposed Borrowing, in the case of a Borrowing comprised of Eurodollar Rate Advances or (ii) on the Business Day of the proposed Borrowing, in the case of a Borrowing comprised of Reference Rate Advances, by the Borrower to the Administrative Agent, which shall in turn give to each Bank prompt notice of such proposed Borrowing by telecopier or telex. Each Notice of Borrowing shall be given by telecopier or telex, confirmed immediately in writing, or other written notice specifying the information required therein. In the case of a proposed Borrowing comprised of Eurodollar Rate Advances, the Administrative Agent shall promptly notify each Bank of the applicable interest rate under Section 2.07(b). Each Bank shall, before 12:00 p.m. (Dallas, Texas time) on the date of such Borrowing, make available for the account of its

Applicable Lending Office to the Administrative Agent at its address referred to in Section 9.02, or such other location as the Administrative Agent may specify by notice to the Banks, in same day funds, such Bank’s Pro Rata Share of such Borrowing. Subject to Section 2.02(e), after the Administrative Agent’s receipt of such funds and upon fulfillment (or waiver in writing) of the applicable conditions set forth in Article III, the Administrative Agent shall make such funds available to the Borrower at its account with the Administrative Agent or to any other account designated by the Borrower in writing.
     (b) Conversions and Continuations. The Borrower may elect to Convert or continue any Borrowing under this Section 2.02 by delivering an irrevocable Notice of Conversion or Continuation to the Administrative Agent at the Administrative Agent’s office no later than 11:00 a.m. (Dallas, Texas time) (i) on the date which is at least three Business Days in advance of the proposed Conversion or continuation date in the case of a Conversion to or a continuation of a Borrowing comprised of Eurodollar Rate Advances and (ii) on the Business Day of the proposed conversion date in the case of a Conversion to a Borrowing comprised of Reference Rate Advances. Each such Notice of Conversion or Continuation shall be in writing or by telex or telecopier, confirmed immediately in writing, or other written notice specifying the information required therein. Promptly after receipt of a Notice of Conversion or Continuation under this Section, the Administrative Agent shall provide each Bank with a copy thereof and, in the case of a Conversion to or a Continuation of a Borrowing comprised of Eurodollar Rate Advances, notify each Bank of the applicable interest rate under Section 2.07(b).
     (c) Certain Limitations. Notwithstanding anything in paragraphs 2.02(a) and 2.02(b) above:
          (i) at no time shall there be more than six Interest Periods applicable to outstanding Eurodollar Rate Advances and the Borrower may not select Eurodollar Rate Advances for any Borrowing at any time that an Event of Default has occurred and is continuing;
          (ii) if any Bank shall, at least one Business Day before the date of any requested Borrowing, Conversion or continuation, notify the Administrative Agent and the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Bank or its Eurodollar Lending Office to perform its obligations under this Agreement to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances, the right of the Borrower to select Eurodollar Rate Advances from such Bank shall be suspended until such Bank shall notify the Administrative Agent and the Borrower that the circumstances causing such suspension no longer exist, and the Advance made by such Bank in respect of such Borrowing, Conversion or continuation shall be a Reference Rate Advance;
          (iii) if the Administrative Agent is unable to determine in good faith the Eurodollar Rate for Eurodollar Rate Advances comprising any requested Borrowing, the right of the Borrower to select Eurodollar Rate Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Reference Rate Advance;

          (iv) if the Majority Banks shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent and the Borrower that the Eurodollar Rate for Eurodollar Rate Advances comprising such Borrowing will not adequately reflect the cost to such Banks of making or funding their respective Eurodollar Rate Advances, as the case may be, for such Borrowing, the right of the Borrower to select Eurodollar Rate Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Reference Rate Advance;
          (v) if the Borrower delivers a Notice of Conversion or Continuation to the Administrative Agent but fails to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01 and paragraph 2.02(b) above, the Administrative Agent shall so notify the Borrower and the Banks and such Advances shall be made available to the Borrower on the date of such Borrowing as Eurodollar Rate Advances or, if an existing Advance, Converted into Eurodollar Rate Advances, in each case with an Interest Period equal to one month; and
          (vi) if the Borrower fails to deliver a Notice of Conversion or Continuation to the Administrative Agent with respect to any Eurodollar Rate Advance in accordance with Section 2.02(b)(i) hereof, such Eurodollar Rate Advances shall, at the end of the applicable Interest Period, be Converted into Reference Rate Advances.
     (d) Notices Irrevocable. Each Notice of Borrowing and Notice of Conversion or Continuation, once delivered, shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Bank against any loss, out-of-pocket cost or expense incurred by such Bank as a result of any failure by the Borrower to fulfill on or before the date specified in such Notice of Borrowing, the applicable conditions set forth in Article III that are not otherwise waived in writing, including, without limitation, any loss (including any loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advance to be made by such Bank as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.
     (e) Administrative Agent Reliance. Unless the Administrative Agent shall have received notice from a Bank before the date of any Borrowing that such Bank shall not make available to the Administrative Agent such Bank’s Pro Rata Share of the Borrowing, the Administrative Agent may assume that such Bank has made its Pro Rata Share of such Borrowing available to the Administrative Agent on the date of such Borrowing in accordance with paragraph 2.02(a) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made its Pro Rata Share of such Borrowing available to the Administrative Agent, such Bank and the Borrower severally agree to immediately repay to the Administrative Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable on such day to Advances comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Rate for such day. If such Bank shall repay to the Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Bank’s Advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Advances comprising such Borrowing.
     (f) Bank Obligations Several. The failure of any Bank to make the Advance to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, to make its Advance on the date of such Borrowing. No Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank on the date of any Borrowing.
     Section 2.03. Reduction of the Commitments.
     (a) The Borrower shall have the right, upon at least three Business Days’ irrevocable notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portion of the Commitment; provided that each partial reduction shall be in the aggregate amount of $1,000,000 or in integral multiples of $500,000 in excess thereof.
     (b) Any reduction and termination of the Commitments pursuant to this Section 2.03 shall be applied ratably to each Bank’s Commitment and shall be permanent, with no obligation of the Banks to reinstate such Commitments and the commitment fees provided for in Section 2.06(a) shall thereafter be computed on the basis of the Commitments as so reduced.
     Section 2.04. Prepayment of Advances.
     (a) Optional. The Borrower may prepay Advances, after giving by 11:00 a.m. (Dallas, Texas time) (i) in the case of Eurodollar Rate Advances, at least three Business Days’ or (ii) in case of Reference Rate Advances, at least one Business Day’s, irrevocable prior written notice to the Administrative Agent stating the proposed date and aggregate principal amount of such prepayment. If any such notice is given, the Borrower shall prepay Advances comprising part of the same Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.10 as a result of such prepayment being made on such date; provided, however, that each partial prepayment with respect to: (A) any Borrowing comprised of Reference Rate Advances shall be made in an initial minimum aggregate principal amount of $500,000 and thereafter in $100,000 multiples in excess thereof and in an aggregate principal amount such that after giving effect thereto such Borrowing shall have a principal amount outstanding of at least $500,000 and (B) any Borrowing comprised of Eurodollar Rate Advances shall be made in an initial minimum aggregate principal amount of $1,000,000 and thereafter in $500,000 multiples in excess thereof and in an aggregate principal amount such that after giving effect thereto such Borrowing shall have a principal amount outstanding of at least $1,000,000. Full prepayments of any Borrowing are permitted without restriction of amounts. Each prepayment under this Section 2.04(a) shall be allocated between the Borrowings as determined by the Borrower.

     (b) Mandatory.
          (i) Reduction of Commitments. On any date that the sum of the outstanding Advances plus the Letter of Credit Exposure exceeds the Commitments (including as a result of the reduction of Commitments pursuant to Section 2.03), the Borrower shall, to the extent of such excess, prepay to the Banks on a pro rata basis the outstanding principal amount of the Advances or if all such Advances have been repaid, the Borrower shall deposit with the Administrative Agent into the Cash Collateral Account an amount equal to such excess.
          (ii) Annual Clean Down Period. The Borrower shall prepay the Advances which comprise Working Capital Borrowings so that, for a period of not less than fifteen (15) consecutive days during each twelve (12) month period prior to the Final Maturity Date, the aggregate outstanding principal balance of all such Advances that constituted Working Capital Borrowings will be equal to zero.
          (iii) Accrued Interest. Each prepayment under this Section 2.04(b) shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.10 as a result of such prepayment.
     (c) Illegality. If any Bank shall notify the Administrative Agent and the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful for such Bank or its Eurodollar Lending Office to perform its obligations under this Agreement to maintain any Eurodollar Rate Advances of such Bank then outstanding hereunder, (i) the Borrower shall, no later than 11:00 a.m. (Dallas, Texas time) (A) if not prohibited by law, on the last day of the Interest Period for each outstanding Eurodollar Rate Advance made by such Bank or (B) if required by such notice, on the second Business Day following its receipt of such notice prepay all of the Eurodollar Rate Advances made by such Bank then outstanding, together with accrued interest on the principal amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.10 as a result of such prepayment being made on such date, (ii) such Bank shall simultaneously make a Reference Rate Advance to the Borrower on such date in an amount equal to the aggregate principal amount of the Eurodollar Rate Advances prepaid to such Bank, and (iii) the right of the Borrower to select Eurodollar Rate Advances from such Bank for any subsequent Borrowings shall be suspended until such Bank shall notify the Administrative Agent that the circumstances causing such suspension no longer exist; provided, that such Bank agrees to use reasonable efforts to designate a different Applicable Lending Office if the making of such designation would avoid such payment, and would not, in its reasonable judgment, be otherwise disadvantageous to such Bank.
     (d) No Additional Right; Ratable Prepayment. The Borrower shall have no right to prepay any principal amount of any Advance except as provided in this Section 2.04, and all notices given pursuant to this Section 2.04 shall be irrevocable and binding upon the Borrower. Each payment of any Advance pursuant to this Section 2.04 shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part.
     Section 2.05. Repayment of Advances. The Borrower shall repay to the Administrative Agent for the ratable benefit of the Banks the outstanding principal amount of each Advance,

together with any accrued interest thereon, on the Final Maturity Date or such earlier date pursuant to Section 7.02 or Section 7.03.
     Section 2.06. Fees.
     (a) Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Bank a commitment fee on the daily amount by which such Bank’s Commitment exceeds such Bank’s outstanding Advances plus its Pro Rata Share of the aggregate Letter of Credit Exposure, at a rate equal to the Applicable Margin for commitment fees from the date of this Agreement until the Revolver Termination Date. The commitment fees shall be due and payable quarterly in arrears on the last day of each March, June, September and December commencing on September 30, 2007 and continuing thereafter through the Revolver Termination Date and on the Revolver Termination Date.
     (b) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent for the benefit of the Administrative Agent the fees described in the letter dated August 27, 2007 from the Administrative Agent to the Borrower (the “Administrative Agent’s Fee Letter”).
     (c) Letter of Credit Fees. The Borrower agrees to pay to, with respect to Letters of Credit issued hereunder, the following fees: (i) to the Administrative Agent for the pro rata benefit of the Banks, a fee per annum for each Letter of Credit issued hereunder equal to the Applicable Margin for letter of credit fees on the face amount of such Letter of Credit, but in no event less than $500.00 per year on each Letter of Credit, (ii) to the Administrative Agent, for the Issuing Bank, a per annum letter of credit fronting fee in an amount equal to 0.125% of the face amount of each Letter of Credit and (iii) to the applicable Issuing Bank any other fees agreed to in writing between the Borrower and such Issuing Bank. Each such fee shall be payable annually in advance on the date of the issuance, increase or extension of each Letter of Credit, but, in the case of an increase or extension only, on the amount of such increase or for the period of such extension.
     Section 2.07. Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance made by each Bank from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:
     (a) Reference Rate Advances. If such Advance is a Reference Rate Advance, a rate per annum equal at all times to the Adjusted Reference Rate in effect from time to time plus the Applicable Margin in effect from time to time, payable in arrears on the last day of each March, June, September and December commencing September 30, 2007 and on the date such Reference Rate Advance shall be paid in full, provided that upon the occurrence and during the continuance of any Event of Default, such Advance shall bear interest at a rate per annum equal at all times to the Adjusted Reference Rate in effect from time to time plus the Applicable Margin plus two percent (2.00%) per annum, payable on written demand.
     (b) Eurodollar Rate Advances. If such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect from time to time, payable on the last day of such Interest Period, and, in the case of Interest Periods of more than three months duration, on each day which occurs during such Interest Period at intervals of three months from the first day of such Interest Period, provided that upon the occurrence and during the continuance of any Event of Default, such Advance shall bear interest at a rate per annum equal at all times to the Adjusted Reference Rate in effect from time to time plus the Applicable Margin plus two percent (2.00%) per annum, payable on written demand.
     (c) Additional Interest on Eurodollar Rate Advances. The Borrower shall pay to each Bank, so long as any such Bank shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Bank, from the effective date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest payable to any Bank shall be determined by such Bank and notified to the Borrower in writing through the Administrative Agent (such notice to include the detailed calculation of such additional interest, which calculation shall be conclusive in the absence of manifest error).
     (d) Usury Recapture.
          (i) If, with respect to any Bank, the effective rate of interest contracted for under the Credit Documents, including the stated rates of interest and fees contracted for hereunder and any other amounts contracted for under the Credit Documents which are deemed to be interest, at any time exceeds the Maximum Rate, then the outstanding principal amount of the loans made by such Bank hereunder shall bear interest at a rate which would make the effective rate of interest for such Bank under the Credit Documents equal the Maximum Rate until the difference between the amounts which would have been due at the stated rates and the amounts which were due at the Maximum Rate (the “Lost Interest”) has been recaptured by such Bank.
          (ii) If, when the loans made hereunder are repaid in full, the Lost Interest has not been fully recaptured by such Bank pursuant to the preceding paragraph, then, to the extent permitted by law, for the loans made hereunder by such Bank the interest rates charged under Section 2.07 hereunder shall be retroactively increased such that the effective rate of interest under the Credit Documents was at the Maximum Rate since the effectiveness of this Agreement to the extent necessary to recapture the Lost Interest not recaptured pursuant to the preceding sentence and, to the extent allowed by law, the Borrower shall pay to such Bank the amount of the Lost Interest remaining to be recaptured by such Bank.
          (iii) Notwithstanding the foregoing or any other term in this Agreement and the Credit Documents to the contrary, it is the intention of each Bank and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Bank contracts for, charges, or receives any consideration which constitutes interest in excess of the Maximum Rate, then any such excess shall be canceled automatically and, if previously paid, shall at such Bank’s option be applied to the outstanding amount of the loans made hereunder by such Bank or be refunded to the Borrower.
     Section 2.08. Payments and Computations.
     (a) Payment Procedures. The Borrower shall make each payment under this Agreement and under the Notes not later than 11:00 a.m. (Dallas, Texas time) on the day when due in Dollars to the Administrative Agent at 445 S. Figueroa Street, Los Angeles, California 90071 (or such other location as the Administrative Agent shall designate in writing to the Borrower), in same day funds without deduction, setoff, or counterclaim of any kind and shall send notice of such payments to the Administrative Agent at 601 Potrero Grande Dr., Monterey Park, California 91754. The Administrative Agent shall promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, or fees ratably (other than amounts payable solely to the Administrative Agent, the Issuing Bank, or a specific Bank pursuant to Section 2.06(b), 2.06(c), 2.10, 2.11, 2.12, 2.13 8.05, 9.04 or 9.07) in accordance with each Bank’s Pro Rata Share to the Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank or the Issuing Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.
     (b) Computations. All computations of interest based on the Reference Rate and of fees shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate and the Federal Funds Rate shall be made by the Administrative Agent, on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate or fee shall be conclusive and binding for all purposes, absent manifest error.
     (c) Non-Business Day Payments. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.
     (d) Administrative Agent Reliance. Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Banks that the Borrower shall not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank, together with interest, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate for such day.

     Section 2.09. Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances or Letter of Credit Obligations made by it in excess of its Pro Rata Share, as applicable, of payments on account of the Advances or Letter of Credit Obligations obtained by all the Banks, such Bank shall notify the Administrative Agent and forthwith purchase from the other Banks such participations in the Advances made by them or Letter of Credit Obligations held by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such Bank’s ratable share (according to the proportion of (a) the amount of the participation sold by such Bank to the purchasing Bank as a result of such excess payment to (b) the total amount of such excess payment) of such recovery, together with an amount equal to such Bank’s ratable share (according to the proportion of (i) the amount of such Bank’s required repayment to the purchasing Bank to (ii) the total amount of all such required repayments to the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.09 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.
     Section 2.10. Breakage Costs. If (a) any payment of principal of any Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Advance, whether as a result of any payment pursuant to Section 2.04, the acceleration of the maturity of the Notes pursuant to Article VII, or for any other reason or (b) the Borrower fails to make a principal or interest payment with respect to any Eurodollar Rate Advance on the date such payment is due and payable, the Borrower shall, within ten days of any written demand sent by any Bank to the Borrower through the Administrative Agent (which demand shall provide a statement explaining the amount and setting forth the computation of any such loss or expense), pay to the Administrative Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, out-of-pocket costs or expenses which it may reasonably incur as a result of such payment or nonpayment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Advance.
     Section 2.11. Increased Costs.
     (a) Eurodollar Rate Advances. If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation occurring on or after the date of this Agreement or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase occurring on or after the date of this Agreement in the cost to any Bank of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time-to-time, upon demand by such Bank (with a copy of such demand to the Administrative Agent), immediately pay to the Administrative Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost; provided, that, before making any such demand, such Bank agrees to promptly notify the Borrower and to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in its reasonable judgment, be otherwise disadvantageous. A certificate as to the amount of such increased cost and detailing the calculation of such cost submitted to the Borrower and the Administrative Agent by such Bank shall be conclusive and binding for all purposes, absent manifest error.
     (b) Capital Adequacy. If any Bank or Issuing Bank reasonably determines that its required compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Bank or Issuing Bank or any corporation controlling such Bank or Issuing Bank and that the amount of the capital is increased by or based upon the existence of such Bank’s commitment to lend or such Issuing Bank’s commitment to issue the Letters of Credit and other commitments of this type, then, upon thirty days’ prior written notice by such Bank or Issuing Bank (with a copy of any such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Bank or Issuing Bank, as the case may be, from time-to-time as specified by such Bank or Issuing Bank, additional amounts sufficient to compensate such Bank or Issuing Bank, in light of the circumstances, to the extent that such Bank or Issuing Bank, as the case may be, reasonably determines the increase in capital to be allocable to the existence of such Bank’s commitment to lend or such Issuing Bank’s commitment to issue the Letters of Credit under this Agreement. A certificate as to the amounts showing in reasonable detail the calculation of the amounts submitted to the Borrower by such Bank or Issuing Bank shall be presumptively correct, absent manifest error.
     (c) Letters of Credit. If any change in any law or regulation or in the interpretation thereof by any court or administrative or Governmental Authority charged with the administration thereof shall either (i) impose, modify, or deem applicable any reserve, special deposit, or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, an Issuing Bank or (ii) impose on an Issuing Bank any other condition regarding the provisions of this Agreement relating to the Letters of Credit or any Letter of Credit Obligations, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to such Issuing Bank of issuing or maintaining any Letter of Credit (which increase in cost shall be determined by such Issuing Bank’s reasonable allocation of the aggregate of such cost increases resulting from such event), then, upon demand by such Issuing Bank, the Borrower shall pay to the Administrative Agent for the account of such Issuing Bank, from time to time as specified by such Issuing Bank, additional amounts which shall be sufficient to compensate such Issuing Bank for such increased cost. A certificate as to such increased cost incurred by such Issuing Bank, as a result of any event mentioned in clause (i) or (ii) above, and detailing the calculation of such increased costs submitted by such Issuing Bank to the Borrower, shall be conclusive and binding for all purposes, absent manifest error.
     Section 2.12. Taxes.
     (a) No Deduction for Certain Taxes. Any and all payments by the Borrower shall be made, in accordance with Section 2.08, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank, each Issuing Bank and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank, such Issuing Bank or the Administrative Agent (as the case may be) is organized or any political subdivision of the jurisdiction (all such income and franchise taxes collectively referred to as “Excluded Taxes”, and all such taxes, levies, imposts, deductions, charges, withholdings and liabilities other than the Excluded Taxes being hereinafter referred to as “Taxes”). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable to any Bank, any Issuing Bank, or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12), such Bank, such Issuing Bank, or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower shall make such deductions; and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes, or the other Credit Documents (hereinafter referred to as “Other Taxes”).
     (b) Indemnification. The Borrower hereby indemnifies each Bank, each Issuing Bank, and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid by such Bank, such Issuing Bank, or the Administrative Agent, as the case may be, and any liability arising therefrom or with respect thereto. Each payment required to be made by the Borrower in respect of this indemnification shall be made to the Administrative Agent for the benefit of any party claiming such indemnification within thirty days from the date the Borrower receives written demand therefor from the Administrative Agent on behalf of itself as Administrative Agent, such Issuing Bank, or any such Bank.
     (c) Foreign Bank Withholding Exemption. Each Bank and Issuing Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it shall deliver to the Borrower and the Administrative Agent on the date of this Agreement or upon, and as a condition to, the effectiveness of any Assignment and Acceptance (i) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, (ii) if applicable, an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax, and (iii) any other governmental forms which are necessary or required under an applicable tax treaty or otherwise by law to reduce or eliminate any withholding tax which have been reasonably requested by the Borrower. Each Bank which delivers to the Borrower and the Administrative Agent a Form W-8BEN or W-8ECI and Form W-8 or W-9 pursuant to the immediately preceding sentence further undertakes to deliver to the Borrower and the Administrative Agent two further copies of the said letter and Form W-

8BEN or W-8ECI and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Borrower and the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Administrative Agent certifying in the case of a Form W-8BEN or W-8ECI that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. If an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any delivery required by the preceding sentence would otherwise be required which renders all such forms inapplicable or which would prevent any Bank from duly completing and delivering any such letter or form with respect to it and such Bank advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax, such Bank shall not be required to deliver such letter or forms. The Borrower shall withhold tax at the rate and in the manner required by the laws of the United States with respect to payments made to a Bank failing to timely provide the requisite Internal Revenue Service forms.
     Section 2.13. Letters of Credit.
     (a) Commitment. From time to time from the date of this Agreement until the date which is five Business Days prior to the Revolver Termination Date, at the request of the Borrower, the applicable Issuing Bank shall, on the terms and conditions hereinafter set forth, issue, increase, or extend the expiration date of Letters of Credit for the account of the Borrower or any of its Subsidiaries (other than a Restricted Subsidiary) on any Business Day. No Letter of Credit shall be issued, increased, or extended:
          (i) unless such issuance, increase, or extension would not cause the Letter of Credit Exposure to exceed the lesser of (A) $50,000,000.00 or (B) the aggregate amount of the unused Commitments;
          (ii) unless such Letter of Credit has an Expiration Date not later than the earlier of (A) twelve months after the date of issuance thereof (or, if extendable beyond such period, unless such Letter of Credit is cancelable upon at least thirty days’ notice given by the applicable Issuing Bank to the beneficiary of such Letter of Credit) and (B) five days prior to the Revolver Termination Date;
          (iii) unless such Letter of Credit Documents are in form and substance acceptable to the applicable Issuing Bank in its sole discretion;
          (iv) unless such Letter of Credit is a standby letter of credit not supporting the repayment of indebtedness for borrowed money of any Person; and
          (v) unless the Borrower has delivered to the applicable Issuing Bank a completed and executed Letter of Credit Application.

     (b) Participations. Upon the date of the issuance or increase of a Letter of Credit, the applicable Issuing Bank shall be deemed to have sold to each other Bank and each other Bank shall have been deemed to have purchased from such Issuing Bank a participation in the related Letter of Credit Obligations equal to such Bank’s Pro Rata Share at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. Such Issuing Bank shall promptly notify each such participant Bank by telex, telephone, or telecopy of each Letter of Credit issued, increased, or extended or converted and the actual dollar amount of such Bank’s participation in such Letter of Credit.
     (c) Issuing. Each Letter of Credit shall be issued, increased, or extended pursuant to a Letter of Credit Application (or by telephone notice promptly confirmed in writing by a Letter of Credit Application), given not later than 11:00 a.m. (Dallas, Texas time) on the third Business Day before the date of the proposed issuance, increase, or extension of the Letter of Credit, and the Administrative Agent shall give to each Bank prompt notice thereof by telex, telephone or telecopy. Each Letter of Credit Application shall be given by telecopier or telex, confirmed immediately in writing, specifying the information required therein. After the applicable Issuing Bank’s receipt of such Letter of Credit Application and upon fulfillment (or waiver in writing) of the applicable conditions set forth in Article III, such Issuing Bank shall issue, increase, or extend such Letter of Credit for the account of the Borrower or any applicable Subsidiary (other than a Restricted Subsidiary). Each Letter of Credit Application shall be irrevocable and binding on the Borrower.
     (d) Reimbursement. The Borrower hereby agrees to pay on demand to the applicable Issuing Bank an amount equal to any amount paid by such Issuing Bank under any Letter of Credit. In the event an Issuing Bank makes a payment pursuant to a request for draw presented under a Letter of Credit and such payment is not promptly reimbursed by the Borrower upon demand, such Issuing Bank shall give the Administrative Agent notice of the Borrower’s failure to make such reimbursement and the Administrative Agent shall promptly notify each Bank of the amount necessary to reimburse such Issuing Bank. Upon such notice from the Administrative Agent, each Bank shall promptly reimburse such Issuing Bank for such Bank’s Pro Rata Share of such amount and such reimbursement shall be deemed for all purposes of this Agreement to be a Advance to the Borrower transferred at the Borrower’s request to such Issuing Bank. If such reimbursement is not made by any Bank to such Issuing Bank on the same day on which the Administrative Agent notifies such Bank to make reimbursement to such Issuing Bank hereunder, such Bank shall pay interest on its Pro Rata Share thereof to such Issuing Bank at a rate per annum equal to the Federal Funds Rate. The Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Administrative Agent and the Banks to record and otherwise treat such reimbursements to such Issuing Bank as Reference Rate Advances under a Borrowing requested by the Borrower to reimburse such Issuing Bank which have been transferred to such Issuing Bank at the Borrower’s request.
     (e) Obligations Unconditional. The obligations of the Borrower under this Agreement in respect of each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:
          (i) any lack of validity or enforceability of any Letter of Credit Documents;

          (ii) any amendment or waiver of, or any consent to, departure from any Letter of Credit Documents;
          (iii) the existence of any claim, set-off, defense, or other right which the Borrower may have at any time against any beneficiary or transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the applicable Issuing Bank, or any other person or entity, whether in connection with this Agreement, the transactions contemplated in this Agreement or in any Letter of Credit Documents, or any unrelated transaction;
          (iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect to the extent the applicable Issuing Bank would not be liable therefor pursuant to the following paragraph (f); or
          (v) payment by the applicable Issuing Bank under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit;
provided, however, that nothing contained in this paragraph (e) shall be deemed to constitute a waiver of any remedies of the Borrower in connection with the Letters of Credit or the Borrower’s rights under Section 2.13(f) below.
     (f) Liability of Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. No Issuing Bank nor any of its officers or directors shall be liable or responsible for:
          (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;
          (ii) the validity, sufficiency, or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent, or forged;
          (iii) payment by an Issuing Bank against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or
          (iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (including an Issuing Bank’s own negligence), except that the Borrower shall have a claim against the applicable Issuing Bank, and such Issuing Bank shall be liable to the Borrower to the extent of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by (A) such Issuing Bank’s willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (B) such Issuing Bank’s willful failure to make lawful payment under any Letter of Credit after the presentation to it of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.
     (g) Cash Collateral Account.
          (i) If the Borrower is required to deposit funds in the Cash Collateral Account pursuant to Sections 2.04(b), 7.02(b), or 7.03(b), then the Borrower and the Administrative Agent shall establish the Cash Collateral Account and the Borrower shall execute any documents and agreements that the Administrative Agent reasonably requests in connection therewith to establish the Cash Collateral Account and grant the Administrative Agent an Acceptable Security Interest in such account and the funds therein. The Borrower hereby pledges to the Administrative Agent and grants the Administrative Agent a security interest in (x) the Cash Collateral Account, whenever established, (y) all funds held in the Cash Collateral Account from time to time, and (z) all proceeds thereof as security for the payment of the Obligations.
          (ii) So long as no Event of Default exists, (A) the Administrative Agent may apply the funds held in the Cash Collateral Account only to the reimbursement of any Letter of Credit Obligations, and (B) the Administrative Agent shall promptly release to the Borrower at the Borrower’s written request any funds held in the Cash Collateral Account in an amount up to but not exceeding the excess, if any (immediately prior to the release of any such funds), of the total amount of funds held in the Cash Collateral Account over the Letter of Credit Exposure. During the existence of any Event of Default, the Administrative Agent may apply any funds held in the Cash Collateral Account to the Obligations in any order determined by the Administrative Agent, regardless of any Letter of Credit Exposure which may remain outstanding. The Administrative Agent may in its sole discretion at any time release to the Borrower any funds held in the Cash Collateral Account.
          (iii) The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.
     Section 2.14. Commitment Increase.
     (a) Subject to the conditions set forth in clauses (b) and (c) of this Section 2.14, the Borrower may request that the amount of the aggregate Commitments be increased one or more times, in each case in a minimum amount of $10,000,000 or in integral multiples of $10,000,000 in excess thereof; provided that, the aggregate Commitments may not exceed $200,000,000.
     (b) Each such increase shall be effective, without the consent of any Bank (other than any Bank increasing its Commitment) only upon the following conditions being satisfied: (i) no Default or Event of Default has occurred and is continuing at the time thereof or would be caused thereby, (ii) either the Banks having Commitments hereunder at the time the increase is requested agree to increase their Commitments in the amount of the requested increase or other financial institutions satisfying the definition of Eligible Assignee agree to make a Commitment in the amount of the difference between the amount of the increase requested by the Borrower and the amount by which the Banks having Commitments hereunder at the time the increase is requested are increasing their Commitments, (iii) such Banks and other financial institutions, if any, shall have executed and delivered to the Administrative Agent a Commitment Increase Agreement or a New Bank Agreement, as applicable, and (iv) the Borrower shall have delivered such evidence of authority for the increase (including without limitation, certified resolutions of the applicable board of directors of the General Partner authorizing such increase) as the Administrative Agent may reasonably request.
     (c) Each financing institution to be added to this Agreement as described in Section 2.14(b)(ii) above shall execute and deliver to the Administrative Agent a New Bank Agreement, pursuant to which it becomes a party to this Agreement. Each Bank agreeing to increase its Commitment as described in Section 2.14(b)(ii) shall execute and deliver to the Administrative Agent a Commitment Increase Agreement pursuant to which it increases its Commitment hereunder. In addition, a Responsible Officer shall execute and deliver to the Administrative Agent, for each Bank being added to this Agreement, a Note payable to such new Bank in the principal amount of the Commitment of such Bank, and for each Bank increasing its Commitment, a replacement Note payable to such Bank, in the principal amount of the increased Commitment of such Bank. Each such Note shall be dated the effective date of the pertinent New Lender Agreement or Commitment Increase Agreement. Upon execution and delivery to the Administrative Agent of the Note and the execution by the Administrative Agent of the relevant New Lender Agreement or Commitment Increase Agreement, as the case may be, such new financing institution shall constitute a “Bank” hereunder with a Commitment as specified therein, or such existing Bank’s Commitment shall increase as specified therein, as the case may be, and the Administrative Agent shall notify all Banks of such addition or increase, and the final allocations thereof, and provide a revised Schedule 1.01(a) reflecting such additions or increase.
     (d) Notwithstanding anything to the contrary in this Section 2.14, the Banks having Commitments hereunder at the time any such increase is requested shall have the first right, but shall not be obligated, to participate in such increase by agreeing to increase their respective Commitments by their Pro Rata Share to the extent of such increase. The Administrative Agent shall not, and shall not be obligated to, permit any financial institutions that do not have, at that time, Commitments hereunder to make commitments for portions of the requested increase not assumed by the Banks having Commitments hereunder until each of such Banks have agreed to increase their Commitments or declined to do so. To facilitate the Banks’ right of first refusal, the Borrower shall, by written notice to the Administrative Agent (which shall promptly deliver a copy to each Bank) given not less than 30 days prior to the requested effective date of the increase in Commitment (the “Increase Effective Date”), request that the Banks increase their Commitments. Each Bank shall, by notice to the Borrower and the Administrative Agent given not later than 15 days following receipt of the Borrower’s request, advise the Borrower whether or not it will increase its Commitment as of the Increase Effective Date. Any Bank that has not so advised the Borrower and the Administrative Agent by such day shall be deemed to have declined to agree to such increase in its Commitment. The decision to increase its Commitment hereunder shall be at the sole discretion of each Bank.

     Section 2.15. Replacement of Banks. If the Borrower is required pursuant to Section 2.07(c), 2.11 or 2.12 to make any additional payment to any Bank or if any Bank’s obligation to make or continue, or to convert Reference Advances into, Eurodollar Advances shall be suspended pursuant to 2.02(c)(ii) or 2.04(c) (any Bank so affected, an “Affected Bank ”), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Bank as a Bank party to this Agreement, provided that (a) no Default or Event of Default shall have occurred and be continuing at the time of such replacement; (b) such replacement shall be at the Borrower’s sole expense and effort, including the payment of the administrative fee referenced in Section 9.06(a); (c) concurrently with such replacement, another bank or other entity (which entity shall be an Eligible Assignee) shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Bank pursuant to an assignment substantially in the form of Exhibit A and to become a Bank for all purposes under this Agreement and to assume all obligations of the Affected Bank which as to the Affected Bank shall be terminated as of such date and to comply with the requirements of Section 9.06 applicable to assignments; and (d) concurrently with such replacement, the Borrower shall pay to such Affected Bank in same day funds on the day of such replacement all interest, fees and other amounts then accrued but unpaid to such Affected Bank by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Bank under Sections 2.07(c), 2.11 and 2.12. A Bank shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Bank or Issuing Bank, as applicable, or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
ARTICLE III
CONDITIONS OF LENDING
     Section 3.01. Conditions Precedent to Effectiveness. The amendment and restatement of the Existing Agreement and the obligation of each Bank to make Advances (including, without limitation, the True-Up Loans, if any) and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions precedent is satisfied or waived in writing:
     (a) Documentation. On or before the Effective Date, the Administrative Agent shall have received the following duly executed by all the applicable parties thereto, in form and substance satisfactory to the Administrative Agent and the Banks, and where applicable, in sufficient copies for each Bank:
          (i) this Agreement and all its attached Exhibits and Schedules;
          (ii) a Note payable to the order of each Bank in the amount of its Commitment;
          (iii) the Security Documents and all their attached Exhibits and Schedules, including, without limitation, (A) the Pledge Agreements, (B) the Security Agreements, and (C) any amendments to the Mortgages requested by the Administrative Agent;

          (iv) the Guaranties;
          (v) stock certificates or, to the extent applicable under the Person’s organizational documents, membership or partnership interest certificates required in connection with the Pledge Agreements and stock powers or other transfer documents for each such certificate endorsed in blank to the Administrative Agent;
          (vi) appropriate UCC-1 or UCC-3 Financing Statements, if any, covering the Collateral for filing with the appropriate authorities;
          (vii) a certificate dated as of the Effective Date from a Responsible Officer stating that (A) all representations and warranties of the Borrower set forth in this Agreement and each of the other Credit Documents to which it is a party are true and correct in all material respects; (B) no Default has occurred and is continuing; and (C) the conditions in this Section 3.01 have been met;
          (viii) certificates of insurance naming the Administrative Agent as loss payee or additional insured, as applicable, evidencing insurance which meets the requirements of this Agreement and the Security Documents;
          (ix) a certificate of the secretary or assistant secretary of the General Partner certifying as of the Effective Date (A) the existence of the Borrower and the General Partner, (B) the Borrower Partnership Agreement and the other organizational documents of the Borrower, (C) the General Partner’s Certificate of Organization and Regulations, (D) the resolutions of the General Partner approving this Agreement, the Notes, the other Credit Documents, and the related transactions on behalf of the Borrower, and (E) all documents evidencing other necessary corporate, partnership or limited liability company action, if any, with respect to this Agreement, the Notes, and the other Credit Documents executed and delivered on or before the date hereof;
          (x) a certificate of a Secretary or an Assistant Secretary of the General Partner of the Borrower dated as of the Effective Date certifying the names and true signatures of the officers of the General Partner authorized to sign this Agreement, the Notes, the Notices of Borrowing and the other Credit Documents on behalf of the Borrower;
          (xi) certificates of the secretary or assistant secretary of each of the Guarantors certifying as of the Effective Date (A) the organizational documents of such Guarantor, (B) the resolutions of the governing body of such Guarantor approving this Agreement, the Guaranty, the other Credit Documents to which such Guarantor is a party, and the related transactions, and (C) all other documents evidencing other necessary corporate, partnership or limited liability company action, if any, with respect to this Agreement, the Guaranty, and the other Credit Documents to which such Guarantor is a party executed and delivered on or before the date hereof;
          (xii) certificates of a Secretary or an Assistant Secretary of each Guarantor dated as of the date of the initial Borrowing certifying the names and true signatures of the officers of such Guarantor authorized to sign this Agreement, the Guaranty and the other Credit Documents to which such Guarantors is a party on behalf of such Guarantor;

          (xiii) certificates of good standing, existence, and authority for the Borrower, the General Partner, the Limited Partner, and each of the Guarantors from each of the states in which the Borrower, the General Partner, the Limited Partner, and each of the Guarantors is either organized or does business;
          (xiv) results of lien and tax searches of the UCC Records of the Secretary of State of jurisdictions selected by the Administrative Agent and reflecting no Liens (other than Permitted Liens) against any of the Collateral other than in favor of the Administrative Agent;
          (xv) favorable opinions of (A) Vinson & Elkins L.L.P., outside Texas counsel to the Borrower, and (B) John Glancy, General Counsel of the Borrower, in each case dated as of the Effective Date and in a form reasonably acceptable to Administrative Agent and covering the Borrower and the Guarantors;
          (xvi) the Financial Statements and the other financial statements or information described in Section 4.05; and
          (xvii) such other documents and agreements as the Administrative Agent may reasonably request.
     (b) No Material Adverse Effect. Since the date of the Financial Statements, no event or events has occurred which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.
     (c) No Material Litigation. No material legal or regulatory action or proceeding has commenced and is continuing against the Borrower or any Guarantor.
     (d) Payment of Fees and Expenses. The Borrower shall have paid the fees required by Section 2.06(b) to be paid prior to the Effective Date and all costs and expenses for which the Borrower has received a proper invoice not less than two days prior to the Effective Date and which are payable pursuant to Section 9.04(a).
     (e) Bank’s Liens. The Administrative Agent shall have received satisfactory evidence that the Liens granted to it under the Security Documents are, or will concurrent with the filing thereof, be Acceptable Security Interests and that all actions (including the obtaining of any third-party consents to the granting of such Liens that are necessary or desirable) or filings necessary to protect, preserve and validly perfect such Liens have been made, taken or obtained, as the case may be, and are in full force and effect.
     (f) Security Interests. The Administrative Agent shall be satisfied that the Security Documents encumber substantially all of such real property interests held by the Borrower and its Subsidiaries as the Administrative Agent may require.
     (g) Parent Credit Facility. The Administrative Agent shall have received true copies (certified to be such by the Parent) of all amendments, modifications and supplements to the Parent Credit Facility as of the date of this Agreement to the extent that such amendments, modifications and supplements have not been previously provided.

     (h) Due Diligence. The Administrative Agent shall be satisfied in its sole reasonable discretion with its due diligence analysis and review of the assets, liabilities, business, operations, condition (financial or otherwise) and prospects of the Borrower, the Guarantors, the Partners and their owners. The Borrower and the Guarantors shall have provided true, correct, and complete copies of all material contracts by which such Persons are bound or to which such Persons are a party as of the date of this Agreement to the Administrative Agent to the extent not previously provided, and the Administrative Agent shall be satisfied in its sole reasonable discretion with its review thereof.
     (i) Consents, Licenses, and Approvals. The Administrative Agent shall have received true copies (certified to be such by the Borrower or other appropriate party) of all consents, licenses, and approvals required in accordance with applicable law, or in accordance with any document, agreement, instrument, or arrangement to which the Borrower, any Restricted Subsidiary or their respective Subsidiaries is a party (other than agreements the breach of which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect), in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the other Credit Documents. In addition, the Borrower, the Restricted Subsidiaries, and their respective Subsidiaries shall have all such material consents, licenses and approvals required in connection with the continued operation of such Persons and the performance of the Obligations except where the failure to have any of such material consents, licenses and approvals, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
     (j) Execution of Material Contracts. To the extent not previously provided, the Borrower shall have provided true, correct, and complete copies of the Material Contracts and the Administrative Agent and the Banks shall be satisfied with the terms and conditions thereof in their sole reasonable discretion.
     Section 3.02. Conditions Precedent to All Borrowings. The obligation of each Bank to make an Advance on the occasion of each Borrowing and of an Issuing Bank to issue, increase, or extend any Letter of Credit shall be subject to the further conditions precedent that on the date of such Borrowing or the issuance, increase, or extension of such Letter of Credit the following statements shall be true (and the giving of the applicable Notice of Borrowing or Letter of Credit Application and the acceptance by the Borrower of the proceeds of such Borrowing or the issuance, increase, or extension of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or the issuance, increase, or extension of such Letter of Credit, such statements are true):
     (a) the representations and warranties made by the Borrower and the Guarantors contained in Article IV hereof and in each of the other Credit Documents are true and correct in all material respects on and as of the date of such Borrowing, or the date of the issuance, increase, or extension of such Letter of Credit, before and after giving effect to such Borrowing or to the issuance, increase, or extension of such Letter of Credit and to the application of the proceeds from such Borrowing, as though made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; and

     (b) no Default has occurred and is continuing or would result from such Borrowing, from the application of the proceeds therefrom, or from the issuance, increase, or extension of such Letter of Credit.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
     The Borrower represents and warrants as follows:
     Section 4.01. Existence; Power; Subsidiaries.
     (a) The Borrower is a limited partnership duly formed and validly existing under the laws of the state of Delaware. The Borrower is in good standing and is qualified to do business in each jurisdiction where its ownership or lease of Property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Each of its Subsidiaries is a corporation, limited partnership or limited liability company duly formed or organized, as applicable, validly existing and in good standing under the laws of the state of its formation or organization, as applicable. Each of its Subsidiaries is in good standing and is qualified to do business in each jurisdiction where its ownership or lease of Property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. The General Partner is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware. The General Partner is in good standing and is qualified to do business in each jurisdiction where its ownership or lease of Property or conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.
     (b) Each of the Borrower and its Subsidiaries have all requisite power and authority to own or lease and operate their respective properties and to carry on their business as now conducted and as proposed to be conducted.
     (c) On the Effective Date, the Borrower has no subsidiaries other than those listed on Schedule 4.01. Schedule 4.01 correctly lists the names, ownership, jurisdictions of incorporation or formation of each of the Borrower’s Subsidiaries as of the Effective Date and of Rio Grande. Except for the Restricted Subsidiaries, all of the Borrower’s subsidiaries are Guarantors.
     Section 4.02. Authorization. The execution, delivery, and performance by the Borrower and each of the Guarantors of this Agreement, the Notes, and the other Credit Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) are within the Borrower’s or such Guarantor’s powers, (b) have been duly authorized by all necessary partnership proceedings, corporate actions, or limited liability company actions, as applicable, (c) do not contravene, violate, conflict with or result in the breach of, or constitute a default under, as applicable, (i) the Borrower Partnership Agreement or such Guarantor’s organizational documents, as applicable, (ii) any Legal Requirement binding on or affecting the Borrower or any Guarantor, or (iii) any material loan agreement, indenture, mortgage, deed of trust or lease, or any other material contract or instrument binding on or affecting the Borrower or any Guarantor or any of their respective properties, and (d) will not result in or require the creation or imposition of any Lien prohibited by this Agreement. At the time of the making of any Advances or the issuance, increase, or extension of any Letter of Credit, such Advances or Letter of Credit and the use of the proceeds of such Advances or Letter of Credit will (A) be within the Borrower’s partnership powers, (B) have been duly authorized by all necessary partnership action, (C) not contravene, violate, conflict with or result in the breach of, or constitute a default under, as applicable, (x) the Borrower Partnership Agreement, (y) any Legal Requirement binding on or affecting the Borrower, or (z) any material loan agreement, indenture, mortgage, deed of trust or lease, or any other material contract or instrument binding on or affecting the Borrower or any of its properties, and (D) will not result in or require the creation or imposition of any Lien prohibited by this Agreement.
     Section 4.03. Governmental Approvals; Third Party Consents. No consent, order, authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any Person (other than the filings and notices required under or in connection with the Security Documents) is required for (a) the ownership, operation and maintenance of the Borrower’s or its Subsidiaries’ Property, except for (i) such consents, orders, authorizations, approvals, other actions, notices and filings as have been (or will be prior to the Effective Date) duly obtained, taken, given or made and are in full force and effect and with which the Borrower and its Subsidiaries are in compliance in all material respects, or (ii) such consents, orders, authorizations, approvals, other actions, notices and filings for which the failure to obtain, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) the due execution, delivery and performance by the Borrower or the Guarantors of this Agreement, the Notes or the other Credit Documents, except for such consents, orders, authorizations, approvals, other actions as will be obtained, taken, given or made prior to the Effective Date, or (c) the consummation of the transactions contemplated hereby or thereby. At the time of the making of the Advances, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or Person will be required for the making of, or the use of the proceeds of such Borrowings or the granting of the Liens under the Security Documents (other than filings and notices required under or in connection with the Security Documents). No consent, order, authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any Person (other than the filings and notices required under or in connection with the Security Documents) is required for the foreclosure or exercise of remedies by the Administrative Agent under the Security Documents.
     Section 4.04. Enforceable Obligations. This Agreement, the Notes, and the other Credit Documents have been duly executed and delivered by the Borrower and each of the Guarantors to which any of them is a party. Each Credit Document is (or upon execution will be) the legal, valid, and binding obligation of the Borrower and each of the Guarantors enforceable against the Borrower and each of the Guarantors in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).
     Section 4.05. Financial Statements. The Borrower has delivered to the Administrative Agent and the Banks copies of the Financial Statements, and the Financial Statements are

accurate and complete in all material respects and present fairly the consolidated financial condition of the Limited Partner and its consolidated Subsidiaries as of their respective dates and for their respective periods in accordance with GAAP. As of the date of the Financial Statements, there were no material contingent obligations, liabilities for taxes, unusual forward or long term commitments, or unrealized or anticipated losses of the Borrower or any of its Subsidiaries, except as disclosed therein and adequate reserves for such items have been made in accordance with GAAP. All projections, estimates, and pro forma financial information furnished by the Borrower were prepared on the basis of assumptions, data, information, tests, or conditions believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished. Since the date of the Financial Statements, no Material Adverse Effect has occurred, and no event or circumstance that could reasonably be expected to cause a Material Adverse Effect has occurred.
     Section 4.06. True and Complete Disclosure. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower, any of its Subsidiaries or any of the Partners in writing to the Administrative Agent and the Banks for purposes of or in connection with this Agreement, any other Credit Document, or any transaction contemplated hereby or thereby is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower, any of its Subsidiaries or any of the Partners in writing to the Administrative Agent and the Banks will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time.
     Section 4.07. Litigation. Except as set forth on Schedule 4.07, there is no pending or, to the best knowledge of the Borrower or any of its Subsidiaries, threatened action or proceeding against the Borrower, any of its Subsidiaries or any of the Partners before any court, Governmental Authority or arbitrator, including, without limitation, the FERC or any equivalent state regulatory agency, which could reasonably, individually or in the aggregate, be expected to have a Material Adverse Effect or which purports to affect the legality, validity, binding effect or enforceability of this Agreement, the Notes, or any other Credit Document. Additionally, there is no pending or, to the knowledge of any Responsible Officer, threatened action or proceeding instituted against the Borrower, any of its Subsidiaries, or any Partner which seeks to adjudicate the Borrower, any of its Subsidiaries, or any Partner as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property.
     Section 4.08. Use of Proceeds. The proceeds of the Borrowings will be used by the Borrower for (a) working capital purposes, (b) Acquisitions and the development of new projects, including, without limitation, any Capital Expansion Projects, (c) general corporate purposes including, without limitation, the making of capital expenditures, (d) to refinance Debt, if any, existing under the Existing Agreement and (e) the making of Distribution Payments in compliance with Section 6.05. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No proceeds of the Borrowings will be used to purchase or carry any margin stock in violation of Regulations D, T, U, or X.

     Section 4.09. Investment Company Act. None of the General Partner, the Limited Partner, the Borrower or any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     Section 4.10. Taxes. All federal, state, local and foreign tax returns, reports and statements required to be filed (after giving effect to any extension granted in the time for filing) by the Borrower or any member of the Controlled Group (hereafter collectively called the “Tax Group”) have been filed with the appropriate Governmental Authority in all jurisdictions in which such returns, reports, and statements are required to be filed, and all taxes (which are material in amount) and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except (a) where contested in good faith and by appropriate proceedings or (b) to the extent the failure to pay such, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any member of the Tax Group has given, or been requested to give, a waiver of the statute of limitations relating to the payment of any federal, state, local or foreign taxes or other impositions. None of the Property owned by the Borrower or any other member of the Tax Group is Property which the Borrower or any member of the Tax Group is required to treat as being owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Code. Proper and accurate amounts have been withheld by the Borrower and all other members of the Tax Group from their employees for all periods to comply in all material respects with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law. Timely payment of all sales and use taxes required by applicable law have been made by the Borrower and all other members of the Tax Group, except to the extent that the failure to pay such, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     Section 4.11. Pension Plans; ERISA. All Plans are in compliance in all material respects with all applicable provisions of ERISA. No Termination Event has occurred with respect to any Plan, and each Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code. No “accumulated funding deficiency” (as defined in Section 302 of ERISA) has occurred and there has been no excise tax imposed under Section 4971 of the Code. No Reportable Event has occurred with respect to any Multiemployer Plan, and each Multiemployer Plan has complied with and been administered in all material respects with applicable provisions of ERISA and the Code. Neither the Borrower nor any member of the Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any withdrawal liability. As of the most recent valuation date applicable thereto, neither the Borrower nor any member of the Controlled Group would become subject to any liability under ERISA if the Borrower or any member of the Controlled Group has received notice that any Multiemployer Plan is insolvent or in reorganization. Based upon GAAP existing as of the date of this Agreement and current factual circumstances, the Borrower has no reason to believe that the annual cost during the term of this Agreement to the Borrower or any member of the Controlled Group for post-retirement benefits to be provided to the current and former employees of the Borrower or any member of the Controlled Group under Plans that are welfare benefit plans (as defined in Section 3(1) of ERISA) could, in the aggregate, reasonably be expected to cause a Material Adverse Change.

     Section 4.12. Insurance. The Borrower and its Subsidiaries carry the insurance required to be carried under Section 5.02 of this Agreement.
     Section 4.13. No Burdensome Restrictions; No Defaults. None of the Borrower, any of its Subsidiaries, the General Partner, or the Limited Partner is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or partnership restriction or provision of any Legal Requirement which could reasonably, individually or in the aggregate, be expected to have a Material Adverse Effect or which could affect the legality, validity, binding effect or enforceability of this Agreement, the Notes, or any other Credit Document. Except as set forth on Schedule 4.13, none of the Borrower, any of its Subsidiaries, the General Partner, or the Limited Partner is in default under or with respect to any material contract, agreement, lease or other instrument to which the Borrower, any of its Subsidiaries, the General Partner, or the Limited Partner is a party.
     Section 4.14. Environmental Condition. Except for matters that, individually or in the aggregate, (i) do not materially interfere with the ordinary conduct of Business, (ii) do not materially detract from the value or the use of the portion of the Pipeline Systems affected thereby and (iii) could not reasonably be expected to have a Material Adverse Effect:
     (a) Permits, Etc. The Borrower and each of its Subsidiaries (i) have obtained all Environmental Permits necessary for the ownership and operation of its real properties and the conduct of its Business; (ii) have been and are in compliance with all terms and conditions of such Environmental Permits and with all other requirements of applicable Environmental Laws; (iii) have not received written notice of any violation or alleged violation of any Environmental Law or Environmental Permit; and (iv) are not subject to any actual or contingent Environmental Claim.
     (b) Certain Liabilities. None of the present or previously owned or operated real properties of the Borrower and each of its Subsidiaries, wherever located, (i) are on or, to the Borrower’s knowledge, are proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or are otherwise designated, listed, or identified or, to the knowledge of the Borrower or any of its Subsidiaries, investigated as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws; (ii) are subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any real property owned or operated by the Borrower or any of its Subsidiaries wherever located; or (iii) have been the site of any Release of Hazardous Substances from present or past operations which has caused at the site or at any third-party site any condition that has resulted in or could reasonably be expected to result in the need for any Response.
     (c) Certain Actions. Without limiting the foregoing, (i) all necessary notices have been properly filed, and no further action is required under current Environmental Law as to each Response or other restoration or remedial project taken by the Borrower or any of its Subsidiaries on any of their presently or formerly owned or operated real property and (ii) there is no material present and future liability, if any, of the Borrower and its Subsidiaries which could reasonably be expected to arise in connection with requirements under Environmental

Laws. None of the Borrower or any of its Subsidiaries has knowingly or willfully permitted the commission of waste or other injury or released Hazardous Substances on or about owned or operated property in violation of applicable Environmental Laws.
     Section 4.15. Permits, Licenses, etc. The Borrower and each of its Subsidiaries possesses all authorizations, permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights and copyrights which are necessary to conduct the Business. Each of the Borrower and its Subsidiaries manages and operates its business in accordance with all applicable Legal Requirements. No violations exist or have been recorded in respect of such authorizations, permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights and copyrights, including, without limitation, any known conflict with the valid trademarks, trade names, copyrights or licenses of others which could, individually or in the aggregate, have a Material Adverse Effect.
     Section 4.16. Security Interests. Each of the Borrower and the Guarantors listed on Schedule 4.16 is a “transmitting utility” within the meaning of Section 9.501(b) of the Delaware Uniform Commercial Code. On the date of this Agreement, all governmental actions and all other filings, recordings, registrations, third party consents and other actions which are necessary to create and perfect the Liens provided for in the Security Documents will have been made, obtained and taken in all relevant jurisdictions, or satisfactory arrangements will have been made for all governmental actions and all other filings, recordings, registrations, third party consents, and other actions which are necessary to create and perfect the Liens provided for in the Security Documents to be made, obtained, or taken in all relevant jurisdictions. Upon the filing of the Security Documents, each of the Security Documents creates, as security for the Obligations purported to be secured thereby, an Acceptable Security Interest.
     Section 4.17. Title, Etc.
     (a) The Borrower and each of its Subsidiaries have good and marketable title in all of their respective Property, including, without limitation, the real and personal property described in each of the Mortgages, as is necessary to operate the Business as reflected in the Financial Statements, and none of such Property is subject to any Lien, except Permitted Liens.
     (b) The Pipeline Systems are covered by recorded fee deeds, rights of way, easements, leases, servitudes, permits, licenses, or other instruments (collectively, “rights of way”) in favor of the Borrower or its Subsidiaries (or their predecessors in interest) and their respective successors and assigns, except where the failure of the Pipeline Systems to be so covered, individually or in the aggregate, (i) does not materially interfere with the ordinary conduct of Business, (ii) does not materially detract from the value or the use of the portion of the Pipeline Systems which are not covered and (ii) could not reasonably be expected to have a Material Adverse Effect. The rights of way establish a contiguous and continuous right of way for the Pipeline Systems and grant the Borrower or its Subsidiaries (or their predecessors in interest) the right to construct, operate, and maintain the Pipeline Systems in, over, under, or across the land covered thereby in the same way that a prudent owner and operator would inspect, operate, repair, and maintain similar assets and in the same way as the Borrower has inspected, operated, repaired, and maintained the Pipeline Systems as reflected in the Financial Statements; provided, however, (A) some of the rights of way granted to the Borrower or its

Subsidiaries (or their predecessors in interest) by private parties and Governmental Authorities are revocable at the right of the applicable grantor, (B) some of the rights of way cross properties that are subject to liens in favor of third parties that have not been subordinated to the rights of way; and (C) some rights of way are subject to certain defects, limitations and restrictions; provided, further, none of the limitations, defects, and restrictions described in clauses (A), (B) and (C) above, individually or in the aggregate, (x) materially interfere with the ordinary conduct of Business, (y) materially detract from the value or the use of the portion of the Pipeline Systems which are covered or (z) could reasonably be expected to have a Material Adverse Effect.
     (c) The Terminals are covered by fee deeds, real property leases, or other instruments (collectively “deeds”) in favor of the Borrower or its Subsidiaries (or their predecessors in interest) and their respective successors and assigns. The deeds grant the Borrower or its Subsidiaries (or their predecessors in interest) the right to construct, operate, and maintain the Terminals in, over, under, and across the land covered thereby in the same way that a prudent owner and operator would inspect, operate, repair, and maintain similar assets and in the same way as the Borrower has inspected, operated, repaired, and maintained the Terminals as reflected in the Financial Statements.
     (d) There has been no and there is not presently any occurrence of any (i) breach or event of default on the part of the Borrower or any of its Subsidiaries with respect to any right of way or deed, (ii) to the knowledge of the Borrower or any of its Subsidiaries, breach or event of default on the part of any other party to any right of way or deed, and (iii) event that, with the giving of notice or lapse of time or both, would constitute such breach or event of default on the part of the Borrower or any of its Subsidiaries with respect to any right of way or deed or, to the knowledge of the Borrower or any of its Subsidiaries, on the part of any other party thereto, in each case, to the extent any such breach or default, individually or in the aggregate, (A) materially interferes with the ordinary conduct of Business, (B) materially detracts from the value or the use of the portion of the Pipeline Systems covered thereby or (C) could reasonably be expected to have a Material Adverse Effect. The rights of way and deeds (to the extent applicable) are in full force and effect in all material respects and are valid and enforceable against the parties thereto in accordance with their terms (subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance or similar laws effecting creditors’ rights generally and subject, as to enforceability to the effect of general principles of equity) and all rental and other payments due thereunder by the Borrower, its Subsidiaries, and their predecessors in interest have been duly paid in accordance with the terms of the deeds and rights of way (as such terms are defined in this Section 4.17) except to the extent that a failure to do so, individually or in the aggregate, (x) does not materially interfere with the ordinary conduct of Business, (y) does not materially detract from the value or the use of the portion of the Pipeline Systems covered thereby and (z) could not reasonably be expected to have a Material Adverse Effect.
     (e) The Pipeline Systems are located within the confines of the rights of way and do not encroach upon any adjoining property in any one or more material respects. The Terminals are located within the boundaries of the property affected by the deeds, leases or other instruments to the Borrower or its Subsidiaries and do not encroach upon any adjoining property in any one or more material respects. The buildings and improvements owned or leased by the

Borrower and its Subsidiaries, and the operation and maintenance thereof, do not (i) contravene any applicable zoning or building law or ordinance or other administrative regulation or (ii) violate any applicable restrictive covenant or any Legal Requirement, the contravention or violation of which would materially affect the use of the property subject thereto.
     (f) The material Properties used or to be used in the Business or the continuing operations of the Borrower and each of its Subsidiaries are in good repair, working order, and condition, normal wear and tear excepted. Neither the Business nor the Properties of the Borrower or any of its Subsidiaries has been affected in any material and adverse manner as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.
     (g) No eminent domain proceeding or taking has been commenced or, to the knowledge of the Borrower or any of its Subsidiaries, is contemplated with respect to all or any portion of the Pipeline Systems or the Terminals except for that which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     (h) No portion of the Pipeline Systems or the Terminals has, since the date of this Agreement, suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored. No portion of the Terminals is located in a special flood hazard area as designated by any Governmental Authority.
     Section 4.18. State and Federal Regulation.
     (a) The interstate common carrier pipeline operations comprising a portion of the Pipeline Systems (the “Borrower Interstate Pipelines”) are subject to rate regulation by the FERC under the Interstate Commerce Act and the Energy Policy Act. With respect to that certain portion of the Borrower Interstate Pipelines that is located between Artesia, New Mexico and El Paso, Texas, (i) the rates on file with the FERC are just and reasonable pursuant to the Energy Policy Act and (ii) to the knowledge of the Borrower, no provision of the tariff containing such rates is unduly discriminatory or preferential. Except as set forth on Schedule 4.18(a), neither the Borrower, the Parent, any of the Borrower’s Subsidiaries, nor any other Person that now owns or has owned an interest in any of the Borrower Interstate Pipelines has been or is the subject of a complaint, investigation or other proceeding regarding their respective rates or practices with respect to the Borrower Interstate Pipelines. No such complaint, petition, or other filing with the FERC, individually or in the aggregate, could result, if adversely determined to the position or interest of Borrower or its applicable Subsidiaries, in a Material Adverse Effect.
     (b) With respect to those certain intrastate common carrier pipeline operations that comprise a portion of the Pipeline Systems, such pipeline operations in the State of Texas (the “Texas Intrastate Pipelines”) are subject to regulation by the Railroad Commission of Texas. Each of the Borrower and its Subsidiaries which owns pipelines and conducts pipeline operations in the State of Texas has followed prudent practice in the refined products transportation and distribution industries, as applicable, regarding the setting of rates for services provided and the implementation of such rates. To the Borrower’s knowledge, the rates charged by Borrower and its Subsidiaries with respect to the Texas Intrastate Pipelines, as reflected in the Financial Statements, provide no more than a fair return on the aggregate value of the property used to render services on the Texas Intrastate Pipelines, and to the Borrower’s knowledge, neither Borrower nor any of its Subsidiaries uses, charges, imposes, or implements, or has previously done any of the foregoing in a discriminatory way. The Borrower’s and its Subsidiaries pipeline operations in the State of Idaho and in the State of New Mexico do not constitute intrastate common carrier pipeline operations and are not subject to regulation by the Idaho Public Utilities Commission or the New Mexico Public Regulation Commission. Except as set forth on Schedule 4.18(b), neither the Borrower, the Parent, any of the Borrower’s Subsidiaries, nor any other party that now owns or has owned an interest in any of the Texas Intrastate Pipelines has been or is the subject of a complaint, investigation or other proceeding regarding their respective rates or practices with respect to the Texas Intrastate Pipelines.
     Section 4.19. FERC.
     (a) Each of the Borrower and its Subsidiaries is in compliance, in all material respects, with all rules, regulations and orders of the FERC and all State Pipeline Regulatory Agencies applicable to the Pipeline Systems.
     (b) As of the date of this Agreement, none of the Borrower or its Subsidiaries is liable for any refunds or interest thereon as a result of an order from the FERC or any other Governmental Authority with jurisdiction over the Pipeline Systems.
     (c) The Borrower’s and any applicable Subsidiary’s report on Form 6 filed with the FERC complies as to form with all applicable legal requirements and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements therein not misleading.
     (d) Without limiting the generality of Section 4.15 of this Agreement, no certificate, license, permit, consent, authorization or order (to the extent not otherwise obtained) is required by the Borrower or any of its Subsidiaries from any Governmental Authority to construct, own, operate and maintain the Pipeline Systems, or to transport and/or distribute Refined Products under existing contracts and agreements as the Pipeline Systems are presently owned, operated and maintained.
     Section 4.20. Title to Refined Products. None of the Borrower or any of its Subsidiaries have title to any of the Refined Products or other petroleum products which are transported and/or distributed through the Pipeline Systems.
     Section 4.21. Employee Matters. None of the Borrower, any of its Subsidiaries, or any of their respective employees are subject to any collective bargaining agreement, and no petition for certification or union election is pending with respect to the employees of the Borrower or any of its Subsidiaries and, no union or collective bargaining unit has sought such certification or recognition with respect to the employees of the Borrower or any of its Subsidiaries. There are no strikes, slowdowns, work stoppages, or controversies pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which could have, either individually or in the aggregate, a Material Adverse Effect.

     Section 4.22. Ownership.
     (a) As of the date hereof, the General Partner is the sole general partner of the Borrower, and the Limited Partner is the sole limited partner of the Borrower. As of the date hereof, (i) the General Partner is the legal and beneficial owner of 0.001% of the partnership interests in the Borrower, and (ii) the Limited Partner is the legal and beneficial owner of 99.999% of the limited partnership interests in the Borrower and 100% of the membership interests in the General Partner. No part of the partnership interests in the Borrower or the membership interests of the General Partner is subject to any Lien, other than in favor of the Administrative Agent. After the Effective Date, the Borrower Partnership Agreement has not been amended, restated, supplemented, or revised other than in accordance with the terms of Section 6.09.
     (b) As of the date hereof, the Equity Interests in the Guarantors and its Subsidiaries are legally and beneficially owned by the Persons, and by such Persons in the percentages, specified in Schedule 1.01(d). No part of such Equity Interests is subject to any Lien, other than in favor of the Administrative Agent.
     Section 4.23. Solvency.
     (a) Immediately before and immediately after the execution of this Agreement and immediately before and immediately after any Borrowing under this Agreement, (i) on a pro forma basis, the assets of the Borrower and its Subsidiaries on a Consolidated basis, at a fair valuation, exceeds the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a Consolidated basis; (ii) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a Consolidated basis is greater than the amount that would be required to pay the probable liability of the Borrower and its Subsidiaries on a Consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Subsidiaries on a Consolidated basis can pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its Subsidiaries on a Consolidated basis do not have unreasonably small capital with which to conduct the Business as reflected in the Financial Statements, as the Business is now conducted, and as the Business is proposed to be conducted after the dates, from time to time, at which the representation in this Section 4.23(a) speaks.
     (b) The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Debt or the Debt of such Subsidiary.

ARTICLE V
AFFIRMATIVE COVENANTS
     So long as any Note or any amount under any Credit Document shall remain unpaid, any Letter of Credit shall remain outstanding, or any Bank shall have any Commitment hereunder, the Borrower agrees to comply with the following covenants.
     Section 5.01. Compliance with Laws, Etc. The Borrower will, and will cause its Subsidiaries to, comply in all material respects with all Legal Requirements. Without limitation of the foregoing, the Borrower shall, and shall cause its Subsidiaries and, shall use reasonable efforts to cause each lessee or other Person operating or occupying any of its properties, to (i) comply, in all material respects with all applicable Environmental Laws and Environmental Permits, (ii) obtain and renew when needed all Environmental Permits necessary for its operations and properties, (iii) conduct any investigation, study, sampling, or testing required by applicable Environmental Laws and (iv) undertake any cleanup, removal, remedial and other action necessary to remove and clean up all Hazardous Substances from any of its properties, in accordance with the requirements of all Environmental Laws.
     Section 5.02. Maintenance of Insurance.
     (a) Policies and Certificates. The Borrower shall, and shall cause its Subsidiaries to, procure and maintain or shall cause to be procured and maintained continuously in effect policies of insurance in form and amounts and issued by financially sound insurance companies as is customary for companies in the same or similar businesses. Upon request of the Administrative Agent, summaries or copies of all policies or certificates thereof, and endorsements and renewals thereof of the Borrower and its Subsidiaries shall be delivered to and retained by the Administrative Agent. All such policies of insurance shall either have attached thereto a Bank’s Loss Payable Endorsement for the benefit of the Administrative Agent for its benefit and the ratable benefit of the Banks, as loss payee in form reasonably satisfactory to the Administrative Agent in its sole discretion or shall name the Administrative Agent as an additional insured, as applicable. All policies or certificates of insurance shall set forth the coverage, the limits of liability, the name of the carrier, the policy number, and the period of coverage. All such certificates of insurance of the Borrower and its Subsidiaries shall contain a provision that notwithstanding any contrary agreements between the Borrower, its Subsidiaries and the applicable insurance company, such policies will not be canceled, allowed to lapse without renewal, surrendered or amended (which provision shall include any reduction in the scope or limits of coverage) without the applicable insurance company endeavoring to provide at least thirty days’ prior written notice to the Administrative Agent.
     (b) Notice of Casualty Events, Etc. Promptly upon obtaining knowledge thereof, the Borrower shall notify the Administrative Agent of any material casualty to the Collateral, including all casualties to the Collateral where the aggregate damage to the Collateral could exceed $5,000,000. With respect to any potential claims under any business interruption, property, or environmental insurance maintained by the Borrower in excess of such amount, after the occurrence and during the continuance of an Event of Default, the Administrative Agent may, but shall not be required to, in consultation with the Borrower, make proof of loss under, settle and adjust any claims under, and receive the proceeds under any such insurance or direct the Borrower to take such actions at the direction of the Administrative Agent, and the reasonable expenses incurred by the Administrative Agent in adjustment and collection of such proceeds shall be paid by the Borrower. The Administrative Agent shall not be liable or responsible for failure to collect or exercise diligence in the collection of any proceeds.
     (c) Payments. The insurance proceeds received on account of any loss, damage, destruction or other casualty (i) if any Event of Default has occurred and is continuing, shall be applied as a mandatory prepayment of the Advances or (ii) (A) if no Event of Default has occurred and is continuing, (B) the Borrower desires to rebuild, restore, or replace such property and (C) the rebuilding, restoration, or replacement can be and is completed within two hundred and seventy days after receipt of such proceeds or if such rebuilding, restoration, or replacement is not completed within such two hundred and seventy day period, the Borrower during such period has continued to work diligently to complete such rebuilding, restoration, or replacement as determined in the Administrative Agent’s sole but reasonable discretion, then such proceeds shall be delivered to the Borrower or the applicable Guarantor to be applied to pay for the cost of repair, restoration, or replacement of the Collateral subject to such loss, damage, destruction or other casualty, which Collateral shall be so repaired, restored, or replaced as to be of at least equal value and substantially the same character as prior to such loss, damage, destruction or other casualty. In the event that any such proceeds are paid to the Borrower or any such Guarantor in violation of the foregoing, the Borrower or such Guarantor shall hold the proceeds in trust for the Administrative Agent, segregate the proceeds from the other funds of the Borrower or such Guarantor, and promptly pay the proceeds to the Administrative Agent with any necessary endorsement. Upon the request of the Administrative Agent, after the occurrence and during the continuance of any Event of Default, the Borrower or any such Subsidiary shall execute and deliver to the Administrative Agent any additional assignments and other documents as may be reasonably necessary to enable the Administrative Agent to directly collect the proceeds.
     Section 5.03. Preservation of Existence, Etc. Except as otherwise permitted by Section 6.04, the Borrower will, and will cause its Subsidiaries to, preserve and maintain their existence, rights, franchises and privileges in the jurisdiction of their formation, and qualify and remain qualified to do business and as is otherwise required in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its Properties; provided, however, that neither Borrower nor any of its Subsidiaries shall be required to preserve any such right or franchise if the general partner, board of directors or equivalent body of the Borrower or such Subsidiary determines that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as applicable, and if the loss of any such right or franchise is not disadvantageous in any material respect to the Banks.
     Section 5.04. Payment of Taxes, Etc. The Borrower will, and will cause its Subsidiaries to, pay and discharge before the same shall become delinquent (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or Property and (b) all lawful claims that are material in amount which, if unpaid, might by law become a Lien upon its Property; provided, however, that the Borrower and its Subsidiaries shall not be required to pay or discharge any such tax, assessment, charge, levy, or claim (i) which is being contested in good faith and by appropriate proceedings, and with respect to which reserves in conformity with GAAP have been provided or (ii) to the extent a failure to pay or discharge, individually or in the aggregate, could not have a Material Adverse Effect.
     Section 5.05. Books and Records; Visitation Rights. The Borrower will keep, and cause each of its Subsidiaries to keep, proper records and books of account in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each of its Subsidiaries, in accordance with GAAP consistently applied. At any reasonable time and from time-to-time during normal business hours, upon reasonable prior written notice, the Borrower will, and will cause its Subsidiaries to, permit the Administrative Agent and each of the Banks or representatives thereof, to examine and make copies of and abstracts from the records and books of account of the Borrower and its Subsidiaries, to visit and inspect at its reasonable discretion the Properties of the Borrower and its Subsidiaries, and to discuss the affairs, finances, and accounts of the Borrower and its Subsidiaries with any officers and directors of the Borrower or its Subsidiaries.
     Section 5.06. Reporting Requirements. The Borrower will furnish to the Administrative Agent and to each Bank:
     (a) Defaults. As soon as possible and in any event within five days after the occurrence of each Default known to a Responsible Officer, a statement of a Responsible Officer setting forth the details of such Default and the actions which the Borrower has taken and proposes to take with respect thereto;
     (b) Quarterly Financials. As soon as available and in any event not later than forty-five days after the end of each of the first three quarters of each fiscal year of the Limited Partner and its Subsidiaries: (i) the unaudited Consolidated and consolidating balance sheet of the Limited Partner and its Subsidiaries as of the end of such quarter and the unaudited Consolidated and consolidating statements of income, operations, changes in partners’ capital, retained earnings, and cash flows of the Limited Partner and its Subsidiaries for the period commencing at the end of the previous year and ending with the end of such quarter, setting forth (as applicable) in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified with respect to such statements (subject to year-end audit adjustments) by the chief financial officer of the General Partner as having been prepared in accordance with GAAP, and (ii) together with the unaudited financials required above, a Compliance Certificate executed by the chief financial officer of the General Partner;
     (c) Audited Annual Financials. As soon as available and in any event not later than ninety days after the end of each fiscal year of the Limited Partner: (i) a copy of the annual audited Consolidated and consolidating balance sheet for such year for the Limited Partner and its Subsidiaries, and the audited Consolidated and consolidating statements of income, operations, changes in partners’ capital, retained earnings, and cash flows of the Limited Partner and its Subsidiaries for such fiscal year, in each case certified without qualification by an independent certified public accountant of recognized standing acceptable to the Administrative Agent, together with a certificate of such accounting firm stating that, in the course of the regular audit of the Business of the Limited Partner and its Subsidiaries, which audit was conducted by such accounting firm, either that such accounting firm has obtained no knowledge that a Default has occurred and is continuing or if in the opinion of such accounting firm such a Default has occurred and is continuing, a statement stating that a Default has occurred and is continuing, and (ii) together with the audited financials required above, a Compliance Certificate executed by the chief financial officer of the General Partner;
     (d) Management Letters. Promptly upon receipt thereof, a copy of each formal report or “management letter” submitted to the Borrower by its independent accountants in connection with any annual, interim or special audit made by it of the books of the Borrower;
     (e) Securities Filings and other Public Information. Promptly and in any event within ten days after the sending or filing thereof, copies of all proxy material, filings, reports and other information which the Parent, the Limited Partner, the Borrower and each of the Borrower’s Subsidiaries sends to the holders of its respective public securities, files with the SEC, or otherwise makes available to the public or the financial community generally;
     (f) Insurance Certificates. As soon as possible and in any event within sixty days after the end of each policy year of the Borrower, certificates of insurance with respect to the insurance policies covering the Borrower and its Subsidiaries, together with, if requested by the Administrative Agent, copies of all insurance policies covering the Borrower and its Subsidiaries;
     (g) Termination Events. As soon as possible and in any event (i) within 30 days after the Borrower or any member of the Controlled Group knows or has reason to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, and (ii) within 10 days after the Borrower or any of its Affiliates knows or has reason to know that any other Termination Event with respect to any Plan has occurred, a statement of a Responsible Officer describing such Termination Event and the action, if any, which the Borrower or such Affiliate proposes to take with respect thereto;
     (h) Termination of Plans. Promptly and in any event within two Business Days after receipt thereof by the Borrower or any member of the Controlled Group from the PBGC, copies of each notice received by the Borrower or any such member of the Controlled Group of the PBGC’s intention to terminate any Plan or to have a trustee appointed to administer any Plan;
     (i) Other ERISA Notices. Promptly and in any event within five Business Days after receipt thereof by the Borrower or any member of the Controlled Group from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any member of the Controlled Group concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;
     (j) Environmental Notices. Promptly upon the receipt thereof by the Borrower and its Subsidiaries, a copy of any form of written notice, summons or citation received from the EPA, or any other Governmental Authority concerning: (i) material violations or alleged material violations of Environmental Laws; (ii) any action or omission on the part of the Borrower or any of its Subsidiaries in connection with Hazardous Substances which could reasonably result in the imposition of material liability therefor, including without limitation any notice of potential responsibility under CERCLA; or (iii) concerning the filing of a Lien upon, against or in connection with the Borrower, its Subsidiaries, or any of their leased or owned Property, wherever located;
     (k) Regulatory Notices. Promptly and in any event within five Business Days after receipt thereof by the Borrower and its Subsidiaries, a copy of any form of material notice, summons, citation, proceeding or order received from the FERC or any other Governmental Authority concerning the regulation of any material portion of the Pipeline Systems;
     (l) Other Notices. Promptly and in any event within five Business Days after receipt thereof by the Borrower and its Subsidiaries, a copy of (i) any written notice, summons, citation, or proceeding from a Governmental Authority that could reasonably be expected to cause a Material Adverse Effect, (ii) any of the foregoing items that seeks to modify in any material respect, revoke, or suspend any material license, permit or agreement or renewal thereof, and (iii) any written notice, summons, or citation with respect to the commencement of any legal proceedings affecting the Borrower’s or its Subsidiaries’ title to the Collateral or the Administrative Agent’s Lien or security interest in such Collateral, or any part thereof;
     (m) Material Changes. Prompt written notice of any condition or event of which the Borrower or any of its Subsidiaries has knowledge, which condition or event has resulted or may reasonably be expected to result in (i) a Material Adverse Effect, or (ii) a breach of or noncompliance with any material term, condition, or covenant of any material contract to which the Borrower or any of its Subsidiaries is a party or by which their Properties may be bound which breach or noncompliance could reasonably be expected to result in a Material Adverse Effect;
     (n) Disputes, etc. Prompt written notice of (i) any litigation or proceedings existing, or to the knowledge of the Borrower or any of its Subsidiaries, threatened or affecting the Borrower or any of its Subsidiaries or the Collateral which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or any material labor controversy of which the Borrower or any of its Subsidiaries has knowledge resulting in or reasonably considered to be likely to result in a strike against the Borrower or any Subsidiary of the Borrower and (ii) any claim, judgment, Lien or other encumbrance (other than a Permitted Lien) affecting any Property of the Borrower or any Subsidiary of the Borrower, if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $1,000,000;
     (o) Acquisition Information. As soon as available but in any event at least prior to the closing of any material Acquisition (including any Specified Acquisition), copies of the definitive documents regarding the acquired assets, including any schedules reflecting litigation liabilities, environmental liabilities, and other assumed liabilities and any other information regarding the acquired assets as the Administrative Agent may reasonably request; and
     (p) Other Information. Such other information respecting the business or Properties, or the condition or operations, financial or otherwise, of the Borrower, any of its Subsidiaries, and any Partner, as the Administrative Agent or any Bank may from time-to-time reasonably request.

Documents required to be delivered pursuant to Sections 5.06(b)(i), 5.06(c)(i) or 5.06(e) may be delivered electronically with a posting on the Borrower’s website on the Internet or any other Internet or intranet website to which each Bank and the Administrative Agent has access, and if so delivered, shall be deemed to have been delivered (i) with respect to the financials required to be delivered pursuant to 5.06(b)(i) and 5.06(c)(i), on the date that the Borrower delivers the Compliance Certificates to the Administrative Agent as required under Section 5.06(b)(ii) and 5.06(c)(ii), and (ii) with respect to the documents required to be delivered pursuant to Section 5.06(e), on the date that the Borrower delivers a written notification to the Administrative Agent that such documents have been posted on such Internet or intranet website; provided that, the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Bank that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender.
If the certificate containing any computation referred to in clauses (b) or (c) above includes pro forma EBITDA with respect to any Capital Expansion Project, such certificate shall also certify as to (1) with respect to the first inclusion of pro forma EBITDA, the Scheduled Completion Date of such Capital Expansion Project and (2) thereafter, the Borrower’s current good faith estimate of the date upon which such Capital Expansion Project will be completed.
     Section 5.07. Maintenance of Property. The Borrower will, and will cause the its Subsidiaries to, maintain its owned, leased, or operated Properties that are necessary for the conduct of its business in good condition and repair, ordinary wear and tear excepted. Additionally, the Borrower will, and will cause its Subsidiaries to, abstain from causing and not permit the occurrence of pollution, contamination or any other condition in, on or about its owned, leased or operated Property involving the Environment that could reasonably be expected to result in Response activities.
     Section 5.08. Maintenance of Pipeline Systems and Terminals. The Borrower will, and will cause its Subsidiaries to (a) maintain or cause the maintenance of the interests and rights (i) which are necessary to maintain the rights of way for the Pipeline Systems and to maintain the Terminals, each as reflected in the Financial Statements and (ii) which individually or in the aggregate, could, if not maintained, reasonably be expected to have a Material Adverse Effect, (b) subject to the Permitted Liens, maintain the Pipeline Systems within the confines of the rights of way without material encroachment upon any adjoining property and maintain the Terminals within the boundaries of the deeds and without material encroachment upon any adjoining property, (c) maintain such rights of ingress and egress necessary to permit the Borrower and its Subsidiaries to inspect, operate, repair, and maintain the Pipeline Systems and the Terminals to the extent that failure to maintain such rights, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and provided that the Borrower or any of its Subsidiaries may hire third parties to perform these functions, and (d) maintain all material agreements, licenses, permits, and other rights required for any of the foregoing described in clauses (a), (b), and (c) of this Section 5.08 in full force and effect in accordance with their terms, timely make any payments due thereunder, and prevent any default thereunder which could result in a termination or loss thereof, except any such failure to pay or default that could not reasonably, individually or in the aggregate, be expected to cause a Material Adverse Effect.

     Section 5.09. State Regulatory Authority. The Borrower shall, and shall cause its Subsidiaries to, not knowingly take any action or permit the Borrower or any of its Subsidiaries to take any action which could cause the Borrower’s or any of its Subsidiaries’ Business which is not already so regulated or treated to be (a) regulated as a “utility”, “public utility” or a “gas utility” by any State Pipeline Regulatory Agency; (b) deemed to be providing any service that would require the prior approval of any State Pipeline Regulatory Agency in order to discontinue or abandon such service; (c) within the meaning of the regulations of any State Pipeline Regulatory Agency be deemed to be (i) charging a “residential rate” or “commercial rate”, or (ii) providing “gas utility service to residential and small commercial customers” (within the meaning of Section 7.45 of the Rules of the Railroad Commission of Texas); or (d) subject to FERC jurisdiction.
     Section 5.10. Additional Subsidiaries. The Borrower shall, and shall cause each of its Subsidiaries to, (a) cause any Person (whether now existing or hereafter created) becoming a Subsidiary of the Borrower to, promptly and in any event no later than thirty days after such Person becomes a Subsidiary of the Borrower (i) execute a Guaranty, (ii) to the extent required by Section 5.11, execute a Security Agreement, (iii) if such Person owns any Equity Interests in any other Person and to the extent required by Section 5.11 , execute a Pledge Agreement, (iv) if such Person owns any real property, execute a Mortgage, (v) to the extent required by Section 5.11, execute such other Security Documents as the Administrative Agent may reasonably request, and (vi) provide evidence of corporate authority to enter into such Credit Documents as the Administrative Agent may reasonably request, including without limitation, opinions of legal counsel regarding such corporate authority and the enforceability of such Credit Documents and (b) cause the owners of the Equity Interests of such new Subsidiary to (i) execute a Pledge Agreement and grant to the Administrative Agent an Acceptable Security Interest in such Equity Interests and (ii) provide such evidence of corporate authority to enter into such Credit Documents and other due diligence as the Administrative Agent may reasonably request, including without limitation, opinions of legal counsel regarding such corporate authority, the enforceability and perfection of such Credit Documents and title evidence regarding the ownership of the assets being acquired.
     Section 5.11. Agreement to Pledge. The Borrower will, and will cause its Subsidiaries to, grant to the Administrative Agent an Acceptable Security Interest in any Property of the Borrower or any Subsidiary now owned or hereafter acquired (other than Property that does not constitute a material portion of the Borrower and its Subsidiaries assets and for which the Administrative Agent determines in its sole discretion the relative burdens and expense of obtaining an Acceptable Security Interest in such Property outweigh the relative benefits of obtaining an Acceptable Security Interest in such Property); provided that (a) Navajo Southern shall not be required to pledge the Equity Interests of Rio Grande owned by it, (b) Plains Holdco shall not be required to pledge the Equity Interests of Plains JV owned by it, (c) UNEV Holdco shall not be required to pledge the Equity Interests of UNEV JV owned by it, and (d) Future Holdcos shall not be required to pledge the Equity Interests of any Future JVs owned by such Future Holdcos. Additionally, if after the date of this Agreement the Borrower or any of its Subsidiaries purchases an interest in real property, the Borrower or such Subsidiary shall obtain Acceptable Surveys and Acceptable Title Commitments in respect of all such acquired real property (other than (x) the Excluded Property and (y) real property that consists merely of pipelines or gathering lines).

     Section 5.12. Environmental Remediation and Indemnification. If at any time any Hazardous Substance is discovered on, under, or about any real property subject to any Mortgage or any other real property owned or operated by the Borrower or any of its Subsidiaries (“Other Property”) in violation of any Environmental Law in any material respect, the Borrower will inform the Administrative Agent of the same and of the Borrower’s proposed response as required under Environmental Law, including, without limitation, the performance of any required investigatory or remedial activity, and the Borrower will, at its sole cost and expense, remedy or remove such Hazardous Substances from such real property or Other Property or the groundwater underlying such real property or Other Property in accordance with (a) the approval of the appropriate Governmental Authority, if any such approval is required under Environmental Laws, and (b) all Environmental Laws. In addition to all other rights and remedies of the Administrative Agent and the Banks under the Credit Documents, but subject to the Borrower’s or the applicable Subsidiaries’ right to contest the performance of any such response, as further described in this Section 5.12, if such Hazardous Substances require remediation or removal as set forth in this Section 5.12 but has not been remedied or removed from the affected Mortgaged Property or Other Property or the groundwater underlying such Mortgaged Property or Other Property by the Borrower within the time periods contemplated by the applicable response, the Administrative Agent may, at its sole discretion and after giving the Borrower written notification of its intention to self-implement any required response, pay to have the same remedied or removed in accordance with the applicable remediation program, and the Borrower will reimburse the Administrative Agent therefore within ten days of the Administrative Agent’s demand for payment. The Borrower shall have the right to contest any notice, directive or other demand of any third party, including without limitation, any Governmental Authority, to remedy or remove Hazardous Substances from any Property subject to a Mortgage or any Other Property so long as the Borrower diligently prosecutes such contest to completion, complies with any final order or determination and, before such contest, either furnishes the Administrative Agent security in an amount equal to the cost of remediation or removal of the Hazardous Substances or posts a bond with a surety satisfactory to the Administrative Agent in such amount. THE BORROWER SHALL BE SOLELY RESPONSIBLE FOR, AND WILL INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE AGENT AND EACH BANK AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST, ANY AND ALL LOSSES, DAMAGES, DEMANDS, CLAIMS, CAUSES OF ACTION, JUDGMENTS, ACTIONS, ASSESSMENTS, PENALTIES, COSTS, EXPENSES AND LIABILITIES DIRECTLY OR INDIRECTLY ARISING OUT OF OR ATTRIBUTABLE TO ANY HAZARDOUS SUBSTANCES AT ANY REAL PROPERTY SUBJECT TO A MORTGAGE OR ANY OTHER PROPERTY, INCLUDING, WITHOUT LIMITATION, THE FOLLOWING: (Y) THE COSTS OF ANY REPAIR, CLEANUP OR DETOXIFICATION OF ANY MORTGAGED PROPERTY OR OTHER PROPERTY REQUIRED UNDER ENVIRONMENTAL LAW, AND THE PREPARATION AND IMPLEMENTATION OF ANY CLOSURE, REMEDIAL OR OTHER PLANS REQUIRED UNDER ENVIRONMENTAL LAW; AND (Z) ALL REASONABLE COSTS AND EXPENSES INCURRED BY THE ADMINISTRATIVE AGENT OR A BANK IN CONNECTION WITH CLAUSE (Y) ABOVE, INCLUDING REASONABLE ATTORNEYS’ FEES; PROVIDED, HOWEVER, THAT THE BORROWER SHALL NOT BE LIABLE FOR ANY OF THE FOREGOING

THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ADMINISTRATIVE AGENT OR A BANK AFTER TAKING POSSESSION OF A PROPERTY SUBJECT TO A MORTGAGE. THE COVENANTS AND INDEMNITIES PROVIDED IN THIS SECTION SHALL SURVIVE THE REPAYMENT OR ANY OTHER SATISFACTION OF THE OBLIGATIONS OF THE BORROWER UNDER THE CREDIT DOCUMENTS.
     Section 5.13. Use of Proceeds. The Borrower shall use the proceeds of the Borrowings and the Letters of Credit to make Restricted Payments with the proceeds of Working Capital Borrowings in compliance with Section 6.05, for Acquisitions, to refinance Debt owing under the Existing Agreement, and for working capital and general corporate purposes, including, without limitation, Capital Expansion Projects and the making of capital expenditures. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No proceeds of the Borrowings will be used to purchase or carry any margin stock in violation of Regulations D, T, U, or X.
     Section 5.14. Further Assurances.
     (a) Promptly upon request and at its expense, the Borrower shall, and shall cause each Subsidiary to, cure any defects in the creation and issuance of the Notes and the execution and delivery of this Agreement and the other Credit Documents. The Borrower hereby authorizes the Banks or the Administrative Agent to file any financing statements without the signature of the Borrower to the extent permitted by applicable law in order to perfect or maintain the perfection of any security interest granted under any of the Credit Documents. The Borrower at its expense will, and will cause each Subsidiary to, promptly execute and deliver to the Administrative Agent upon reasonable request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower or any Subsidiary, as the case may be, in the Security Documents and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in the Security Documents, or to state more fully the security obligations set out herein or in any of the Security Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Security Documents, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith or to enable the Administrative Agent to exercise and enforce its rights and remedies with respect to any Collateral.
     (b) Within 30 days after a request by the Administrative Agent or the Banks to cure any title defects or exceptions which are not Permitted Liens and which, individually or in the aggregate, (i) materially interfere with the ordinary conduct of Business, (ii) materially detract from the value or the use of the portion of the Pipeline Systems affected thereby, or (iii) could reasonably have a Material Adverse Effect, the Borrower shall cure such title defects or exceptions or substitute such Collateral with acceptable Property of an equivalent value with no title defects or exceptions and deliver to the Administrative Agent satisfactory title evidence in form and substance acceptable to the Administrative Agent in its reasonable business judgment as to the Borrower’s and its Subsidiaries’ title in such Property and the Administrative Agent’s Liens and security interests therein.

     (c) Promptly upon the receipt by the Borrower or any of its Subsidiaries of the notices, summons or citations described in Section 5.06(l)(iii) hereof and provided that such legal proceedings could (i) materially interfere with the ordinary conduct of Business, (ii) materially detract from the value or the use of the portion of the Collateral affected thereby, or (iii) reasonably be expected to have a Material Adverse Effect, the Borrower and its Subsidiaries shall take such action as may be reasonably necessary to preserve the Borrower’s, its Subsidiaries’, and the Administrative Agent’s (as the secured party) rights affected thereby. If the Borrower or any of its Subsidiaries fails or refuses to adequately, in the reasonable judgment of the Administrative Agent as the secured party, defend the Borrower’s, its Subsidiaries’, and the Administrative Agent’s (as the secured party) rights affected thereby, the Administrative Agent, as the secured party, may, after prior written notice to the Borrower, take such action on behalf of and in the name of Borrower and its Subsidiaries and at the Borrower’s or such Subsidiary’s sole cost and expense. Moreover, the Administrative Agent as the secured party may take such independent action in connection therewith as it may in its reasonable discretion deem proper, including the right to employ independent counsel and to intervene in any suit affecting the Collateral. All reasonable costs, expenses and attorneys’ fees incurred by Administrative Agent pursuant to this Section 5.14 or in connection with the defense by the Administrative Agent of any claims, demands or litigation relating to the Collateral shall be paid by Borrower as provided in Section 9.04.
     Section 5.15. Specified Acquisition Period. If the Borrower elects to have a Specified Acquisition Period apply with respect to a Specified Acquisition, the Borrower shall deliver written notice of such election to the Administrative Agent within 30 days of the consummation of the Specified Acquisition.
ARTICLE VI
NEGATIVE COVENANTS
     So long as any Note or any amount under any Credit Document shall remain unpaid, any Letter of Credit shall remain outstanding or there shall be any Letter of Credit Exposure, or any Bank shall have any Commitment, the Borrower agrees to comply with the following covenants.
     Section 6.01. Liens, Etc. The Borrower will not, and will not permit any of its Subsidiaries to, create, assume, incur or suffer to exist, any Lien on or in respect of any of its Property whether now owned or hereafter acquired, or assign any right to receive income, except that the Borrower or any of its Subsidiaries may create, incur, assume, or suffer to exist Liens (“Permitted Liens”):
     (a) Securing the Obligations;
     (b) For taxes, assessments, governmental charges, or levies on Property of the Borrower or any Guarantor not yet due or that (provided foreclosure, sale or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor;

     (c) In favor of bankers and/or financial institutions in respect of deposit accounts, other Liens imposed by law, such as landlords’, carriers’, warehousemen’s and mechanics’ liens and other similar Liens arising by operation of law in the ordinary course of business in respect of obligations that are not yet due or that are being contested in good faith by appropriate proceedings, provided such reserve as may be required by GAAP shall have been made therefor;
     (d) Arising in the ordinary course of business out of pledges or deposits under workers’ compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits, or similar legislation or to secure public or statutory obligations of the Borrower or any Guarantor;
     (e) Comprised of minor defects, irregularities, and deficiencies in title to, and easements, rights-of-way, zoning restrictions and other similar restrictions, charges or encumbrances, defects and irregularities in the physical placement and location of pipelines within the areas covered by the easements, leases, licenses and other rights in real property in favor of the Borrower or any of its Subsidiaries which, individually and in the aggregate, do not materially interfere with the ordinary conduct of Business, do not materially detract from the value or the use of the property which they affect, and could not reasonably have a Material Adverse Effect;
     (f) Comprised of deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business;
     (g) Created or arising after the date of this Agreement out of judgments or awards against the Borrower or any Guarantor and that (i) do not give rise to an Event of Default and (ii) with respect to which the Borrower or any Guarantor at the time shall be properly and timely prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review;
     (h) Constituting purchase money Liens or security interests created or arising after the date of this Agreement upon or in any Property acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such Property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such Property; provided that (A) the aggregate principal amount of the indebtedness secured by the Liens permitted by this paragraph (i) shall not exceed $20,000,000, (B) no such Lien may extend to or cover any Property other than the Property being acquired, and (C) no such renewal or refinancing may extend to or cover any property not previously subject to the Lien being renewed or refinanced;
     (i) (i) Assumed by Borrower or its Subsidiaries in connection with an Acquisition and (ii) securing Capital Leases; provided that the aggregate amount of all Debt secured by such Liens may not exceed $20,000,000 in the aggregate;
     (j) In favor of Alon USA, LP (or any assignee or successor thereto) securing certain obligations under the Alon Pipelines and Terminals Agreement, pursuant to the Alon Mortgage, so long as such Liens are subordinated to the Liens on the same assets securing the Obligations on terms not less advantageous to the Administrative Agent and the Banks than those contained in the Subordination, Non-Disturbance and Attornment Agreement executed by the Administrative Agent, the Alon Administrative Agent (as defined therein) and Alon USA, LP as of March 1, 2005; and
     (k) In favor of the Parent (or any assignee or successor thereto that is an Affiliate of the Parent) securing certain obligations owing to the Parent (or such Affiliate assignee or successor) and including without limitation obligations owing under the HC Pipelines Agreement, so long as such Liens are subordinated to the Liens on the same assets securing the Obligations on terms not less advantageous to the Administrative Agent and the Banks than those contained in the Subordination, Non-Disturbance and Attornment Agreement executed by the Administrative Agent and the Parent as of July 8, 2005.
     Section 6.02. Debts, Guaranties and Other Obligations. The Borrower will not, and will not permit any of its Subsidiaries to, create, assume, suffer to exist, or in any manner become or be liable, in respect of any Debt except:
     (a) Debt of the Borrower and its Subsidiaries under the Credit Documents;
     (b) Debt of the Borrower existing on the date of this Agreement and disclosed in the attached Schedule 6.02 and any extensions, rearrangements and modifications thereof which do not increase the principal amount thereof or the interest rate charged thereon above a market rate of interest;
     (c) Debt of the Borrower or any of its Subsidiaries under any Interest Rate Contract;
     (d) Debt in respect of endorsement of negotiable instruments in the ordinary course of business;
     (e) Debt attributable to Capital Leases which, when combined with Debt under clause (i) below, does not exceed $20,000,000 in the aggregate;
     (f) Debt between the Borrower and any of its wholly-owned Subsidiaries;
     (g) Debt between any wholly-owned Subsidiary of the Borrower and any other wholly-owned Subsidiary of the Borrower;
     (h) Debt secured by Liens permitted under Section 6.01(h);
     (i) Debt assumed in connection with an Acquisition and secured by Liens permitted under Section 6.01(i); provided that, the aggregate principal amount of all such Debt together with all Capital Leases permitted under clause (e) above does not exceed $20,000,000;
     (j) Permitted Note Debt, including, without limitation, any guaranty thereof; and
     (k) Unsecured Debt in addition to Debt otherwise permitted above, not exceeding $20,000,000 in aggregate principal amount at any time outstanding.

     Section 6.03. Agreements Restricting Liens. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (other than a Credit Document) which, except with respect to specific Property encumbered to secure payment of Debt related to such Property, imposes restrictions greater than those under this Agreement upon the creation or assumption of any Lien upon its Properties, revenues or assets, whether now owned or hereafter acquired.
     Section 6.04. Merger or Consolidation; Asset Sales; Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to:
     (a) Merge or consolidate with or into any other Person, except that (i) the Borrower may merge with one or more of its Subsidiaries, provided that the Borrower shall be the surviving Person and (ii) any of its Subsidiaries may merge with any of its other Subsidiaries provided that if any of such Subsidiaries is a Guarantor, a Guarantor shall be the surviving Person;
     (b) Sell, lease, transfer, or otherwise dispose of any of its Property except for: (i) sales of inventory in the ordinary course of business; (ii) sales of Property that is obsolete or no longer useful or necessary for the proper operation or conduct of the Business; (iii) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, sales and other transfers of Property from any Subsidiary of the Borrower to either the Borrower or any other Guarantor (provided, however, that the Borrower or such Subsidiary shall ratify, grant and confirm the Liens on such Property (and any other related Collateral) pursuant to such Security Documents and deliver such legal opinions in relation thereto as may be reasonably requested by the Administrative Agent); (iv) sales of its Investments made pursuant to clauses (d), (e), (f) or (g) of Section 6.06 so long as (A) such sales are to a third party and are conducted in an arm’s length transaction, (B) such sales are for cash only and such cash proceeds are, concurrent with the consummation of each such sale, distributed to, or otherwise received by, the Borrower or a Guarantor, and (C) with respect to any sale of equity interests involving UNEV JV, the Borrower and its Subsidiaries shall collectively continue to own at least 51% of the equity interests of UNEV JV after giving effect to such sale, and (v) sales of other Properties made in arm’s length transactions for fair market value, not exceeding in any fiscal year $20,000,000 in the aggregate, provided that no Default or Event of Default has occurred and is continuing or would result from such sale, and provided further that the net cash proceeds thereof are used within 270 days of such sale to purchase assets of similar value, quality and business utility to those assets sold, leased, transferred or otherwise disposed of; or
     (c) Make any Acquisition, except the Borrower or any Guarantor may make any Acquisition (by purchase or merger) provided that (i) the Borrower or a Guarantor is the acquiring or surviving entity; (ii) no Default or Event of Default exists and the Acquisition would not reasonably be expected to cause a Default or Event of Default; (iii) after giving effect to such Acquisition on a pro forma basis, the Borrower and its Subsidiaries would have been in compliance with all of the covenants contained in this Agreement, including, without limitation, Sections 6.10 through 6.11 as of the end of the most recent fiscal quarter, (iv) the acquisition target is in the same or similar line of business as the Borrower and its Subsidiaries and is not hostile, and (v)(i) except with respect to the Acquisition or formation of any Restricted Subsidiary, Plains JV or any other joint venture or other similar arrangement that is not a Subsidiary, the terms of Section 5.10 and 5.11 are satisfied, and (ii) with respect to the

Acquisition of, or Investments in, any Restricted Subsidiary, Plains JV or any other joint venture or other similar arrangement that is not a Subsidiary, such Investment complies with the terms of Section 6.06.
     Section 6.05. Restricted Payments. The Borrower will not make or pay any Restricted Payment; except that the Borrower may make Restricted Payments during any fiscal quarter in an aggregate amount not to exceed the Borrower’s Available Cash as of the end the immediately preceding fiscal quarter; provided that, (i) no Default or Event of Default shall occur both before and after giving effect to such Restricted Payment, and the Borrower and its Subsidiaries shall be in compliance (after giving pro forma effect to the making of such Restricted Payment) with all of the covenants contained in this Agreement, including, without limitation, Sections 6.10 through 6.11 and (ii) the Borrower shall not use more than $20,000,000 from the proceeds of Borrowings at any one time to make Distribution Payments.
     Section 6.06. Investments. Except as otherwise permitted under Section 6.04, the Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist any loans, advances or capital contributions to, or make any investment in, or purchase or commit to purchase any stock or other securities or evidences of indebtedness of or interests in any Person (each an “Investment”) except the following:
     (a) the purchase of Liquid Investments;
     (b) current trade and customer accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms;
     (c) Acquisitions (other than Acquisitions or Investments made with respect to Plains JV, UNEV JV, Rio Grande, the Joint Venture or any other joint venture or other similar arrangement that is not a Subsidiary) to the extent made in compliance Section 6.04;
     (d) the Acquisition by the Borrower or any of its Subsidiaries of, or Investments in, Plains JV in an aggregate amount not to exceed $30,000,000 outstanding at any time; provided that such Acquisitions or other Investments are made using cash and otherwise comply with Section 6.04;
     (e) the Acquisition by the Borrower or any of its Subsidiaries of, or Investments in, UNEV JV in an aggregate amount not to exceed $275,000,000 at any time; provided that such Acquisitions or other Investments are made using cash and otherwise comply with Section 6.04;
     (f) Investments by the Borrower or any of its Subsidiaries in Rio Grande and in the Joint Venture existing on the date of this Agreement; provided, that the amount of such Investments may not be increased (other than through natural appreciation or through cash Investments made pursuant to clause (g) below);
     (g) Investments by a Subsidiary of the Borrower in any other Person that is not a Guarantor (including, without limitation, Plains JV, UNEV JV, Rio Grande and the Joint Venture) in an aggregate amount for all such Investments not to exceed $20,000,000 outstanding at any time; provided that such Investments (including Acquisitions) are made in cash and otherwise comply with Section 6.04 and Sections 6.14, 6.15, 6.16 or 6.17, as applicable; and
     (h) as long as no Event of Default has occurred and is continuing or would be caused thereby, Investments for aggregate consideration not to exceed $20,000,000 during the term of this Agreement; provided, however, that any such Investment shall be permitted only if, before the effectiveness of such Investment and to the extent required by the Administrative Agent, the Borrower delivers to the Administrative Agent (i) such guaranties, mortgages, deeds of trust, security agreements, releases, UCC financing statements, UCC terminations and environmental assessments as the Administrative Agent may reasonably request and accompanied by UCC searches and title investigations demonstrating that, upon the effectiveness of such Investment and the recording and filing of any necessary documentation, the Administrative Agent will have an Acceptable Security Interest in such Investment, and (ii) such other agreements, instruments, certificates, approvals, opinions and other documents as any Bank through the Administrative Agent may reasonably request.
     Section 6.07. Affiliate Transactions. Except for the transactions set forth on Schedule 6.07 attached hereto, the Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, but not limited to, the purchase, sale, lease or exchange of Property, the making of any investment, the giving of any guaranty, the assumption of any obligation or the rendering of any service) with any of their Affiliates unless such transaction or series of transactions is on fair and reasonable terms which are no less favorable to the Borrower or any Subsidiary of the Borrower, as applicable, than those that could be obtained in a comparable arm’s length transaction with a Person that is not such an Affiliate; provided that the Borrower and its Subsidiaries may enter into, and perform under, the Material Contracts.
     Section 6.08. Other Businesses. The Borrower shall not, and shall not permit any of its Subsidiaries to, substantially alter the character of their respective businesses from that conducted by the Borrower and its Subsidiaries taken as a whole on the date of this Agreement.
     Section 6.09. Amendment of Material Agreements. The Borrower shall not amend, modify, or supplement any of the Material Contracts without the prior written consent of the Majority Banks; provided that such amendments, modifications, or supplements may be made without the consent of the Majority Banks if such amendments, modifications or supplements are, as of the date they are entered into and considered individually or in the aggregate, not expected to (a) be materially adverse to the rights of the Administrative Agent or the Banks and (b) materially decrease the economic benefit that the Borrower would have otherwise received pursuant to such agreements.
     Section 6.10. Leverage Ratio. As of the end of any fiscal quarter of the Borrower and the Limited Partner (commencing with the fiscal quarter ended September 30, 2007), the Leverage Ratio shall not be greater than 5.25 to 1.00; provided, however, that with respect to the end of any such fiscal quarter occurring during a Specified Acquisition Period, the Leverage Ratio shall not be greater than 5.75 to 1.00.

     Section 6.11. Interest Coverage Ratio. As of the end of any fiscal quarter of the Borrower and the Limited Partner (commencing with the fiscal quarter ended September 30, 2007), the Interest Coverage Ratio shall not be less than 2.50 to 1.00.
     Section 6.12. Compliance with ERISA. The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, (a) engage in, or permit any Subsidiary or any member of the Controlled Group to engage in, any transaction in connection with which the Borrower, any Subsidiary or member of the Controlled Group could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code; (b) terminate, or permit any Subsidiary or member of the Controlled Group to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower, any Subsidiary or member of the Controlled Group to the PBGC; (c) fail to make, or permit any Subsidiary or member of the Controlled Group to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or member of the Controlled Group is required to pay as contributions thereto; (d) permit to exist, or allow any Subsidiary or member of the Controlled Group to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan; (e) permit, or allow any Subsidiary or member of the Controlled Group to permit, the actuarial present value of the benefit liabilities (as “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA) under any Plan maintained by the Borrower, any Subsidiary or any member of the Controlled Group which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (f) contribute to or assume an obligation to contribute to, or permit any Subsidiary or member of the Controlled Group to contribute to or assume an obligation to contribute to, any Multiemployer Plan; (g) acquire, or permit any Subsidiary or member of the Controlled Group to acquire, an interest in any Person that causes such Person to become a member of the Controlled Group with respect to the Borrower, any Subsidiary or any member of the Controlled Group if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (h) incur, or permit any Subsidiary or member of the Controlled Group to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; (i) contribute to or assume an obligation to contribute to, or permit any Subsidiary or member of the Controlled Group to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; (j) amend or permit any Subsidiary or member of the Controlled Group to amend, a Plan resulting in an increase in current liability such that the Borrower, any Subsidiary or any member of the Controlled Group is required to provide security to such Plan under section 401(a)(29) of the Code; or (k) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, which presents a material (in the good faith opinion of the Majority Banks) risk of such a termination by the PBGC of any Plan.
     Section 6.13. Restricted Entities. Notwithstanding anything to the contrary contained herein, including any provision of this Article VI, the Borrower shall not, nor shall it permit any of its Subsidiaries to, (a) create, assume, incur or suffer to exist any Lien on or in respect of any of its Property for the benefit of any Restricted Subsidiary, the Joint Venture, the Plains JV or any Future JV, (b) except for Investments permitted by Section 6.06, sell, assign, pledge, or otherwise transfer any of its Properties to any Restricted Subsidiary, the Joint Venture or the Plains JV, (c) except for such Investments permitted by Section 6.06, make or permit to exist Investments in any Restricted Subsidiary, the Joint Venture, the Plains JV, the Future JVs or in any of their respective Properties, or (d) amend, modify or supplement the voting or other consent provisions contained in the partnership agreement or other organizational documents of any Restricted Subsidiary, the Joint Venture, the Plains JV or any Future JV. Furthermore, the Borrower shall not, and shall not permit any of its Subsidiaries to, consent to any Restricted Subsidiary, the Joint Venture, the Plains JV or any Future JV (i) creating, incurring or suffering to exist any Indebtedness, except trade payables in the ordinary course of business; (ii) creating, incurring or suffering to exist any Lien in, of or on the Property of any Restricted Subsidiary, the Joint Venture, the Plains JV or any Future JV, except for the Liens of the type described in Sections 6.01(b), (c), (d), (e) or (f); (iii) merging or consolidating with or into any other Person; (iv) leasing, selling or otherwise disposing of its Property to any other Person other than (A) sales of such Property that are obsolete, redundant or otherwise not necessary in the business of the Restricted Subsidiaries, (B) sales of inventory in the ordinary course of business, or (C) operating leases entered into in the ordinary course of a Restricted Subsidiary’s business; (v) entering into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except (1) distributions by a Restricted Subsidiary, the Joint Venture, any Future JV or the Plains JV to the Borrower or any of the Borrower’s other Subsidiaries, and (2) in the ordinary course of business and pursuant to the reasonable requirements of a Restricted Subsidiary’s, the Joint Venture’s, a Future JV’s or the Plains JV’s, as applicable, business and upon fair and reasonable terms no less favorable to a Restricted Subsidiary, the Joint Venture, a Future JV or the Plains JV, as applicable, than such Restricted Subsidiary, the Joint Venture, a Future JV or the Plains JV, as applicable, would obtain in a comparable arms-length transaction; or (vi) conducting business in enterprises that are not in substantially the same field of business as presently conducted.
     Section 6.14. Navajo Southern. So long as the Administrative Agent and the Banks shall not have an Acceptable Security Interest in the Equity Interests of Rio Grande owned by the Borrower and its Subsidiaries: (a) Navajo Southern shall not own any material assets other than such Equity Interests in Rio Grande, (b) Navajo Southern shall not engage in any business other than the ownership of such Equity Interests, and (c) Navajo Southern shall not sell, dispose of or otherwise transfer such Equity Interests except as permitted by Section 6.04.
     Section 6.15. Plains Holdco. So long as the Administrative Agent and the Banks shall not have an Acceptable Security Interest in the Equity Interests of Plains JV owned by the Borrower and its Subsidiaries: (a) Plains Holdco shall not own any material assets other than such Equity Interests in Plains JV, (b) Plains Holdco shall not engage in any business other than the ownership of such Equity Interests, and (c) Plains Holdco shall not sell, dispose of or otherwise transfer such Equity Interests except as permitted by Section 6.04.
     Section 6.16. UNEV Holdco. So long as the Administrative Agent and the Banks shall not have an Acceptable Security Interest in the Equity Interests of UNEV JV owned by the Borrower and its Subsidiaries: (a) UNEV Holdco shall not own any material assets other than such Equity Interests in UNEV JV, (b) UNEV Holdco shall not engage in any business other than the ownership of such Equity Interests, and (c) UNEV Holdco shall not sell, dispose of or otherwise transfer such Equity Interests except as permitted by Section 6.04.
     Section 6.17. Future Holdcos. So long as the Administrative Agent and the Banks shall not have an Acceptable Security Interest in the Equity Interests of any Future JV that a Future Holdco has invested in pursuant to Section 6.06(g), (a) such Future Holdco shall not own any material assets other than Equity Interests in such Future JV, (b) such Future Holdco shall not engage in any business other than the ownership of such Equity Interests in the Future JV, and (c) such Future Holdco shall not sell, dispose of or otherwise transfer such Equity Interests except as permitted by Section 6.04.
ARTICLE VII
REMEDIES
     Section 7.01. Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under any Credit Document:
     (a) Payment. The Borrower shall fail to (i) pay any principal of any Advance or reimburse any drawing under any Letter of Credit when the same becomes due and payable, (ii) pay any interest on any Note or any fee owing in connection with the Obligations, this Agreement or any of the other Credit Documents within five days after the same becomes due and payable, or (iii) pay any other amount owing in connection with the Obligations, this Agreement or any of the other Credit Documents within ten days after the same becomes due and payable;
     (b) Representation and Warranties. Any representation or warranty made or deemed to be made (i) by the Borrower in this Agreement or in any other Credit Document, (ii) by the Borrower, the Parent, the Limited Partner, the General Partner, any Guarantor (or any of their respective officers) in connection with this Agreement or any other Credit Document, or (iii) by any Guarantor in any Credit Document, shall, in any such case, prove to have been incorrect in any material respect when made or deemed to be made;
     (c) Covenant Breaches. (i) The Borrower or any of its Subsidiaries shall fail to perform or observe any covenant contained in Sections 2.04(b), 5.02 (other than the provisions of Section 5.02 requiring the Borrower to deliver copies of policies or certificates, for which provisions a 30-day grace period shall apply), 5.03, 5.06, 5.09, 5.10, or 5.13 or in Article VI of this Agreement or (ii) the Borrower or any of its Subsidiaries or any other Guarantor fail to perform or observe any other term or covenant set forth in this Agreement or any other Credit Document which is not covered by clause (i) above or any other provision of this Section 7.01 if such failure shall remain unremedied for thirty days after the earlier of written notice of such default shall have been given to the Borrower by the Administrative Agent or any Bank or a Responsible Officer’s actual knowledge of such default;
     (d) Cross-Defaults.
          (i) The Limited Partner or any of its Subsidiaries shall default in the making of any payment of any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $10,000,000 (but excluding Debt evidenced by the Notes) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt;
          (ii) Any other event shall occur or condition shall exist under any agreement or instrument relating to Debt of the Limited Partner or any of its Subsidiaries which is outstanding in a principal amount of at least $10,000,000, and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt;
          (iii) Any such Debt referred to in clauses (i) or (ii) above shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or
          (iv) (A) Any default or event of default shall have occurred under any of the Material Contracts which has not been cured within any applicable grace period and which default or event of default could reasonably be expected to have a Material Adverse Effect, (B) any of the Material Contracts (other than the Alon Mortgage or any of the HC Mortgages) shall have terminated, or (C) any Person other than the Limited Partner or any of its Subsidiaries takes (or notifies the Limited Partner or any of its Subsidiaries that it intends to take) remedial action under the Alon Mortgage, the Alon Pipelines and Terminals Agreement, any of the HC Mortgages, or the HC Pipelines Agreement (or any successor or replacement agreement to the foregoing) or under any other Material Contract, in each case that constitutes or could reasonably be expected to take the form of the purchase, occupation, or operation of any of the applicable Pipeline Systems or Terminals by a Person other than the Borrower or its wholly owned Subsidiaries.
     (e) Insolvency. The Borrower or any of its Subsidiaries or any Guarantor shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries or any Guarantor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against the Borrower or any of its Subsidiaries or any Guarantor either such proceeding shall remain undismissed for a period of sixty days or any of the actions sought in such proceeding shall occur; or the Borrower or any of its Subsidiaries or any Guarantor shall take any corporate action to authorize any of the actions set forth above in this paragraph (e);
     (f) Judgments. Any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Borrower or any of its Subsidiaries or any Guarantor and remain unpaid and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;
     (g) Minimum Revenue Commitment. The amount of the “Minimum Revenue Commitment”, as defined in the Intercompany Pipelines and Terminals Agreement, shall be decreased to an amount equal to or less than $6,637,500 per Contract Quarter, as defined in the Intercompany Pipelines and Terminals Agreement, regardless of whether such decrease is made pursuant to the terms of the Intercompany Pipelines and Terminals Agreement.
     (h) Credit Documents. Any material provision of the Credit Documents, including, without limitation, the Guaranties and the Security Documents, shall for any reason cease to be valid and binding on the Borrower or any Guarantor or any such Person shall so state in writing;
     (i) Acceptable Security Interest. The Administrative Agent and the Banks shall fail to have an Acceptable Security Interest in the Collateral;
     (j) Termination Events. Any Termination Event with respect to a Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent, (i) such Termination Event shall not have been corrected and (ii) the then present value of such Plan’s vested benefits exceeds the then current value of assets accumulated in such Plan by more than the amount of $10,000,000 (or in the case of a Termination Event involving the withdrawal of a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer’s proportionate share of such excess shall exceed such amount);
     (k) Plan Withdrawals. The Borrower or any member of the Controlled Group as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding $10,000,000; or
     (l) Change of Control. A Change of Control shall occur.
     Section 7.02. Optional Acceleration of Maturity. If any Event of Default (other than an Event of Default pursuant to paragraph (e) of Section 7.01) shall have occurred and be continuing, then, and in any such event,
     (a) the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the obligation of each Bank and each Issuing Bank to make extensions of credit hereunder, including the making of Advances and issuing of Letters of Credit, to be terminated, whereupon the same shall forthwith terminate or (ii) shall, at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare all principal, interest, fees, reimbursements, indemnifications and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest, and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest or further notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower;
     (b) the Borrower shall, on written demand of the Administrative Agent at the request or with the consent of the Majority Banks, deposit with the Administrative Agent into the Cash Collateral Account such amount as the Administrative Agent may request, up to a maximum amount equal to the Letter of Credit Exposure as security for the Obligations; and
     (c) the Administrative Agent shall at the request or may with the consent of the Majority Banks proceed to enforce its rights and remedies under the Security Documents, the Guaranties, and any other Credit Documents for the ratable benefit of the Banks by appropriate proceedings.
     Section 7.03. Automatic Acceleration of Maturity. If any Event of Default pursuant to paragraph (e) of Section 7.01 shall occur,
     (a) (i) the obligation of each Bank and each Issuing Bank to make extensions of credit hereunder, including making Advances and issuing Letters of Credit, shall immediately and automatically be terminated and (ii) all principal, interest, fees, reimbursements, indemnifications, and all other amounts payable under this Agreement, the Notes, and the other Credit Documents shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower;
     (b) the Borrower shall deposit with the Administrative Agent into the Cash Collateral Account such amount as the Administrative Agent may request, up to a maximum amount equal to the Letter of Credit Exposure as security for the Obligations; and
     (c) the Administrative Agent shall at the request and may with the consent of the Majority Banks proceed to enforce its rights and remedies under the Security Documents, the Guaranties and any other Credit Document for the ratable benefit of the Banks by appropriate proceedings.
     Section 7.04. Non-exclusivity of Remedies. No remedy conferred upon the Administrative Agent or any Bank is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.
     Section 7.05. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent and each Bank is hereby authorized at any time and from time-to-time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent or any such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Notes held by such Bank, and the other Credit Documents, irrespective of whether or not the Administrative Agent or such Bank shall have made any demand under this Agreement, any Note, or such other Credit Documents, and although such obligations may be unmatured. The Administrative Agent and each Bank agrees to promptly notify the Borrower after any such set-off and application made by the Administrative Agent or such Bank, provided that the failure to give the notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and the Banks under this Section are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or the Banks may have.
     Section 7.06. Application of Collateral. The proceeds of any sale, or other realization upon all or any part of the Collateral (as defined in each of the Security Documents) shall be applied by the Administrative Agent in the following order:
     first, to the payment of all reasonable expenses, liabilities, and advances incurred or made by the Administrative Agent in connection with the sale or other realization of such Collateral, and to the ratable payment of any other unreimbursed reasonable expenses for which the Administrative Agent or any Bank is to be reimbursed pursuant to the terms hereof or any other Credit Document;
     second, to the ratable payment of accrued but unpaid agent’s fees, commitment fees, letter of credit fees, and fronting fees owing to the Administrative Agent, the Issuing Bank, and the Banks in respect of the Advances and Letters of Credit under this Agreement and the Notes;
     third, to the ratable payment of accrued but unpaid interest on the Advances owing under this Agreement and the Notes;
     fourth, to the ratable payment of all other Obligations which relate to the Advances and Letters of Credit and which are owing to the Administrative Agent and the Banks (other than amounts owing to any Bank or Affiliate of any Bank under any Interest Rate Contract);
     fifth, to the ratable payment of all amounts owing to the Banks and their respective Affiliates under any Interest Rate Contract; and
     sixth, any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after the payment in full of all the Obligations shall be promptly paid over to the Borrower or to whoever may be lawfully entitled to receive such surplus.
ARTICLE VIII
THE ADMINISTRATIVE AGENT AND THE ISSUING BANKS
     Section 8.01. Authorization and Action. Each Bank hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof and of the other Credit Documents, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or any other Credit Document (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, any other Credit Document, or applicable law.
     Section 8.02. Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or omitted to be taken (including the Administrative Agent’s own negligence) by it or them under or in connection with this Agreement or the other Credit Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties, or representations made in or in connection with this Agreement or the other Credit Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Credit Document on the part of the Borrower or the Guarantors or to inspect the property (including the books and records) of the Borrower or the Guarantors; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Credit Document; and (f) shall incur no liability under or in respect of this Agreement or any other Credit Document by acting upon any notice, consent, certificate, or other instrument or writing (which may be by facsimile, telecopier, or telex) believed by it to be genuine and signed or sent by the proper party or parties.
     Section 8.03. The Administrative Agent and Its Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, the Administrative Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent. The term “Bank” or “Banks” shall, unless otherwise expressly indicated, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower or any of the Guarantors, and any Person who may do business with or own securities of the Borrower or any such Guarantor, all as if the Administrative Agent were not an agent hereunder and without any duty to account therefor to the Banks.
     Section 8.04. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the

Financial Statements and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.
     Section 8.05. Indemnification. The Banks severally agree to indemnify the Administrative Agent, each Issuing Bank, the sole lead arranger, and each Affiliate thereof and their respective directors, officers, employees, and agents (to the extent not reimbursed by the Borrower), according to their respective Pro Rata Shares from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent, the sole lead arranger or any Issuing Bank in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent or any Issuing Bank under this Agreement or any other Credit Document (including the Administrative Agent’s and the applicable Issuing Bank’s own negligence), provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the Administrative Agent’s, the sole lead arranger’s or the applicable Issuing Bank’s gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent, the sole lead arranger and the issuing bank in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Credit Document, to the extent that the Administrative Agent is not reimbursed for such by the Borrower.
     Section 8.06. Successor Administrative Agent and Issuing Bank. The Administrative Agent or an Issuing Bank may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks upon receipt of written notice from the Majority Banks to such effect. Upon receipt of notice of any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent or Issuing Bank only with the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Administrative Agent or Issuing Bank shall have been so appointed by the Majority Banks with the consent of the Borrower, and shall have accepted such appointment, within thirty days after the retiring Administrative Agent’s or Issuing Bank’s giving of notice of resignation or the Majority Banks’ removal of the retiring Administrative Agent or Issuing Bank, then the retiring Administrative Agent or Issuing Bank may, on behalf of the Banks and the Borrower, appoint a successor Administrative Agent or Issuing Bank, which shall be, in the case of a successor Administrative Agent, a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000.00 and, in the case of an Issuing Bank, a Bank. Upon the acceptance of any appointment as Administrative Agent or Issuing Bank by a successor Administrative Agent or Issuing Bank, such successor Administrative Agent or Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Administrative Agent or Issuing Bank, and the retiring Administrative Agent or Issuing Bank shall be discharged from its duties and obligations under this Agreement and the other Credit Documents, except that the retiring Issuing Bank shall remain the Issuing Bank with respect to any Letters of Credit outstanding on the effective date of its resignation or removal and the provisions affecting such Issuing Bank with respect to such Letters of Credit shall inure to the benefit of the retiring Issuing Bank until the termination of all such Letters of Credit. After any retiring Administrative Agent’s or Issuing Bank’s resignation or removal hereunder as Administrative Agent or Issuing Bank, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Issuing Bank under this Agreement and the other Credit Documents.
     Section 8.07. Additional Agents. Neither the Syndication Agent nor the Documentation Agent referred to on the cover of this Agreement shall have any duties, obligations or liabilities in their respective capacities as agents. The Sole Lead Arranger shall have no duties, obligations or liabilities in its capacity as such under this Agreement but shall be entitled to the indemnities provided for it in this Agreement.
     Section 8.08. Borrower Reliance. The Administrative Agent and the Banks acknowledge that the Borrower may rely on any consent, approval or instructions received by the Borrower from the Administrative Agent and/or the Banks.
     Section 8.09. Collateral Matters.
     (a) The Administrative Agent is authorized on behalf of the Banks, without the necessity of any notice to or further consent from the Banks, from time to time, to take any actions with respect to any Collateral or Security Documents which may be necessary to perfect and maintain Acceptable Security Interests in and Liens upon the Collateral granted pursuant to the Security Documents. The Administrative Agent is further authorized on behalf of the Banks, without the necessity of any notice to or further consent from the Banks, from time to time, to take any action in exigent circumstances as may be reasonably necessary to preserve any rights or privileges of the Banks under the Credit Documents or applicable law.
     (b) The Banks irrevocably authorize the Administrative Agent to release any Lien granted to or held by the Administrative Agent upon any Collateral: (i) upon termination of the Commitments and payment in full of all outstanding Advances, Letter of Credit Obligations, and all other Obligations payable under this Agreement and under any other Credit Document; (ii) constituting Property sold or to be sold or disposed of as part of or in connection with any disposition permitted under this Agreement or the other Credit Documents; (iii) constituting Property in which the Borrower or any of its Subsidiaries owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting Property leased to the Borrower or any of its Subsidiaries under a lease which has expired or has been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower or such Subsidiary to be, renewed or extended; or (v) if approved, authorized or ratified in writing by the Majority Banks or all the Banks, as the case may be, as required by Section 9.01. Upon the request of the Administrative Agent at any time, the Banks will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 8.09.
ARTICLE IX
MISCELLANEOUS
     Section 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notes, or any other Credit Document nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) waive any of the conditions specified in Section 3.01 or 3.02, (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder or under any other Credit Document, (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder or extend the Revolver Termination Date or the Final Maturity Date, (d) change the percentage of Banks which shall be required for the Banks or any of them to take any action hereunder or under any other Credit Document, (e) amend Section 2.09, Section 8.01 or this Section 9.01, (f) amend the definition of “Majority Banks”, (g) release any Guarantor from its obligations under any Guaranty, (h) amend Section 2.14 or waive any of the provisions set forth therein, or (i) release any material portion of the Collateral, except as permitted under Section 8.09(b); and provided, further, that (1) no Commitment of a Bank or any obligations of a Bank may be increased without such Bank’s written consent and (2) no amendment, waiver, or consent shall, unless in writing and signed by the Administrative Agent or the Issuing Bank in addition to the Banks required above to take such action, affect the rights or duties of the Administrative Agent or the Issuing Bank, as the case may be, under this Agreement or any other Credit Document.
     Section 9.02. Notices, Etc. All notices and other communications shall be in writing (including facsimile or telecopy communication) and mailed, faxed or telecopied, hand delivered or delivered by a nationally recognized overnight courier, at the address for the appropriate party specified in Schedule 1.01(b) or at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, faxed or telecopied, or hand delivered or delivered by a nationally recognized overnight courier, be effective three days after being deposited in the mails, or when facsimile or telecopy transmission is completed, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or VIII shall not be effective until received by the Administrative Agent.
     Section 9.03. No Waiver; Remedies. No failure on the part of the Administrative Agent, any Bank, or any Issuing Bank to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 9.04. Costs and Expenses. The Borrower agrees to pay within thirty days of receipt of an invoice therefor (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes, and the other Credit Documents including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement, and (b) all reasonable out-of-pocket costs and expenses, if any, of the Administrative Agent, each Issuing Bank and each Bank (including, without limitation, reasonable outside counsel fees and expenses of the Administrative Agent, each Issuing Bank and each Bank) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes, and the other Credit Documents; provided that, all amounts owing under clause (a) and incurred prior to the Effective Date shall be paid on the Effective Date to the extent provided in Section 3.01(d).
     Section 9.05. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent, and the Banks and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each Issuing Bank, and each Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or delegate its duties under this Agreement or any interest in this Agreement without the prior written consent of each Bank.
     Section 9.06. Bank Assignments and Participations.
     (a) Assignments. Any Bank may assign to one or more banks or other entities all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it, the Notes held by it, and the participation interest in the Letter of Credit Obligations held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of such Bank’s rights and obligations assigned under this Agreement, (ii) the amount of the Commitments, Advances, and participation interest in the Letter of Credit Obligations of such Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall be, if to an entity other than a Bank, not less than $5,000,000.00 and shall be an integral multiple of $1,000,000.00, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Notes subject to such assignment, and (v) each Eligible Assignee (other than the Eligible Assignee of the Administrative Agent) shall pay to the Administrative Agent a $3,500 administrative fee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (B) such Bank thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

     (b) Term of Assignments. By executing and delivering an Assignment and Acceptance, the Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency of value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the Guarantors or the performance or observance by the Borrower or the Guarantors of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.05 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.
     (c) The Register. The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Advances owing to, each Bank from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent, the Issuing Bank, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.
     (d) Procedures. Upon its receipt of an Assignment and Acceptance executed by a Bank and an Eligible Assignee, together with the Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of the attached Exhibit A, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower shall execute and deliver to the Administrative Agent in exchange for the surrendered Notes (A) if such Eligible Assignee has acquired a Commitment, a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and (B) if such Bank has retained any Commitment hereunder, a new Note to the order of such Bank in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the attached Exhibit A.

     (e) Participations. Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it, its participation interest in the Letter of Credit Obligations, and the Notes held by it); provided, however, that (i) such Bank’s obligations under this Agreement (including, without limitation, its Commitments to the Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Notes for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent, and the Issuing Bank and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement, and (v) such Bank shall not require the participant’s consent to any matter under this Agreement, except for change in the principal amount of the Notes, reductions in fees or interest, releasing all or substantially all of any collateral, or extending the Revolver Termination Date. The Borrower hereby agrees that participants shall have the same rights under Sections 2.10, 2.11, 2.12(b) and 9.07 as a Bank to the extent of their respective participations.
     (f) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time assign and pledge all or any portion of its Advances and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.
     Section 9.07. Indemnification. Borrower shall indemnify the Administrative Agent, the sole lead arranger, each Issuing Bank and each Bank and their respective directors, officers, employees and agents from, and discharge, release, and hold each of them harmless against, any and all liabilities, obligations, losses, claims, expenses, or damages of any kind or nature whatsoever to which any of them may become subject relating to or arising out of this Agreement, including any liabilities, obligations, losses, claims, expenses, or damages which arise out of or result from (i) any actual or proposed use by the Borrower or any Affiliate of the Borrower of the proceeds of the Advances, (ii) any breach by the Borrower of any provision of this Agreement or any other Credit Document, (iii) any investigation, litigation or other proceeding (including or any threatened investigation or proceeding) relating to the foregoing, (iv) any Environmental Claim or requirement of Environmental Laws concerning or relating to the present or previously-owned or operated Properties of the Borrower, or the operations or business, of the Borrower, or (v) any Environmental Claim or requirement of Environmental Laws concerning or related to the Borrower’s Properties and the Borrower shall reimburse the Administrative Agent, the sole lead arranger, each Issuing Bank and each Bank and their respective directors, officers, employees and agents, upon demand for any reasonable out-of-pocket expenses (including reasonable outside legal fees) incurred in connection with any such investigation, litigation or other proceeding; and expressly including any such losses, liabilities, claims, damages, or expense incurred by reason of the Person being indemnified’s own negligence, but excluding any such losses, liabilities, claims, damages or expenses which are found by a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Person to be indemnified. The covenants and indemnities provided in this section shall survive the repayment or any other satisfaction of the Obligations of the Borrower under the Credit Documents.
     Section 9.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     Section 9.09. Survival of Representations, etc. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of this Agreement and the Credit Documents, the making of the Advances and any investigation made by or on behalf of the Administrative Agent or any Bank, none of which investigations shall diminish the Administrative Agent’s or any Bank’s right to rely on such representations and warranties. All obligations of the Borrower provided for in Sections 2.10, 2.11, 2.12, 9.04 and 9.07 and all of the obligations of the Banks in Section 2.09 and 8.05 shall survive any termination of this Agreement and repayment in full of the Obligations.
     Section 9.10. Severability. In case one or more provisions of this Agreement or the other Credit Documents shall be invalid, illegal, or unenforceable in any respect under any applicable law, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.
     Section 9.11. Business Loans. The Borrower warrants and represents that the Advances evidenced by the Notes are and shall be for business, commercial, investment, or other similar purposes and not primarily for personal, family, household, or agricultural use, as such terms are used in Chapter One (“Chapter One”) of the Texas Credit Code. At all such times, if any, as Chapter One shall establish a Maximum Rate, the Maximum Rate shall be the “indicated rate ceiling” (as such term is defined in Chapter One) from time-to-time in effect.
     Section 9.12. Usury Not Intended. It is the intent of the Borrower, the Administrative Agent, the Issuing Bank, and the Banks in the execution and performance of this Agreement and the other Credit Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of the Banks including such applicable laws of the State of Texas and the United States of America from time-to-time in effect. In furtherance thereof, the Administrative Agent, the Banks, and the Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes hereof “interest” shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged, or received under this Agreement and the other Credit Documents; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received, or paid on the Advances, include amounts which by applicable law are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and the Bank receiving same shall credit the same on the principal of its Notes (or if its Notes shall have been paid in full, refund said excess to the Borrower). In the event that the maturity of the Notes is accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Notes (or, if the Notes shall have been paid in full, refunded to the Borrower of such interest). The provisions of this Section shall control over all other provisions of this Agreement or the other Credit Documents which may be in apparent conflict herewith. In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Borrower, the Administrative Agent, the Issuing Bank, and the Banks shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Note, all amounts considered to be interest under applicable law at any time contracted for, charged, received or reserved in connection with the Obligations.
     Section 9.13. Waiver of Jury; Consent to Jurisdiction. The Borrower, the Administrative Agent, the Issuing Bank, and each Bank hereby irrevocably waive any and all right to trial by jury in respect of any legal proceeding arising out of or relating to this Agreement, or any other Credit Document, or any of the transactions contemplated hereby. The Borrower hereby irrevocably submits to the jurisdiction of any Texas state or federal court sitting in Dallas, Texas in any action or proceeding arising out of or relating to this Agreement or the other Credit Documents, and the transactions contemplated thereby and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. The Borrower hereby unconditionally and irrevocably waives, to the fullest extent it may effectively do so, any right it may have to the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to such Borrower at its address set forth in this Agreement. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the rights of any Bank to serve legal process in any other manner permitted by the law or affect the right of any Bank to bring any action or proceeding against the Borrower or its Property in the courts of any other jurisdiction.
     Section 9.14. Governing Law. This Agreement, the Notes, and the other Credit Documents shall be governed by, construed, and enforced in accordance with the laws of the State of Texas. Without limiting the intent of the parties set forth above, (a) Chapter 15, Subtitle 3, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended (relating to revolving loans and revolving tri-party accounts), shall not apply to this Agreement, the Notes, or the transactions contemplated hereby and (b) to the extent that any Bank may be subject to Texas law limiting the amount of interest payable for its account, such Bank shall utilize the indicated (weekly) rate ceiling from time to time in effect as provided in Chapter 303 of the Texas Finance Code, as amended (formerly known as the indicated (weekly) rate ceiling in

Article 5069-1.04 of the Revised Civil Statutes of Texas). Each Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 500 (1993 version).
     Section 9.15. Credit Documents. To the extent the specific terms and provisions of this Credit Agreement expressly conflict with the specific terms and provisions of any of the other Credit Documents, the specific terms and provisions of this Credit Agreement shall control.
     Section 9.16. Patriot Act. Each Bank and the Administrative Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.
     Section 9.17. Express Negligence Rule. The indemnification, release and assumption provisions provided for in this Agreement shall be applicable whether or not the losses, costs, expenses and damages in question arose solely or in part from the gross, active, passive, or concurrent negligence, strict liability or other fault of any indemnified party. Each of the Administrative Agent, the Issuing Bank, the Banks, the Borrower, and each of the Guarantors acknowledges that this statement complies with the express negligence rule and is conspicuous.
     Section 9.18. Statute of Frauds.
     (a) Pursuant to Section 26.02 of the Texas Business and Commerce Code, a loan agreement in which the amount involved in the loan agreement exceeds $50,000 in value is not enforceable unless the loan agreement is in writing and signed by the party to be bound or that party’s authorized representative.
     (b) The rights and obligations of the parties to an agreement subject to the preceding paragraph shall be determined solely from the written credit agreement, and any prior oral agreements between the parties are superseded by and merged into the credit agreement. This written Agreement and the Credit Documents, as defined in this Agreement, represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.
     (c) There are no unwritten oral agreements between the parties.
     Section 9.19. Restatement. The parties hereto agree that this Agreement amends, restates and rearranges the Existing Agreement in its entirety and that all Advances and all Existing Letters of Credit outstanding under the Existing Agreement on the Effective Date shall be and be deemed to be Advances (of the same Type and having the same Interest Periods) made and Letters of Credit issued under this Agreement, and shall thereafter be evidenced and governed by the terms and conditions of this Agreement.

[SIGNATURE PAGES FOLLOW]

EXECUTED as of August 27, 2007.

BORROWER: HOLLY ENERGY PARTNERS — OPERATING, L.P., a Delaware limited partnership

By:	HEP Logistics GP, L.L.C., a Delaware limited liability company, its General Partner

By:	Holly Energy Partners, L.P., a Delaware limited partnership, its Sole Member

By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its General Partner

By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its General Partner

By:
Stephen D. Wise
Treasurer

Signature page to Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT: UNION BANK OF CALIFORNIA, N.A.
By:
Sean Murphy
Vice President

Signature page to Amended and Restated Credit Agreement

BANKS: UNION BANK OF CALIFORNIA, N.A.
By:
Sean Murphy
Vice President

Signature page to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A.
By:
Name:
Title:

Signature page to Amended and Restated Credit Agreement

FORTIS CAPITAL CORP.
By:
Name:
Title:

By:
Name:
Title:

Signature page to Amended and Restated Credit Agreement

GUARANTY BANK
By:
Name:
Title:

Signature page to Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION
By:
Name:
Title:

Signature page to Amended and Restated Credit Agreement

WELLS FARGO BANK, N.A.
By:
Name:
Title:

Signature page to Amended and Restated Credit Agreement

EXHIBIT A
FORM OF ASSIGNMENT AND ACCEPTANCE
Dated                                         ,
     Reference is made to that certain Amended and Restated Credit Agreement dated as of August ___, 2007 (as the same may be amended or modified from time-to-time, the “Credit Agreement”) among Holly Energy Partners — Operating, L.P., a Delaware limited partnership (“Borrower”), the financial institutions party thereto (the “Banks”), the Banks issuing letters of credit thereunder from time to time (the “Issuing Banks”), and Union Bank of California, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Banks. Capitalized terms not otherwise defined in this Assignment and Acceptance shall have the meanings assigned to them in the Credit Agreement.
     Pursuant to the terms of the Credit Agreement,                                          wishes to assign and delegate [all/a portion] of its rights and obligations under the Credit Agreement. Therefore,                                          (“Assignor”),                                           (“Assignee”), and the Administrative Agent agree as follows:
     1. The Assignor hereby sells and assigns and delegates to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse to the Assignor and without representation or warranty except for the representations and warranties specifically set forth in clauses (i) and (ii) of Section 2 hereof, a ___%1 interest in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Assignor’s Commitment, the Advances owing to the Assignor, the Assignor’s ratable participation interest in the Letters of Credit, and the Note held by the Assignor.2
     2. The Assignor (a) represents and warrants that, prior to executing this Assignment and Acceptance, (i) its Commitment is $                    , (ii) the aggregate outstanding principal amount of Advances owed to it by the Borrower is $                    , and (iii) its Pro Rata Share of the Letter of Credit Exposure is $                                        ; (b) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (c) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in, or in connection with, the Credit Agreement or any other Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement or any other Credit Document or any other instrument or document furnished pursuant thereto; (d) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of the Guarantors or the performance or observance by the Borrower or any Guarantor of any of its respective obligations under the Credit Agreement or any other

[1]	Specify percentage in no more than 5 decimal points.

[2]	The principal of the Commitments and Advances being assigned, if such assignment is to an entity other than an existing Bank, shall equal at least $5,000,000 and, with respect to amounts greater than $5,000,000 or to assignments to an existing Bank, shall be of integral multiples of $1,000,000.

Exhibit A — Page 1 of 4

Credit Document or any other instrument or document furnished pursuant thereto; and (e) attaches the Note referred to in paragraph 1 above and requests that the Administrative Agent exchange such Note for a new Note dated                                         ,                      in the principal amount of $                     payable to the order of the Assignee [and a new Note dated                                         ,                       in the principal amount of $                     payable to the order of the Assignor.]
     3. The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.05 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor, or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Credit Document; (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and any other Credit Document as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement or any other Credit Document are required to be performed by it as a Bank; (e) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof; and (f) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty3.
     4. The effective date for this Assignment and Acceptance shall be                                          (the “Effective Date”)4 and following the execution of this Assignment and Acceptance, the Administrative Agent will record it in the Register.
     5. Upon such recording, and as of the Effective Date, (a) the Assignee shall be a party to the Credit Agreement for all purposes, and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.
     6. Upon such recording, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, letter of credit fees and commitment fees) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

[3]	If the Assignee is organized under the laws of a jurisdiction outside the United States.

[4]	See Section 9.06 of the Credit Agreement. Such date shall be at least three Business Days after the date of this Assignment and Acceptance.

Exhibit A — Page 2 of 4

     7. This Assignment and Acceptance shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.
     The parties hereto have caused this Assignment and Acceptance to be duly executed as of the date first above written.

[ASSIGNOR]
By:
Name:
Title:

Address:

Attention:
Telecopy No: (XXX) XXX-XXXX

[ASSIGNEE]
By:
Name:
Title:

Lending Office

Address:

Attention:
Telecopy No: (XXX) XXX-XXXX

Acknowledged this ___ day of ________,
200__:

UNION BANK OF CALIFORNIA, N.A., as Administrative Agent
By:
Name:
Title:

Exhibit A — Page 3 of 4

[HOLLY ENERGY PARTNERS — OPERATING, L.P.,
a Delaware limited partnership
By: HEP Logistics GP, L.L.C., a Delaware
limited liability company, its General Partner
By: Holly Energy Partners, L.P., a Delaware
limited partnership, its Managing Member
By: HEP Logistics Holdings, L.P., a Delaware
limited partnership, its General Partner
By: Holly Logistic Services, L.L.C., a Delaware
limited liability company, its General Partner

By:
Name:
	Title:	][5]

[5]	To the extent required under the Credit Agreement.

Exhibit A — Page 4 of 4

EXHIBIT B
COMMITMENT INCREASE AGREEMENT
     THIS COMMITMENT INCREASE AGREEMENT dated as of                                         , 200___ (this “Commitment Increase Agreement”) is by and among HOLLY ENERGY PATRNERS — OPERATING, L.P., a Delaware limited partnership (the “Borrower”), each of the undersigned subsidiaries of the Borrower that are guarantors (the “Guarantors”), UNION BANK OF CALIFORNIA, N.A., in its capacity as administrative agent under the Credit Agreement (as defined below) (in such capacity, the “Administrative Agent”) and                                          (the “Increasing Bank”). Reference is made to the Amended and Restated Credit Agreement dated as of August ___ , 2007 among the Borrower, the banks party thereto from time to time (the “Banks”), the Banks issuing letters of credit thereunder from time to time (the “Issuing Banks”), and the Administrative Agent (as the same may be amended or modified from time-to-time, the “Credit Agreement,” the defined terms of which are used in this Commitment Increase Agreement unless otherwise defined herein). Capitalized terms used herein but not defined herein shall have the meanings specified by the Credit Agreement.
PRELIMINARY STATEMENTS
     A. Pursuant to Section 2.14 of the Credit Agreement, and subject to the terms and conditions thereof, the Borrower may request that the amount of the Commitments be increased.
     B. The Borrower has given notice to the Administrative Agent of such a request pursuant to Section 2.14 of the Credit Agreement.
     C. The terms and conditions of Section 2.14 have been met or satisfied, as applicable, and the Borrower, the Administrative Agent, and the Increasing Bank now wish to increase the Commitment of the Increasing Bank for the Borrower from $                     to $                    .
AGREEMENT
Accordingly, the parties hereto agree as follows:
     1. Increase of Commitments. Pursuant to Section 2.14 of the Credit Agreement, the Commitment of the Increasing Bank for the Borrower is hereby increased from $                     to $                    .
     2. New Notes. The Borrower agrees to promptly execute and deliver to the Increasing Bank a new Note in the principal amount of the Increasing Bank’s Commitment (the “New Note”), and Increasing Bank agrees to return to Borrower, with reasonable promptness, the Note previously delivered to the Increasing Bank by the Borrower pursuant to Section 2.01(c) of the Credit Agreement.
     3. Governing Law. This Commitment Increase Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

Exhibit B — Page 1 of 4

     4. Bank Credit Decision. The Increasing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Issuing Bank, or any other Bank and based on the Financial Statements referred to in Section 4.05 of the Credit Agreement and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Commitment Increase Agreement and to agree to the various matters set forth herein. The Increasing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Issuing Bank, or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.
     5. Representations and Warranties of the Borrower. The Borrower represents and warrants that no Default has occurred and is continuing, or would result from the increase in Commitments described in this Commitment Increase Agreement.
     6. Default. Without limiting any other event that may constitute an Event of Default, in the event any representation or warranty set forth herein shall prove to have been incorrect or misleading in any material respect when made, such event shall constitute an “Event of Default” under the Credit Agreement. This Commitment Increase Agreement is a “Credit Document” for all purposes.
     7. Expenses. The Borrower agrees to pay within thirty days of receipt of written demand therefor all costs and expenses of the Administrative Agent in connection with the preparation, execution, and delivery of this Commitment Increase Agreement and the New Notes, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.
     8. Counterparts; Facsimile Signature. The parties may execute this Commitment Increase Agreement in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. Delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this Commitment Increase Agreement in the presence of the other parties to this Commitment Increase Agreement. This Commitment Increase Agreement is effective upon delivery of one fully executed counterpart to the Administrative Agent.

Exhibit B — Page 2 of 4

     IN WITNESS WHEREOF, the parties hereto have caused this Commitment Increase Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

HOLLY ENERGY PARTNERS — OPERATING, L.P.,
a Delaware limited partnership

By: HEP Logistics GP, L.L.C., a Delaware
limited liability company, its General Partner

By: Holly Energy Partners, L.P., a Delaware
limited partnership, its Managing Member

By: HEP Logistics Holdings, L.P., a Delaware
limited partnership, its General Partner

By: Holly Logistic Services, L.L.C., a Delaware
limited liability company, its General Partner

By:
Name:
Title:

[GUARANTORS]
By:
Name:
Its:

Exhibit B — Page 3 of 4

ADMINISTRATIVE AGENT: UNION BANK OF CALIFORNIA, N.A.
By:
Name:
Its:

INCREASING BANK:

By:
Name:
Its:

Exhibit B — Page 4 of 4

EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE
FOR THE PERIOD FROM                     , 200___ TO                     , 200___
     This certificate dated as of                                         ,                       is prepared pursuant to the Amended and Restated Credit Agreement dated as of August ___, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among HOLLY ENERGY PARTNERS — OPERATING, L.P., a Delaware limited partnership (“Borrower”), the lenders party thereto (the “Banks”), the Banks issuing letters of credit thereunder from time to time (the “Issuing Banks”) and UNION BANK OF CALIFORNIA, N.A., as administrative agent for such Banks and Issuing Banks (in such capacity, the “Administrative Agent”). Unless otherwise defined in this certificate, capitalized terms that are defined in the Credit Agreement shall have the meanings assigned to them by the Credit Agreement.
     The undersigned hereby certifies (a) that no Default or Event of Default has occurred or is continuing, (b) that all of the representations and warranties made by the Borrower and the Guarantors contained in the Credit Agreement and in each of the other Credit Documents are true and correct in all material respects on and as of the date hereof, and (c) that as of the last day of the previous fiscal quarter, the following statements, amounts, and calculations were true and correct:
I. Section 6.10 Leverage Ratio.

(a)	Consolidated Funded Debt	$____________

(b)	Consolidated Net Income [1]	$____________

(c)	Interest Expense [2]	$____________

(d)	taxes, depreciation, amortization, and other non-cash items	$____________

(e)	EBITDA[3] = (b) + (c) [4] + (d) [5]	$____________

[1]	The Consolidated net income of the Borrower and its Subsidiaries, as determined in accordance with GAAP consistently applied, excluding, however, any net gain or loss from extraordinary or non-recurring items (including, but not limit to, any net gain or loss during such period arising from the sale, exchange or other disposition of capital assets other than in the ordinary course of business).

[2]	For the Borrower and its Subsidiaries determined on a Consolidated basis, for any period, the total interest, letter of credit fees, and other fees incurred in connection with any Debt for such period, whether paid or accrued, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, all as determined in conformity with GAAP.

[3]	Calculate EBITDA for the four fiscal quarter period then ended.

[4]	To the extent deducted in determining Consolidated Net Income.

Exhibit C — Page 1 of 3

Leverage Ratio = (a) divided by (e)	________________

Maximum Leverage Ratio during a Specified Acquisition Period	5.75 to 1.00

Maximum Leverage Ratio at all other times	5.25 to 1.00

Compliance	Yes No
II. Section 6.11 Interest Coverage Ratio

(a) EBITDA (see I(e) above)	________________

(b) Interest Expense[67]	________________

Interest Coverage Ratio = (a) divided by (b)	________________

Minimum Interest Coverage Ratio	2.50 to 1.00

Compliance	Yes No

[5]	To the extent deducted in determining Consolidated Net Income.

[6]	For the Limited Partner and its Subsidiaries determined on a Consolidated basis, the total interest, letter of credit fees, and other fees incurred in connection with any Debt for such period, whether paid or accrued, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, all as determined in conformity with GAAP. To the extent that the EBITDA included in the calculation of the Interest Coverage Ratio for any period shall include pro forma amounts in connection with the Acquisition of any Person during such period, the Interest Expense shall also include pro forma amounts with respect to the Interest Expense of such Person.

[7]	Calculate the Interest Expense for the four fiscal quarter period then ended.

Exhibit C — Page 2 of 3

     IN WITNESS THEREOF, I have hereto signed my name to this Compliance Certificate as of                                         , 20_.

HOLLY ENERGY PARTNERS — OPERATING, L.P.,
a Delaware limited partnership

By: HEP Logistics GP, L.L.C., a Delaware
limited liability company, its General Partner

By: Holly Energy Partners, L.P., a Delaware
limited partnership, its Managing Member

By: HEP Logistics Holdings, L.P., a Delaware
limited partnership, its General Partner

By: Holly Logistic Services, L.L.C., a Delaware
limited liability company, its General Partner

By:
Name:
Title:

Exhibit C — Page 3 of 3

EXHIBIT D
FORM OF AMENDED AND RESTATED
GUARANTY AGREEMENT
     This Amended and Restated Guaranty Agreement dated as of August 27, 2007 (this “Guaranty”) is executed by each of the undersigned (individually a “Guarantor” and collectively, the “Guarantors”), in favor of Union Bank of California, N.A, as Administrative Agent (in such capacity, the “Administrative Agent”) for the ratable benefit of itself, the Banks (as defined below), the Issuing Banks (as defined below), and the Swap Counterparties (as defined below) (together with the Administrative Agent, the Issuing Banks, the Banks, individually a “Beneficiary”, and collectively, the “Beneficiaries”).
INTRODUCTION
     A. The Guarantors have previously executed and delivered that certain Guaranty Agreement dated as of July 13, 2004 (the “Existing Guaranty”) in connection with that certain Credit Agreement dated as of July 7, 2004, as amended heretofore (as so amended, the “Existing Credit Agreement”), among Holly Energy Partners — Operating, L.P., a Delaware limited partnership (formerly known as HEP Operating Company, L.P.) (“Borrower”), the Banks party thereto from time to time (individually, a “Bank”, and collectively the “Banks”), the Banks issuing letters of credit thereunder from time to time (individually, an “Issuing Bank”, and collectively, the “Issuing Banks”) and the Administrative Agent.
     B. The Existing Credit Agreement is being amended and restated in its entirety pursuant to that certain Amended and Restated Credit Agreement dated as of August 27, 2007 (as amended, restated, supplemented and otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Banks, the Issuing Banks and the Administrative Agent.
     C. The Guarantors are Subsidiaries of the Borrower and will derive substantial direct and indirect benefit from (i) the transactions contemplated by the Credit Agreement, and the other Credit Documents (as defined in the Credit Agreement), and (ii) the Interest Rate Contracts (as defined in the Credit Agreement) entered into by the Borrower or any of its Subsidiaries with a Bank or an Affiliate of a Bank (each such counterparty being referred to as a “Swap Counterparty”).
     D. It is a requirement under the Credit Agreement that the Grantors shall continue to guarantee the due payment and performance of all Obligations (as defined in the Credit Agreement) by amending and restating in its entirety the Existing Guaranty as set forth herein.
     NOW, THEREFORE, in consideration of the premises, each Guarantor hereby agrees (a) that the Existing Guaranty is amended and restated in its entirety as follows and (b) further agrees as follows:
     Section 1. Definitions. All capitalized terms not otherwise defined in this Guaranty that are defined in the Credit Agreement shall have the meanings assigned to such terms by the Credit Agreement.

     Section 2. Guaranty.
(a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment and performance, when due, whether at stated maturity, by acceleration or otherwise, of all Obligations, whether absolute or contingent and whether for principal, interest (including, without limitation, interest that but for the existence of a bankruptcy, reorganization or similar proceeding would accrue), fees, amounts owing in respect of Letter of Credit Obligations, amounts required to be provided as collateral, indemnities, expenses or otherwise (collectively, the “Guaranteed Obligations”). Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Administrative Agent, any Issuing Bank or any Bank under the Credit Documents and by the Borrower to any Swap Counterparty but for the fact that they are unenforceable or not allowable due to insolvency or the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.
(b) It is the intention of the Guarantors and each Beneficiary that the amount of the Guaranteed Obligations guaranteed by each Guarantor shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer or similar Legal Requirements applicable to such Guarantor. Accordingly, notwithstanding anything to the contrary contained in this Guaranty or in any other agreement or instrument executed in connection with the payment of any of the Guaranteed Obligations, the amount of the Guaranteed Obligations guaranteed by a Guarantor under this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render such Guarantor’s obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.
     Section 3. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Beneficiary with respect thereto but subject to Section 2(b) above. The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other Person under the Credit Documents or in connection with any Interest Rate Contract, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower, any other Guarantor or any other Person or whether the Borrower, any other Guarantor or any other Person is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:
(a) any lack of validity or enforceability of any Credit Document or any agreement or instrument relating thereto or any part of the Guaranteed Obligations being irrecoverable;
(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any Person under the Credit Documents or any agreement or instrument relating to Interest Rate Contract with a Swap

2

Counterparty, or any other amendment or waiver of or any consent to departure from any Credit Document or any agreement or instrument relating to Interest Rate Contract with a Swap Counterparty, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise;
(c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;
(d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any other Person under the Credit Documents or any other assets of the Borrower or any of its Subsidiaries;
(e) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries;
(f) any failure of any Bank, the Administrative Agent, any Issuing Bank or any other Beneficiary to disclose to the Borrower or any Guarantor any information relating to the business, condition (financial or otherwise), operations, properties or prospects of any Person now or in the future known to the Administrative Agent, any Issuing Bank, any Bank or any other Beneficiary (and each Guarantor hereby irrevocably waives any duty on the part of any Beneficiary to disclose such information);
(g) any signature of any officer of the Borrower being mechanically reproduced in facsimile or otherwise; or
(h) any other circumstance or any existence of or reliance on any representation by any Beneficiary that might otherwise constitute a defense available to, or a discharge of, the Borrower, any Guarantor or any other guarantor, surety or other Person.
     Section 4. Continuation and Reinstatement, Etc. Each Guarantor agrees that, to the extent that payments of any of the Guaranteed Obligations are made, or any Beneficiary receives any proceeds of collateral, and such payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or otherwise required to be repaid, then to the extent of such repayment the Guaranteed Obligations shall be reinstated and continued in full force and effect as of the date such initial payment or collection of proceeds occurred. EACH GUARANTOR SHALL DEFEND AND INDEMNIFY EACH BENEFICIARY FROM AND AGAINST ANY CLAIM, DAMAGE, LOSS, LIABILITY, COST OR EXPENSE UNDER THIS SECTION 4 (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT INCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE ARISING AS A RESULT OF THE INDEMNIFIED BENEFICIARY’S OWN NEGLIGENCE BUT EXCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED

3

FROM SUCH INDEMNIFIED BENEFICIARY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
     Section 5. Waivers and Acknowledgments.
(a) Each Guarantor hereby waives promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any property or exhaust any right or take any action against the Borrower or any other Person or any collateral.
(b) Each Guarantor hereby irrevocably waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.
(c) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements involving the Borrower contemplated by the Credit Documents and the Interest Rate Contracts with the Swap Counterparties and that the waivers set forth in this Guaranty are knowingly made in contemplation of such benefits.
     Section 6. Subrogation. No Guarantor will exercise any rights that it may now have or hereafter acquire against the Borrower or any other Person to the extent that such rights arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty or any other Credit Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Beneficiary against the Borrower or any other Person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and any and all other amounts payable by the Guarantors under this Guaranty shall have been paid in full in cash, all Letters of Credit have terminated or expired and no Letter of Credit Obligations shall remain outstanding, all Interest Rate Contracts with the Beneficiaries have been terminated, and all Commitments shall have expired or terminated. If any amount shall be paid to a Guarantor in violation of the preceding sentence at any time prior to (a) the payment in full in cash of the Guaranteed Obligations and any and all other amounts payable by the Guarantors under this Guaranty, (b) the satisfaction of all Letter of Credit Obligations and the termination of all obligations of the Issuing Banks and the Banks in respect of Letters of Credit, (c) the termination of all Interest Rate Contracts with the Beneficiaries, and (d) the termination of the Commitments, such amount shall be held in trust for the benefit of the Beneficiaries and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and any and all other amounts payable by the Guarantors under this Guaranty, whether matured or unmatured, in accordance with the terms of the Credit Documents.
     Section 7. Representations and Warranties. Each Guarantor hereby represents and warrants as follows:

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(a) There are no conditions precedent to the effectiveness of this Guaranty. Such Guarantor benefits from executing this Guaranty.
(b) Such Guarantor has, independently and without reliance upon the Administrative Agent, the Issuing Bank or any Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and such Guarantor has established adequate means of obtaining from the Borrower and each other relevant Person on a continuing basis information pertaining to, and is now and on a continuing basis will be reasonably familiar with, the business, condition (financial and otherwise), operations, properties and prospects of the Borrower and each other relevant Person.
(c) The obligations of such Guarantor under this Guaranty are the valid, binding and legally enforceable obligations of such Guarantor, and the execution and delivery of this Guaranty by such Guarantor has been duly and validly authorized in all respects by such Guarantor, and the Person who is executing and delivering this Guaranty on behalf of such Guarantor has full power, authority and legal right to so do, and to observe and perform all of the terms and conditions of this Guaranty on such Guarantor’s part to be observed or performed.
     Section 8. Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, any Bank or the Administrative Agent, the Issuing Bank and any other Beneficiary is hereby authorized at any time, to the fullest extent permitted by law, to set off and apply any deposits (general or special, time or demand, provisional or final) and other indebtedness owing by such Beneficiary to the account of each Guarantor against any and all of the obligations of the Guarantors under this Guaranty, irrespective of whether or not such Beneficiary shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. Such Beneficiary shall promptly notify the affected Guarantor after any such set-off and application is made, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Beneficiaries under this Section 8 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which any Beneficiary may have.
     Section 9. Amendments, Etc. No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the affected Guarantor, the Administrative Agent and the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all of the Banks, (a) other than to the extent expressly provided in such amendment, waiver or consent, limit the liability of any Guarantor hereunder (it being understood that waivers and amendments permitted to be made under the Credit Agreement by the Majority Banks with respect to any of the underlying obligations guaranteed hereunder shall not be deemed to limit the liability of any Guarantor within the meaning of this clause (a)), (b) postpone any date fixed for payment hereunder in respect of any of the Guaranteed Obligations that is principal of, or interest on, the Notes or any fees, or Letter of Credit Obligations, or (c) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes required to take any action hereunder.

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     Section 10. Notices, Etc. All notices and other communications provided for hereunder shall be sent in the manner provided for in Section 9.02 of the Credit Agreement and if to a Guarantor, at its address specified on the signature page hereto and if to the Administrative Agent, any Issuing Bank or any Bank, at its address specified in or pursuant to the Credit Agreement, and if to a Swap Counterparty, at its address specified in the applicable Interest Rate Contract. All such notices and communications shall be effective when delivered, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.
     Section 11. No Waiver: Remedies. No failure on the part of the Administrative Agent or any other Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     Section 12. Continuing Guaranty: Assignments under the Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the payment in full of all Guaranteed Obligations and all other amounts payable under the Credit Documents, the termination of all Letter of Credit Obligations, and the termination of all the Commitments, (b) be binding upon each Guarantor and its successors and assigns, (c) inure to the benefit of and be enforceable by the Administrative Agent, each Bank, and each Issuing Bank, and their respective successors, and, in the case of transfers and assignments made in accordance with the Credit Agreement, transferees and assigns, and (d) inure to the benefit of and be enforceable by a Swap Counterparty and each of its successors, transferees and assigns to the extent such successor, transferee or assign is a Bank or an Affiliate of a Bank. Without limiting the generality of the foregoing clause (c), subject to Section 9.06 of the Credit Agreement, any Bank may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Bank herein or otherwise, subject, however, in all respects to the provisions of the Credit Agreement. Furthermore, when any Swap Counterparty assigns or otherwise transfers any interest held by it under an Interest Rate Contract to any other Swap Counterparty pursuant to the terms of such agreement, that other Swap Counterparty shall thereupon become vested with all the benefits held by the assigning Swap Counterparty under this Guaranty, subject, however, in all respects to the provisions of the Credit Agreement. Each Guarantor acknowledges that upon any Person becoming a Bank, the Administrative Agent, or an Issuing Bank in accordance with the Credit Agreement, such Person shall be entitled to the benefits hereof.
     Section 13. Governing Law. This Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas. Each Guarantor hereby irrevocably submits to the jurisdiction of any Texas state or federal court sitting in Dallas, Texas in any action or proceeding arising out of or relating to this Guaranty and the other Credit Documents, and each Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. Each Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, any right it may have to the defense of an inconvenient forum to the maintenance of such action or proceeding. Each Guarantor hereby

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agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to such Guarantor at its address set forth in the Credit Agreement or set forth on the signature page of this Guaranty. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the rights of any Beneficiary to serve legal process in any other manner permitted by the law or affect the right of any Beneficiary to bring any action or proceeding against any Guarantor or its Property in the courts of any other jurisdiction.
     Section 14. Patriot Act. Each Beneficiary and the Administrative Agent (for itself and not on behalf of any Beneficiary) hereby notifies each Guarantor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies such Guarantor, which information includes the name and address of the Guarantor and other information that will allow such Beneficiary or the Administrative Agent, as applicable, to identify the Guarantor in accordance with the Act.
     Section 15. Amendment and Restatement. As to the Guarantors party to the Existing Guaranty, this Guaranty is an amendment and restatement of the Existing Guaranty and is given in renewal and replacement for such Existing Guaranty. Such Guarantors, though not required, hereby consent to the terms of the Credit Agreement.
     Section 16. INDEMNIFICATION. EACH GUARANTOR SHALL INDEMNIFY EACH OF THE BENEFICIARIES, AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS FROM, AND DISCHARGE, RELEASE, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, CLAIMS, EXPENSES, OR DAMAGES OF ANY KIND OR NATURE WHATSOEVER TO WHICH ANY OF THEM MAY BECOME SUBJECT RELATING TO OR ARISING OUT OF THIS GUARANTY, INCLUDING ANY LIABILITIES, OBLIGATIONS, LOSSES, CLAIMS, EXPENSES, OR DAMAGES WHICH ARISE OUT OF OR RESULT FROM (A) ANY ACTUAL OR PROPOSED USE BY THE BORROWER, ANY GUARANTOR OR ANY AFFILIATE OF THE BORROWER OR ANY GUARANTOR OF THE PROCEEDS OF THE ADVANCES, (B) ANY BREACH BY THE BORROWER OR ANY GUARANTOR OF ANY PROVISION OF THE CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT, (C) ANY INVESTIGATION, LITIGATION OR OTHER PROCEEDING (INCLUDING ANY THREATENED INVESTIGATION OR PROCEEDING) RELATING TO THE FOREGOING, (D) ANY ENVIRONMENTAL CLAIM OR REQUIREMENT OF ENVIRONMENTAL LAWS CONCERNING OR RELATING TO THE PRESENT OR PREVIOUSLY-OWNED OR OPERATED PROPERTIES OF THE BORROWER, ANY GUARANTOR OR THE OPERATIONS OR BUSINESS, OF THE BORROWER OR ANY GUARANTOR, INCLUDING ANY MATTER DISCLOSED WITHIN THE CREDIT AGREEMENT, OR (E) ANY ENVIRONMENTAL CLAIM OR REQUIREMENT OF ENVIRONMENTAL LAWS CONCERNING OR RELATED TO THE BORROWER’S OR ANY GUARANTOR’S PROPERTIES AND EACH GUARANTOR SHALL REIMBURSE THE BENEFICIARIES AND THEIR

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RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS, UPON DEMAND FOR ANY REASONABLE OUT-OF-POCKET EXPENSES (INCLUDING REASONABLE OUTSIDE LEGAL FEES) INCURRED IN CONNECTION WITH ANY SUCH INVESTIGATION, LITIGATION OR OTHER PROCEEDING; AND EXPRESSLY INCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, OR EXPENSES INCURRED BY REASON OF THE PERSON BEING INDEMNIFIED’S OWN NEGLIGENCE, BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
     Section 17. WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY AND HAS CONSULTED WITH COUNSEL OF ITS CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER CREDIT DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
     Section 18. Additional Guarantors. Pursuant to Section 5.10 of the Credit Agreement, each Subsidiary of the Borrower (other than a Restricted Subsidiary) that was not in existence on the date of the Credit Agreement is required to enter into this Guaranty as a Guarantor upon becoming a Subsidiary. Upon execution and delivery after the date hereof by the Administrative Agent and such Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Guaranty shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.
     Section 19. NOTICE OF FINAL AGREEMENTS. PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, AN AGREEMENT IN WHICH THE AMOUNT INVOLVED IN AGREEMENT EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY’S AUTHORIZED REPRESENTATIVE.
     THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY FROM THE WRITTEN AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THIS GURANTY. THIS GUARANTY AND THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

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     THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[Remainder of this page intentionally left blank.]

9

     Each Guarantor has caused this Guaranty to be duly executed as of the date first above written.

GUARANTORS:

HEP PIPELINE GP, L.L.C., a Delaware
limited liability company

HEP REFINING GP, L.L.C., a Delaware
limited liability company

HEP MOUNTAIN HOME, L.L.C., a Delaware
limited liability company

HEP PIPELINE, L.L.C., a Delaware
limited liability company

HEP REFINING, L.L.C., a Delaware
limited liability company

HEP WOODS CROSS, L.L.C., a Delaware
limited liability company

Each by: Holly Energy Partners — Operating, L.P., a Delaware limited partnership and its Sole Member

By:	HEP Logistics GP, L.L.C., a Delaware limited liability company, its General Partner

By:	Holly Energy Partners, L.P., a Delaware limited partnership, its Managing Member

By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its General Partner

By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its General Partner

By:
Stephen D. Wise
Treasurer

Address of Guarantors: 100 Crescent Court, Suite 1600 Dallas, Texas 75201-6927 Facsimile: (214)237-3051 Attention: Stephen D. Wise

[Signature pages continue.]
Signature page to Amended and Restated Guaranty Agreement

HEP NAVAJO SOUTHERN, L.P., a Delaware limited partnership HEP PIPELINE ASSETS, LIMITED PARTNERSHIP, a Delaware limited partnership HEP FIN-TEX/TRUST-RIVER, L.P., a Delaware limited partnership

Each by: HEP Pipeline GP, L.L.C., a Delaware limited liability company and its General Partner

By:	Holly Energy Partners — Operating, L.P., a Delaware limited partnership and its Sole Member

By:	HEP Logistics GP, L.L.C., a Delaware limited liability company, its General Partner

By:	Holly Energy Partners, L.P., a Delaware limited partnership, its Managing Member

By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its General Partner

By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its General Partner

By:
Stephen D. Wise
Treasurer

Address of Guarantors: 100 Crescent Court, Suite 1600 Dallas, Texas 75201-6927 Facsimile: (214)237-3051 Attention: Stephen D. Wise

[Signature pages continue.]
Signature page to Amended and Restated Guaranty Agreement

HEP REFINING ASSETS, L.P., a Delaware limited partnership

By:	HEP Refining GP, L.L.C., a Delaware limited liability company and its General Partner

By:	Holly Energy Partners — Operating, L.P., a Delaware limited partnership and its Sole Member

By:	HEP Logistics GP, L.L.C., a Delaware limited liability company, its General Partner

By:	Holly Energy Partners, L.P., a Delaware limited partnership, its Managing Member

By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its General Partner

By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its General Partner

By:
Stephen D. Wise
Treasurer

Address of Guarantor: 100 Crescent Court, Suite 1600 Dallas, Texas 75201-6927 Facsimile: (214)237-3051 Attention: Stephen D. Wise
Signature page to Amended and Restated Guaranty Agreement

HEP LOGISTICS GP, L.L.C., a Delaware limited liability company

By:	Holly Energy Partners, L.P., a Delaware limited partnership, its Managing Member

By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its General Partner

By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its General Partner

By:
Stephen D. Wise
Treasurer

Address of Guarantors: 100 Crescent Court, Suite 1600 Dallas, Texas 75201-6927 Facsimile: (214)237-3051 Attention: Stephen D. Wise
[Signature pages continue.]
Signature page to Amended and Restated Guaranty Agreement

HOLLY ENERGY PARTNERS, L.P., a Delaware limited partnership

By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its General Partner

By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its General Partner

By:
Stephen D. Wise
Treasurer

Address of Guarantors: 100 Crescent Court, Suite 1600 Dallas, Texas 75201-6927 Facsimile: (214)237-3051 Attention: Stephen D. Wise

[Signature pages continue.]
Signature page to Amended and Restated Guaranty Agreement

HOLLY ENERGY FINANCE CORP., a Delaware corporation
By:
Matthew P. Clifton
President and Chief Executive Officer

Address of Guarantors: 100 Crescent Court, Suite 1600 Dallas, Texas 75201-6927 Facsimile: (214)237-3051 Attention: Stephen D. Wise

[Signature pages continue.]
Signature page to Amended and Restated Guaranty Agreement

Annex 1 to the Amended and
Restated Guaranty Agreement
     SUPPLEMENT NO. _________dated as of _________ (the “Supplement”), to the Amended and Restated Guaranty Agreement dated as of August 27, 2007 (as amended, supplemented or otherwise modified from time to time, the “Guaranty Agreement”), executed by each of the subsidiaries party thereto (each such subsidiary individually, a “Guarantor” and collectively, the “Guarantors”) of Holly Energy Partners — Operating, L.P., a Delaware limited partnership (the “Borrower”), in favor of Union Bank of California, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the benefit of the Beneficiaries (as defined in the Guaranty Agreement).
     A. Reference is made to the Amended and Restated Credit Agreement dated as of August 27, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Banks from time to time party thereto (the “Banks”), and the Administrative Agent.
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty Agreement or the Credit Agreement.
     C. The Guarantors have entered into the Guaranty Agreement in order to induce the Banks to make Advances and the Issuing Banks to issue Letters of Credit. Pursuant to Section 5.10 of the Credit Agreement, certain Subsidiaries of the Borrower are required to enter into the Guaranty Agreement as Guarantors. Section 18 of the Guaranty Agreement provides that additional Subsidiaries of the Borrower may become Guarantors under the Guaranty Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Borrower (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty Agreement in order to induce the Banks to make additional Advances and the Issuing Banks to issue additional Letters of Credit and as consideration for Advances previously made and Letters of Credit previously issued.
     Accordingly, the Administrative Agent and the New Guarantor agree as follows:
     SECTION 1. In accordance with Section 18 of the Guaranty Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guaranty Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof. Each reference to a “Guarantor” in the Guaranty Agreement shall be deemed to include the New Guarantor. The Guaranty Agreement is hereby incorporated herein by reference.
     SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the other Beneficiaries that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in
Annex 1 to Amended and Restated Guaranty Agreement

accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).
     SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by fax transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.
     SECTION 4. Except as expressly supplemented hereby, the Guaranty Agreement shall remain in full force and effect.
     SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS. The New Guarantor hereby irrevocably submits to the jurisdiction of any Texas state or federal court sitting in Houston, Texas in any action or proceeding arising out of or relating to this Supplement or the Guaranty and the other Credit Documents, and the New Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. The New Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, any right it may have to the defense of an inconvenient forum to the maintenance of such action or proceeding. The New Guarantor hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to such Guarantor at its address set forth on the signature page hereof. The New Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the rights of any Beneficiary to serve legal process in any other manner permitted by the law or affect the right of any Beneficiary to bring any action or proceeding against the New Guarantor or its Property in the courts of any other jurisdiction.
     SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 10 of the Guaranty Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below.
Annex 1 to Amended and Restated Guaranty Agreement

     SECTION 8. The New Guarantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Administrative Agent.
     SECTION 9. PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, AN AGREEMENT IN WHICH THE AMOUNT INVOLVED IN AGREEMENT EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY’S AUTHORIZED REPRESENTATIVE.
     THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY FROM THE WRITTEN AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THIS GUARANTY. THIS SUPPLEMENT, THE GUARANTY AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
Annex 1 to Amended and Restated Guaranty Agreement

     IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guaranty Agreement as of the day and year first above written.

[Name Of New Guarantor]
By:
Name:
Title:
Address:

UNION BANK OF CALIFORNIA, N.A., as Administrative Agent
By:
Name:
Title:

Annex 1 to Amended and Restated Guaranty Agreement

EXHIBIT E
FORM OF MORTGAGE
MORTGAGE, DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF
RENTS AND LEASES, FIXTURE FILING AND FINANCING STATEMENT
THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A TRANSMITTING UTILITY.
THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY AND FUTURE ADVANCE PROVISIONS.
THIS INSTRUMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS. THIS INSTRUMENT AND THE LIENS CREATED PURSUANT HERETO COVER, AMONG OTHER THINGS, PRODUCTS AND PROCEEDS. THIS INSTRUMENT ALSO COVERS FIXTURES IN WHICH MORTGAGOR OWNS AN INTEREST. THIS INSTRUMENT CONTAINS AN ASSIGNMENT OF RENTS AND LEASES.
A POWER OF SALE HAS BEEN GRANTED IN THIS DEED OF TRUST. A POWER OF SALE MAY ALLOW MORTGAGEE TO TAKE THE COLLATERAL ENCUMBERED BY THIS DEED OF TRUST AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY MORTGAGOR UNDER THIS DEED OF TRUST.
FROM
[MORTGAGOR],
as Mortgagor
TO
[Sean Murphy], Trustee
for the benefit of
UNION BANK OF CALIFORNIA, N.A., as Administrative Agent
(Mortgagee and Secured Party)
                                        , 20___
For purposes of filing this Deed of Trust as a financing statement, the mailing address of Mortgagor is 100 Crescent Court, Suite 1600, Dallas, Texas 75201-6927, Attention: Steve McDonnell; the mailing address of Mortgagee is 445 South Figueroa Street, 15th Floor, Los Angeles, California 90071, Attention: Don Smith.
***********************************
Exhibit E — Page 1 of 33

ATTENTION OF RECORDING OFFICER: This instrument is a mortgage of both real and personal property and is, among other things, a Security Agreement and Financing Statement under the Uniform Commercial Code. This instrument creates a lien on rights in or relating to lands of Mortgagor which are described in Exhibit A hereto.
RECORDED DOCUMENT SHOULD BE RETURNED TO:
BRACEWELL & GIULIANI LLP
South Tower Pennzoil Place
711 Louisiana Street, Suite 2300
Houston, Texas 77002
Attention: Christina R. Stegemoller

MORTGAGE, DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF
RENTS AND LEASES, FIXTURE FILING AND FINANCING STATEMENT
THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A TRANSMITTING UTILITY. THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY AND FUTURE ADVANCE PROVISIONS.
     THIS MORTGAGE, DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES, FIXTURE FILING, AND FINANCING STATEMENT (this “Deed of Trust”) dated effective as of _________, 20___, is executed and delivered by [MORTGAGOR] (“Mortgagor”), to [Sean Murphy] as Trustee for the benefit of UNION BANK OF CALIFORNIA, N.A. (the “Mortgagee”) in its capacity as the administrative agent under the Credit Agreement (as defined below) and on behalf of the Credit Parties (as hereinafter defined). The addresses of Mortgagor and Mortgagee appear in Section 6.12 of this Deed of Trust.
WITNESSETH:
     WHEREAS, this Deed of Trust is executed in connection with, and pursuant to the terms of, the Amended and Restated Credit Agreement dated as of August ___, 2007 (as hereafter renewed, extended, amended, supplemented and/or restated from time-to-time, the “Credit Agreement”) among Holly Energy Partners — Operating, L.P., a Delaware limited partnership, as borrower (“Borrower”), the banks party thereto from time to time (individually, a “Bank” and collectively, the “Banks”), the Banks issuing letters of credit thereunder from time to time (individually, an “Issuing Bank” and collectively, the “Issuing Banks”), and Mortgagee as administrative agent for the Banks and the Issuing Banks (“Administrative Agent”).
     WHEREAS, the Borrower is the principal financing entity for all capital requirements of certain of its Subsidiaries. Mortgagor is a wholly-owned Subsidiary of Borrower, and Mortgagor will derive substantial direct or indirect benefit from the transactions contemplated by the Credit Documents.
     WHEREAS, the Borrower or any of its Subsidiaries may from time-to-time enter into one or more Interest Rate Contracts with a Bank or an Affiliate of a Bank (each such counterparty, a “Swap Counterparty”, and together with the Banks, the Issuing Banks, the Mortgagee, and Administrative Agent being collectively referred to herein as the “Credit Parties”) and Mortgagor will directly or indirectly benefit from such Interest Rate Contracts.
     WHEREAS, it is a condition to the performance obligation of Mortgagee and of the Banks under certain of the Credit Documents that Mortgagor shall have executed and delivered this Deed of Trust.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration and in order to induce Mortgagee, Administrative Agent, Issuing Banks, and the Banks to enter into the Credit Agreement and the Swap Counterparties to enter into the Interest Rate Contracts, Mortgagor has agreed to execute and deliver this Deed of Trust and Mortgagor (a) wishes to make this Deed of Trust in favor of the Trustee for the benefit of Mortgagee on behalf of the Credit Parties to secure the Secured Obligations (as defined below) and (b) hereby agrees as follows:
Exhibit E — Page 3 of 33

ARTICLE I
DEFINITIONS
     1.1 Defined Terms under the Credit Agreement. As used in this Deed of Trust, and in the event such terms are not otherwise defined in this Deed of Trust, such terms shall have the meanings assigned to such terms in the Credit Agreement.
     1.2 Certain Defined Terms. As used in this Deed of Trust, the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and the plural forms of the terms defined):
     (a) “Accounts” means all accounts (as that term is defined in the UCC) and all other rights to payment now or hereafter owned by Mortgagor, or in which Mortgagor holds or acquires any other right, title or interest, whether or not earned by Mortgagor by performance.
     (b) “Books, Records, and Data” means all of the following, whether written or in electronically reproducible form, to the extent any of the following is used in connection with or associated with the ownership and/or operation of the Refined Products Pipeline Systems or the Refined Products Terminals: all documents; instruments; papers; books; records; books of account; files and data, including engineering, operating, and other technical data, summaries, reports, drawings, and maps; certificates; financial statements; ledgers; minute books; and environmental studies and plans.
     (c) “Contracts” means all contracts and agreements now in effect, or hereafter entered into by Mortgagor, Mortgagor’s predecessors in interest, or by any other parties to the extent that Mortgagor has any right or interest thereto or thereunder for the sale, purchase, marketing, exchange, processing, treating, compressing, handling, storing, transporting, transmitting or gathering of Hydrocarbons, to the extent such contracts and agreements cover, include or relate to all or any portion of the Lands and the Systems, including without limitation, the Omnibus Agreement, the Pipelines and Terminals Agreement and the other contracts and agreements described on Schedule 1 attached hereto and made a part hereof, and all exhibits, schedules and other attachments to such contracts, as the same may be amended, supplemented or otherwise modified or replaced from time to time.
     (d) “Fixtures” means any fixture or fixtures now or hereafter owned or leased by Mortgagor, or in which Mortgagor holds or acquires any other right, title or interest, constituting “fixtures” under the UCC or that is considered a “fixture” pursuant to any applicable Legal Requirement of any jurisdiction in which such property is located or pursuant to the Legal Requirements of which the character, constitution, or classification of such property may be determined. “Fixtures” as used in this Deed of Trust includes, but shall not be limited to, the Fixture Operating Equipment, all pipe that comprises part of a pipeline system owned in whole or in part by Mortgagor, and any and all additions,
Exhibit E — Page 4 of 33

substitutions and replacements of any of the foregoing, wherever located, including all improvements thereon and all attachments, components, parts, equipment and accessories installed thereon or affixed thereto together with all proceeds, products, renewals, increases, profits, substitutions, replacements, additions, and accessions of any of the foregoing.
     (e) “Fixture Operating Equipment” means any equipment related to or used in connection with the operation of fixtures, including, without limitation, the items described in the first sentence of the definition of Operating Equipment (as hereinafter defined), which as a result of being incorporated into realty or structures or improvements located therein or thereon, with the intent that they remain there permanently, constitute fixtures under the laws of the state in which such equipment is located.
     (f) “General Intangibles” means all general intangibles now or hereafter owned by Mortgagor, or in which Mortgagor holds or acquires any other right, title or interest, constituting “general intangibles” or “payment intangibles” under the UCC, including intellectual property, trademarks, trademark applications, trademark registrations, trade names, fictitious business names, business names, company names, business identifiers, prints, labels, trade styles and service marks (whether or not registered), trade dress, including logos and/or designs, copyrights, patents, patent applications, or goodwill of Mortgagor’s businesses symbolized by any of the foregoing, trade secrets, license rights, license agreements, permits, franchises, and any rights to tax refunds to which Mortgagor is now or hereafter may be entitled.
     (g) “Hydrocarbons” means oil, gas, coal seam gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products, and other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction with such substances, including, but not limited to, sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, ores, or substances of value and the products and proceeds therefrom.
     (h) “Lands” means the real property (including any buildings and improvements located thereon) (i) described or referred to in the Exhibit A attached hereto or (ii) described in any instrument or document described in Exhibit A and which descriptions are incorporated herein by reference.
     (i) “Leases” means any and all leases or subleases means all leases or subleases covering the Lands or the Systems or any portion thereof now or hereafter existing or entered into.
     (j) “Mortgaged Property” means, (x) with respect to the lien created by this Deed of Trust, all of Mortgagor’s right, title, and interest in the following, to the extent such property is capable of being encumbered by the liens other than the security interest granted hereunder pursuant to any applicable Legal Requirement, and (y) with respect to the security interest granted to Mortgagee pursuant to this Deed of Trust, all of
Exhibit E — Page 5 of 33

Mortgagor’s right, title, and interest in the following, to the extent such property is capable of being encumbered by the security interest granted hereunder pursuant to any applicable Legal Requirement:
     (i) Accounts;
     (ii) Books, Records, and Data;
     (iii) Fixtures;
     (iv) General Intangibles;
     (v) the Lands;
     (vi) Leases and Rents;
     (vii) Material Contracts;
     (viii) Operating Equipment;
     (ix) Refined Products;
     (x) the Systems;
     (xi) the Servitudes;
     (xii) all other real, personal, or mixed property which comprises a part of, is necessary for, and/or is used or is held for use in connection with any of the foregoing;
     (xiii) any of the foregoing that is acquired by Mortgagor at any time after the date of Deed of Trust and
     (xiv) any Proceeds of any of the foregoing.
     (k) “Operating Equipment” means all surface or subsurface machinery, equipment, facilities, supplies, or other tangible personal property, including oil wells, gas wells, water wells, injection wells, gas processing plants, casing, tubing, rods, pumps, pumping units and engines, christmas trees, derricks, separators, gun barrels, flow lines, tanks, tank batteries, gas systems (for gathering, treating, compression, disposal or injection), chemicals, solutions, water systems (for treating, disposal and injection), pipe, pipelines, meters, apparatus, boilers, compressors, liquid extractors, connectors, valves, fittings, power plants, poles, lines, cables, wires, transformers, starters and controllers, machine shops, tools, machinery and parts, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading docks, loading racks and shipping facilities, fixtures, and other appurtenances, appliances and property of every kind and character, movable or immovable, together with all improvements, betterments and additions, accessions and attachments thereto and
Exhibit E — Page 6 of 33

replacements thereof, in each case wherever located and to the extent any of such tangible personal property is used in connection with or associated with the ownership and/or operation of the Lands or the Systems. For the avoidance of doubt, but without limiting the generality of the foregoing, “Operating Equipment” shall not include any items incorporated into realty or structures or improvements located therein or thereon in such a manner that such items no longer remain personalty under the laws of the state in which such equipment is located.
     (l) “Organizational Documents” means (i) in the case of a corporation, its articles or certificate of incorporation and bylaws, (ii) in the case of a general partnership, its partnership agreement, (iii) in the case of a limited partnership, its certificated of limited partnership and partnership agreement, (iv) in the case of a limited liability company, its articles of organization and operating agreement or regulations, and (v) in the case of any other entity and, to the extent any of the types of entities previously described have other organizational and governance documents and agreements not otherwise described in this definition, its and their organizational and governance documents and agreements.
     (m) “Personalty Collateral” means any part of the Mortgaged Property constituting personal property or with respect to which the UCC governs the creation, attachment, and perfection of liens and security interests in such property, whether or not such property is exclusively considered “personal property” pursuant to any applicable Legal Requirement of any jurisdiction in which such property is located or pursuant to the Legal Requirements of which the character, constitution, or classification of such property may be determined.
     (n) “Proceeds” means “proceeds” as that term is defined in the UCC, and includes, but is not limited to, all proceeds of any or all of the Mortgaged Property, including without limitation (i) any and all proceeds of, and all claims for, any property insurance, indemnity, warranty or guaranty payable from time to time with respect to any of the Mortgaged Property, (ii) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Mortgaged Property by any Governmental Authority (or any person acting under color of governmental authority), (iii) all proceeds received or receivable when any or all of the Mortgaged Property is sold, exchanged or otherwise disposed, whether voluntarily, involuntarily, in foreclosure or otherwise, and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Mortgaged Property.
     (o) “Realty Collateral” means any part of the Mortgaged Property constituting real property, whether or not such property is exclusively considered “real property” pursuant to any applicable Legal Requirement of any jurisdiction in which such property is located or pursuant to the Legal Requirements of which the character, constitution, or classification of such property may be determined.
Exhibit E — Page 7 of 33

     (p) “Refined Products” means gasoline, diesel fuel, jet fuel, liquid petroleum gases, asphalt and asphalt products, and all other products refined, separated, fractionated, settled, and dehydrated from any Hydrocarbon or other petroleum product.
     (q) “Rents” means all of Mortgagor’s right, title, and interest in and to all rents, issues, profits, revenues, royalties, income, and other benefits derived from any leases or other transfers of any other part of the Mortgaged Property.
     (r) “Secured Obligations” means:
     (i) The “Obligations”, as that term is defined in the Credit Agreement, including all indebtedness evidenced by the Notes;
     (ii) All other indebtedness, obligations, and liabilities of the Borrower or any of its Subsidiaries, whether now existing or hereafter arising under or pursuant to the Credit Agreement, this Deed of Trust, any Guaranty, any Interest Rate Contract with a Swap Counterparty, or any of the other Credit Documents, whether fixed or contingent, joint or several, direct or indirect, primary or secondary, and regardless of how created or evidenced, and including without limitation, any interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding;
     (iii) All sums advanced or costs or expenses incurred by Mortgagee or any of the other Credit Parties (whether by it directly or on its behalf by the Trustee), which are made or incurred pursuant to, or allowed by, the terms of this Deed of Trust plus interest thereon from the date of the advance or incurrence until reimbursement of Mortgagee or such Credit Party charged at the same rate of interest as Reference Rate Advances are charged when an Event of Default exists as set forth in the Credit Agreement;
     (iv) All future advances or other value, of whatever class or for whatever purpose, at any time hereafter made or given by Mortgagee or any of the other Credit Parties to the Borrower or any of its Subsidiaries under or pursuant to any Credit Document or any Interest Rate Contract with a Swap Counterparty; and
     (v) All renewals, extensions, modifications, amendments, rearrangements and substitutions of all or any part of the above whether or not Mortgagor executes any agreement or instrument.
     (s) “Servitudes” means any and all land use agreements, permits, servitudes, rights of way, easements, licenses, Leases and similar devices, whether now existing or hereafter arising, for the construction, maintenance and operation of the Systems.
     (t) “Systems” shall mean all pipeline, refrigeration, processing, treating, gathering, storage, exchange, handling, transmitting, distributing, or transporting systems, plants, terminals and facilities now owned or hereafter acquired by Mortgagor and
Exhibit E — Page 8 of 33

located on all or any portion of the Land, including without limitation all of the following properties whether now owned or hereafter acquired by Mortgagor: (i) the pipelines, systems, plants, terminals and facilities described in Exhibit A, and (ii) all of the accessories or component parts thereto, whether or not particularly described herein, including without limitation, (A) all equipment, facilities, compressors, lengths of pipe and any and all other types of pipe actually employed in the construction of the systems, plants, terminals and facilities, including all loops, laterals, fittings, connections, valves, mains, meter’s, dehydrators, scrubbers, controls, tubing, casings surrounding any piping, casing seals, casing insulators and casing vents, and all joints, connections or flanges, rods, gauges and all compressor, tank and pump sites, pipe, piping, pipe racks, truck racks, pumps, engines, compressors, block valves, heaters, coolers, filters, refrigerators, dehydrators, extractors, measurement and pigging facilities, tanks, storage tanks, loading racks, scales, markers, including caution signs, aerial markers, navigable waterway marks, mile posts, and ground markers, and all other types of markers, cathodic protection test stations, regulators, starters, motors, engines, housing, leaders, orifices, skid-mounted equipment, exchangers, regenerators, reboilers, refrigeration equipment, separators, meters, valves, block valves and generators and all other natural gas and all surface or underground facilities, and all fences, and all pressure gauges and other gauges, and all interconnections with other pipelines, and all side valves, blowdown valves, mainline valves, and all test leads, (C) all materials or gas products or by-products processing, treating, fractionating, refuting, refrigeration, gas gathering, transporting, storing, delivering and/or marketing equipment, (D) all other items or types of equipment and associated or component parts or supplies, including any and all machinery, tools, blueprints, plans, furniture, furnishings, fixtures and other goods of Mortgagor, (E) all spare parts, replacements or substitutions of any of the foregoing and all other appurtenances of the Systems or their above-described associated or component parts, whether as a result of repair, replacement or addition and whether attached to, incorporated with the Systems or used in connection with the Systems whether or not the same is situated in, on or under all or any portion of the Lands, (F) all other personal property and fixtures of every kind and character on, incident, appurtenant or belonging to and used in connection with the interest of Mortgagor in all or any portion of the Lands or the Systems, and (G) all Proceeds and products of any of the foregoing.
     (u) “UCC” means, at any time, the Uniform Commercial Code in effect in the State of Texas at that time.
     1.3 Interpretations. All meanings assigned to any defined terms used in this Deed of Trust, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Deed of Trust, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Deed of Trust shall refer to this Deed of Trust as a whole and not to any particular provision of this Deed of Trust.
Exhibit E — Page 9 of 33

ARTICLE II
GRANTING CLAUSES; SECURED OBLIGATIONS
     2.1 Conveyance and Grant of Lien. In consideration of the advances, issuances, or extensions by the Credit Parties to Borrower of the funds or credit constituting the Secured Obligations (including the making of the Advances and the issuing of the Letters of Credit), and in further consideration of the mutual covenants contained herein, Mortgagor, by this Deed of Trust hereby GRANTS, SELLS, TRANSFERS, ASSIGNS AND CONVEYS with a general warranty of title, and WITH THE POWER OF SALE, for the uses, purposes and conditions hereinafter set forth, all of its right, title and interest in and to the Mortgaged Property unto Trustee, and to his successor or successors or substitutes IN TRUST, WITH POWER OF SALE, in trust to secure the payment and performance of the Secured Obligations for the benefit of Mortgagee and the ratable benefit of the Credit Parties.
TO HAVE AND TO HOLD the Mortgaged Property unto the Trustee and his successors or substitutes in trust and to his and their successors and assigns forever for the benefit of the Credit Parties, together with all and singular the rights, hereditaments and appurtenances thereto in anywise appertaining or belonging, to secure payment of the Secured Obligations and the performance of the covenants of Mortgagor contained in this Deed of Trust. Mortgagor does hereby bind itself, its successors and permitted assigns, to warrant and forever defend all and singular the Mortgaged Property unto the Trustee and his successors or substitutes in trust, and their successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof.
     2.2 Conveyance and Grant of Security Interest. For the same consideration and to further secure the Secured Obligations, Mortgagor hereby grants to Mortgagee for its benefit and the ratable benefit of the other Credit Parties a security interest in and to the Mortgaged Property.
     2.3 Assignment of Rents and Leases. Mortgagor hereby assigns, transfers, conveys, and sets over to Mortgagee all of Mortgagor’s estate, right, title and interest in, to and under the Leases, whether existing on the date hereof or hereafter entered into, together with any changes, extensions, revisions or modifications thereof and all rights, powers, privileges, options and other benefits of Mortgagor as the lessor under the Leases regarding the current tenants and any future tenants, and all the Rents from the Leases, including those now due, past due, or to become due. Mortgagor irrevocably appoints Mortgagee its true and lawful attorney-in-fact, at the option of Mortgagee, upon the occurrence and during the continuance of an Event of Default, to take possession and control of the applicable portions of the Mortgaged Property, pursuant to Mortgagor’s rights under the Leases, to exercise any of Mortgagor’s rights under the Leases, and to demand, receive and enforce payment, to give receipts, releases and satisfaction and to sue, in the name of Mortgagor or Mortgagee, for all of the Rents. The power of attorney granted hereby shall be irrevocable and coupled with an interest and shall terminate only upon the indefeasible payment in full in cash of the Secured Obligations (including all Letter of Credit Obligations), the termination or expiration of all Letters of Credit and all obligations of the Issuing Banks and the Banks in respect of Letters of Credit, and the expiration or termination of all Commitments, and Mortgagor hereby releases Mortgagee
Exhibit E — Page 10 of 33

from all liability (other than as a result of the gross negligence or willful misconduct of Mortgagee) whatsoever for the exercise of the foregoing power of attorney and all actions taken pursuant thereto. The consideration received by Mortgagor to execute and deliver this assignment and the liens and security interests created herein is legally sufficient and will provide a direct economic benefit to Mortgagor. It is intended by Mortgagor and Mortgagee that the assignment set forth herein constitutes an absolute assignment and not merely an assignment for additional security. Notwithstanding the foregoing, this assignment shall not be construed to bind Mortgagee to the performance of any of the covenants, conditions, or provisions of Mortgagor contained in the Leases or otherwise to impose any obligation upon Mortgagee, and, so long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a license, revocable by Mortgagee, to possess and control the Leases and collect and receive the Rents. Upon the occurrence of an Event of Default, such license in favor of Mortgagor shall be automatically revoked. Mortgagee’s acceptance of the assignment of the Rents under this Deed of Trust shall not be deemed to constitute Mortgagee a “secured party in possession,” nor obligate Mortgagee to appear in or defend any proceeding relating to the Rents, any Leases, or the Mortgaged Property, or to take any action hereunder, expend any money, incur any expenses, or perform any obligation under any Leases.
     2.4 After-Acquired Mortgaged Property. Any and all of the Mortgaged Property which is acquired after the date of this Deed of Trust shall, immediately and without any further conveyance, assignment, or act on the part of Mortgagor or Mortgagee, be subject to the Liens granted pursuant to this Deed of Trust as fully and completely as though specifically described herein and as though such Mortgaged Property had been owned by Mortgagor on the date of this Deed of Trust.
     2.5 Revolving Credit and Future Advances. It is contemplated and acknowledged that the Secured Obligations may include revolving credit loans and advances from time to time, and that this Deed of Trust shall have effect as of the date hereof to secure all Secured Obligations, regardless of whether any amounts are advanced on the date hereof or on a later date or, whether having been advanced, are later repaid in part or in whole and further advances made at a later date. This Deed of Trust secures all future advances and obligations constituting Secured Obligations.
     2.6 Security for Secured Obligations. The Liens and other rights granted pursuant to Section 2.1 and Section 2.2 of this Deed of Trust secure, and the Mortgaged Property is security for, the prompt performance and payment in full in cash when due, whether at stated maturity, by acceleration or otherwise, of the Secured Obligations. Notwithstanding that the balance of the Secured Obligations may at certain times be zero and that no Secured Obligations may at certain times be outstanding, the Liens granted hereunder and this Deed of Trust shall remain in full force and effect at all times and with the same priority until the payment in full in cash of the Secured Obligations and the expiration or termination of the Credit Documents.
     2.7 Products and Proceeds. The Liens and security interests granted by Mortgagor under this Deed of Trust include all products and Proceeds of the Mortgaged Property.
Exhibit E — Page 11 of 33

ARTICLE III
REPRESENTATIONS, WARRANTIES, AND COVENANTS
     3.1 Representations and Warranties. Subject to the provisions of the Credit Agreement and any express exceptions contained therein, Mortgagor represents and warrants as follows:
     (a) Mortgagor is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification and where a failure to be qualified could reasonably be expected to cause a Material Adverse Effect.
     (b) The execution, delivery, and performance by Mortgagor of this Deed of Trust and the consummation of the transactions contemplated hereby (a) are within Mortgagor’s powers, (b) have been duly authorized by all necessary action, (c) do not contravene (i) Mortgagor’s Organizational Documents or (ii) any applicable Legal Requirement or Contract binding on or affecting Mortgagor or its property, and (d) will not result in or require the creation or imposition of any Lien prohibited by the Credit Documents.
     (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for (i) the due execution, delivery and performance by Mortgagor of this Deed of Trust or (ii) the consummation of the transactions contemplated thereby.
     (d) This Deed of Trust has been duly executed and delivered by Mortgagor. This Deed of Trust to which Mortgagor is a party is the legal, valid, and binding obligation of Mortgagor and is enforceable against Mortgagor in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally.
     (e) Mortgagor has good, valid and marketable title to the Mortgaged Property free from all Liens, security interests or other encumbrances other than the Permitted Liens. Other than the Permitted Liens and other than those for which waivers or consents have been obtained and delivered to the Mortgagee on or prior to the date hereof, there are no preferential purchase rights held by third parties affecting any part of the Mortgaged Property or rights of third parties to prohibit the assignment, conveyance, pledge, or mortgage of any part of the Mortgaged Property without the consent of such third parties.
     (f) The Land, Servitudes and other interests and rights in real property described in Exhibit A constitute all of the Lands and Servitudes necessary for the construction, ownership, maintenance, access to and operation of the Systems affected by
Exhibit E — Page 12 of 33

this Deed of Trust and the description in Exhibit A hereto includes a complete and accurate description of all such properties, rights, and interests in real property.
     (g) All of the Contracts affecting any interest in the Lands or the rest of the Mortgaged Property are valid, subsisting and in full force and effect, and Mortgagor has no knowledge that a default exists under any of the terms or provisions, express or implied, of any of such Contracts. All of the Contracts and obligations of Mortgagor that relate to the Lands constitute legal, valid and binding obligations of Mortgagor. Neither Mortgagor nor, to the knowledge of Mortgagor, any other party to any such Contract (i) is in breach of or default, or with the lapse of time or the giving of notice, or both, would be in breach or default, with respect to any obligations under any such Contract, whether express or implied, or (ii) has given or threatened to give notice of any default under or inquiry into any possible default under, or action to alter, terminate, rescind or procure a judicial reformation of, any such Contract.
     (h) All rentals and other payments due under or with respect to the Lands have been properly and timely paid. All taxes due and payable have been properly and timely paid except for such taxes being contested in good faith by appropriate proceedings, and for which reserves shall have been made therefore and except for such taxes as are being currently paid prior to delinquency in the ordinary course of business. All expenses due and payable under the terms of the Contracts have been properly and timely paid except for such expenses being contested in good faith by appropriate proceedings, and for which reserves shall have been made therefor and except for such expenses as are being currently paid prior to delinquency in the ordinary course of business.
     (i) Mortgagor shall, at all times, comply in all material respects with all Environmental Law.
     (j) To the knowledge of Mortgagor, except in compliance with all Environmental Law and in the ordinary course of Mortgagor’s business, the Mortgaged Property has never been used by Mortgagor or any prior owner of the Mortgaged Property as a dump site or storage (whether temporary or permanent) site for Hazardous Substance.
     (k) Mortgagor has filed with the appropriate state and federal agencies all necessary rate and collection filings and all necessary applications for well determinations under the Natural Gas Act of 1938, as amended, the Natural Gas Policy Act of 1978, as amended, and the rules and regulations of the Federal Energy Regulatory Commission (the “FERC”) thereunder, and each such application has been approved by or is pending before the appropriate state or federal agency.
     (l) All necessary regulatory filings have been properly made in connection with the operation of Mortgagor’s business related to the Mortgaged Property except where a failure to make such filing could reasonably be expected to cause a Material Adverse Effect.
Exhibit E — Page 13 of 33

     (m) ADDRESS AND IDENTIFICATION INFORMATION.
     (i) As of the date of this Mortgage, Mortgagor’s address, place of business, residence, chief executive office and office where Mortgagor keeps its records concerning Accounts, Contract Rights and General Intangibles is set forth in the Section 6.12, and there has been no change in the location of any Mortgagor’s place of business, residence, chief executive office and office where it keeps such records and no change of Mortgagor’s name during the four months immediately preceding the date of this Deed of Trust.
     (ii) Mortgagor’s (x) federal tax identification number is _________ and organizational number is ___, (y) state of formation or organization, as applicable is Delaware, and (z) correctly-spelled name is _________.
     (iii) Mortgagee’s address is set forth in Section 6.12 hereto.
     (iv) Trustee’s address is set forth in Section 6.12 hereto.
     3.2 Covenants. Subject to the provisions of the Credit Agreement and any express exceptions contained therein, Mortgagor agrees as follows:
     (a) Payment of Lienable Claims. Mortgagor shall make prompt payment when due and owing of all taxes, assessments, and governmental charges imposed on or assessed against this instrument, upon the interest of Mortgagee or the Trustee, upon the Mortgaged Property or any part thereof, or upon the revenues, income, or profits from any of the above, except for such amounts as are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been established . Mortgagor shall make prompt payment when due and owing of all lawful claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property or any part thereof, and in general will do or cause to be done everything necessary so that the lien hereof shall be fully preserved, except for such amounts as are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been established.
     (b) Operation of Mortgaged Property. Mortgagor shall operate the Mortgaged Property, continuously and in a good workmanlike manner in accordance with all Legal Requirements and comply in all material respects with all terms and conditions of the Servitudes it now holds and each assignment or Contract obligating Mortgagor in any way with respect to the Mortgaged Property; but nothing herein shall be construed to empower Mortgagor to bind the Trustee or Mortgagee or any other Credit Party to any contract or obligation or render the Trustee or Mortgagee or any other Credit Party in any way responsible or liable for bills or obligations incurred by Mortgagor.
     (c) Maintenance of Easements. Mortgagor shall keep and continue, or cause to be kept and continued, all material Servitudes, estates and interests herein described and all contracts and agreements relating thereto in full force and effect in accordance with the terms thereof and will not permit the same to lapse or otherwise become impaired for failure to comply with the obligations thereof, whether express or implied.
Exhibit E — Page 14 of 33

Without limiting the generality of the foregoing sentence, Mortgagor shall not release any of the Servitudes without the prior written consent of Mortgagee.
     (d) Other Encumbrances. Mortgagor shall not create, assume, incur or suffer to exist, or permit any of its Subsidiaries to create, assume, incur or suffer to exist, any Lien on or in respect of any of the Mortgaged Property, whether now owned or hereafter acquired, or assign or otherwise convey, or permit any such Subsidiary to assign or otherwise convey, any right to receive income, in each case to secure or provide for the payment of any Debt, trade payable or other obligation or liability of any Person; provided, however, that notwithstanding the foregoing, Mortgagor or any of its Subsidiaries may create, incur, assume or suffer to exist the Permitted Liens.
     (e) Environmental Conditions. If at any time any Hazardous Substance is discovered on, under, or about any of the Realty Collateral or any other real property owned or operated by Mortgagor (“Other Property”) in violation of any Environmental Law in any material respect, Mortgagor will inform Administrative Agent of the same and of Mortgagor’s proposed response as required under Environmental Law, including, without limitation, the performance of any required investigatory or remedial activity, and Mortgagor will, at its sole cost and expense, remedy or remove such Hazardous Substances from such real property or Other Property or the groundwater underlying such real property or Other Property in accordance with (a) the approval of the appropriate Governmental Authority, if any such approval is required under Environmental Laws, and (b) all Environmental Laws. In addition to all other rights and remedies of Administrative Agent and the Credit Parties under the Credit Documents, but subject to Mortgagor’s right to contest the performance of any such response, as further described in this Section, if such Hazardous Substances require remediation or removal as set forth in this Section but has not been remedied or removed from the affected Mortgaged Property or Other Property or the groundwater underlying such Mortgaged Property or Other Property by the Borrower within the time periods contemplated by the applicable response, Administrative Agent may, at its sole discretion and after giving Mortgagor written notification of its intention to self-implement any required response, pay to have the same remedied or removed in accordance with the applicable remediation program, and Mortgagor will reimburse Administrative Agent therefore within ten days of Administrative Agent’s demand for payment. Mortgagor shall have the right to contest any notice, directive or other demand of any third party, including without limitation, any Governmental Authority, to remedy or remove Hazardous Substances from any Mortgaged Property or any Other Property so long as Mortgagor diligently prosecutes such contest to completion, complies with any final order or determination and, before such contest, either furnishes Administrative Agent security in an amount equal to the cost of remediation or removal of the Hazardous Substances or posts a bond with a surety satisfactory to Administrative Agent in such amount. MORTGAGOR SHALL BE SOLELY RESPONSIBLE FOR, AND WILL INDEMNIFY AND HOLD HARMLESS ADMINISTRATIVE AGENT AND EACH OTHER CREDIT PARTY AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST, ANY AND ALL LOSSES, DAMAGES, DEMANDS, CLAIMS, CAUSES OF ACTION, JUDGMENTS, ACTIONS, ASSESSMENTS, PENALTIES, COSTS, EXPENSES
Exhibit E — Page 15 of 33

AND LIABILITIES DIRECTLY OR INDIRECTLY ARISING OUT OF OR ATTRIBUTABLE TO ANY HAZARDOUS SUBSTANCES AT ANY REALTY COLLATERAL OR ANY OTHER PROPERTY, INCLUDING, WITHOUT LIMITATION, THE FOLLOWING: (Y) THE COSTS OF ANY REPAIR, CLEANUP OR DETOXIFICATION OF ANY MORTGAGED PROPERTY OR OTHER PROPERTY REQUIRED UNDER ENVIRONMENTAL LAW, AND THE PREPARATION AND IMPLEMENTATION OF ANY CLOSURE, REMEDIAL OR OTHER PLANS REQUIRED UNDER ENVIRONMENTAL LAW; AND (Z) ALL REASONABLE COSTS AND EXPENSES INCURRED BY ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY IN CONNECTION WITH CLAUSE (Y) ABOVE, INCLUDING REASONABLE ATTORNEYS’ FEES; PROVIDED, HOWEVER, THAT MORTGAGOR SHALL NOT BE LIABLE FOR ANY OF THE FOREGOING THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ADMINISTRATIVE AGENT OR A CREDIT PARTY AFTER TAKING POSSESSION OF THE MORTGAGED PROPERTY. The covenants and indemnities provided in this section shall survive the repayment or any other satisfaction of the Secured Obligations.
     (f) Notification. Mortgagor will notify Mortgagee of any material destruction, loss, termination or acquisition of any of its Mortgaged Property within three Business Days thereof.
     3.3 Further Assurances; Defense of Claims. Subject to the provisions of the Credit Agreement and any express exceptions contained therein, Mortgagor further agrees as follows:
     (a) Promptly upon request and at its expense, Mortgagor shall cure any defects in the creation, execution and delivery of this Deed of Trust. Mortgagor hereby authorizes the Mortgagee to file any financing statements without the signature of Mortgagor to the extent permitted by applicable law in order to perfect or maintain the perfection of any security interest granted under this Deed of Trust. Mortgagor at its expense will promptly execute and deliver to the Mortgagee upon reasonable request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of Mortgagor in this Deed of Trust, or to further evidence and more fully describe the Mortgaged Property, or to correct any omissions in this Deed of Trust, or to state more fully the security obligations set out herein, or to perfect, protect or preserve any Liens created pursuant hereto, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith or to enable the Mortgagee to exercise and enforce its rights and remedies with respect to any Mortgaged Property.
     (b) Within 30 days after a request by the Mortgagee or any Credit Party to cure any title defects or exceptions which are not Permitted Liens and which, individually or in the aggregate, (i) materially interfere with the ordinary conduct of Business, (ii) materially detract from the value or the use of the portion of the Mortgaged Property affected thereby, or (iii) could reasonably be expected to have a Material Adverse Effect,
Exhibit E — Page 16 of 33

the Mortagor shall cure such title defects or exceptions or substitute such Mortgaged Property with acceptable Property of an equivalent value with no title defects or exceptions and deliver to the Mortagee satisfactory title evidence in form and substance acceptable to the Mortagee in its reasonable business judgment as to the Mortagor’s title in such Property and the Mortagee’s Liens and security interests therein.
     (c) Mortgagor shall promptly notify Mortgagee in writing of the commencement of any legal proceeding affecting Mortgagor’s title to the Mortgaged Property or Mortgagee’s Lien or security interest in the Mortgaged Property, or any part thereof and which (i) materially interferes with the ordinary conduct of Business, (ii) materially detracts from the value or the use of the portion of the Mortgaged Property affected thereby, or (iii) could reasonably be expected to have a Material Adverse Effect. Mortgagor shall take such action, employing attorneys agreeable to Mortgagee, as may be necessary to preserve Mortgagor’s, the Trustee’s and Mortgagee’s rights affected thereby. If Mortgagor fails or refuses to adequately or vigorously, in the reasonable judgment of Mortgagee, defend Mortgagor’s, the Trustee’s or Mortgagee’s rights to the Mortgaged Property, the Trustee or Mortgagee may take such action on behalf of and in the name of Mortgagor and at Mortgagor’s expense. Moreover, Mortgagee or the Trustee on behalf of Mortgagee, may take such independent action in connection therewith as they may in their discretion deem proper, including the right to employ independent counsel and to intervene in any suit affecting the Mortgaged Property. All costs, expenses and attorneys’ fees incurred by Mortgagee or the Trustee pursuant to this Section 6.3 or in connection with the defense by Mortgagee of any claims, demands or litigation relating to Mortgagor, the Mortgaged Property or the transactions contemplated in this Deed of Trust shall be paid by Mortgagor as provided in Section 6.2 below.
     (d) Mortgagor shall maintain and preserve the Lien and security interest herein created as an Acceptable Security Interest.
     (e) Mortgagor shall give Mortgagee at least thirty days’ prior written notice before it amends, its name or changes its jurisdiction of incorporation, organization, or formation, as applicable.
     3.4 Recording. Mortgagor shall promptly (at Mortgagor’s own expense) record, register, deposit and file this Deed of Trust and every other instrument in addition or supplement hereto, including applicable financing statements, in such offices and places within the state where the Mortgaged Property is located and at such times and as often as may be necessary to preserve, protect and renew the Lien and security interest herein created as an Acceptable Security Interest on real or personal property as the case may be, and otherwise shall do and perform all matters or things necessary or expedient to be done or observed by reason of any Legal Requirement for the purpose of effectively creating, perfecting, maintaining and preserving the Lien and security interest created hereby in and on the Mortgaged Property.
     3.5 Records, Statements and Reports. Mortgagor shall keep proper books of record and account in which complete and correct entries shall be made of Mortgagor’s transactions in accordance with the method of accounting required in the Credit Agreement and shall furnish or
Exhibit E — Page 17 of 33

cause to be furnished to Mortgagee the reports required to be delivered pursuant to the terms of the Credit Agreement.
     3.6 Covenants Running with the Land. All covenants and agreements herein contained shall constitute covenants running with the Land.
     3.7 Incorporation of Covenants from Credit Agreement. The covenants applicable to Mortgagor and to the Mortgaged Property contained in Article V and Article VI of the Credit Agreement are hereby confirmed and restated, each such covenant, together with all related definitions and ancillary provisions, being hereby incorporated into this Deed of Trust by reference as though specifically set forth in this Section, and Mortgagor hereby agrees that Mortgagor shall perform and comply with such covenants until the indefeasible payment in full in cash of the Secured Obligations (including all Letter of Credit Obligations), the termination or expiration of all Letters of Credit and all obligations of the Issuing Banks and the Banks in respect of Letters of Credit, and the expiration or termination of all Commitments.
ARTICLE IV
DEFAULT
     4.1 Events of Default. An Event of Default under the terms of the Credit Agreement shall constitute an “Event of Default” under this Deed of Trust.
     4.2 Acceleration Upon Default. Upon the occurrence and during the continuance of any Event of Default (other than pursuant to paragraph (e) of Section 7.01 of the Credit Agreement), Mortgagee may, or shall at the request of the Majority Banks, declare the entire unpaid principal of, and the interest accrued on, and all other amounts owed in connection with, the Secured Obligations to be forthwith due and payable, whereupon the same shall become immediately due and payable without any protest, presentment, demand, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by Mortgagor. If any Event of Default pursuant to paragraph (e) of Section 7.01 of the Credit Agreement shall occur, the entire unpaid principal of, and the interest accrued on, and all other amounts owed in connection with, the Secured Obligations shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration) all of which are hereby expressly waived by Mortgagor. Whether or not Mortgagee or the Majority Banks elect to accelerate as herein provided, Mortgagee may simultaneously, or thereafter, without any further notice to Mortgagor, exercise any other right or remedy provided in this Deed of Trust or otherwise existing under the Credit Agreement or any other Credit Document or any other agreement, document, or instrument evidencing obligations owing from Mortgagor to any of the Credit Parties.
Exhibit E — Page 18 of 33

ARTICLE V
Mortgagee’s Rights
     5.1 Rights to Realty Collateral Upon Default.
     (a) Operation of Property by Mortgagee. Upon the occurrence and during the continuance of any Event of Default, and in addition to all other rights of Mortgagee, Mortgagee shall have the following rights and powers (but no obligation):
     (i) To hold, use, administer, manage and operate the Realty Collateral to the extent that Mortgagor could do so, and without any liability to Mortgagor in connection with such operations; and
     (ii) Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court, and without regard to the adequacy of its security, to enter upon and take possession of the Realty Collateral or any part thereof, and exclude Mortgagor therefrom, and do any other acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Realty Collateral, or part thereof or interest therein, increase the income therefrom or protect the security hereof and, with or without taking possession of the Realty Collateral, take any action described herein, sue for or otherwise collect the Rents, including those past due and unpaid, and apply the same, less reasonable costs and expenses of operation and collection including reasonable attorneys’ fees, upon the Secured Obligations, all in such order as Mortgagee may determine.
The entering upon and taking possession of the Realty Collateral, the taking of any action described herein, the collection of such Rents, and the application thereof as aforesaid, shall not cure or waive any Event of Default or notice of default or invalidate any act done in response to such Event of Default or pursuant to such notice of default and, notwithstanding the continuance in possession of the Realty Collateral or the collection, receipt and application of Rents, Mortgagee shall be entitled to exercise every right provided for in any of the Credit Documents or by law upon any Event of Default, including the right to exercise the power of sale herein conferred. Mortgagee may designate any person, firm, corporation or other entity to act on its behalf in exercising the foregoing rights and powers.
     (b) Judicial Proceedings. Upon the occurrence and during the continuance of any Event of Default, the Trustee and/or Mortgagee, in lieu of or in addition to exercising the power of sale hereafter given, may proceed by a suit or suits, in equity or at law (i) for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, (ii) for the appointment of a receiver whether there is then pending any foreclosure hereunder or the sale of the Realty Collateral, or (iii) for the enforcement of any other appropriate legal or equitable remedy; and further, in lieu of the non-judicial power of sale hereafter given for Mortgaged Property located in the State of Texas, the Trustee may proceed by suit for a sale of the Realty Collateral.
Exhibit E — Page 19 of 33

     (c) Foreclosure by Private Power of Sale of Collateral. Upon the occurrence and during the continuance of any Event of Default, the Trustee shall have the right and power to sell, as the Trustee may elect, all or a portion of the Mortgaged Property at one or more sales as an entirety or in parcels, in accordance with Section 51.002 of the Texas Property Code, as amended from time to time (or any successor provisions of Texas governing real property foreclosure sales) or with any applicable state law. Mortgagor hereby designates as Mortgagor’s address for the purpose of notice the address set out in Section 6.12; provided that Mortgagor may by written notice to Mortgagee designate a different address for notice purposes. Any purchaser or purchasers will be provided with a general warranty conveyance binding Mortgagor and Mortgagor’s successors and assigns. Sale of a part of the Realty Collateral will not exhaust the power of sale, and sales may be made from time to time until all of the Realty Collateral is sold or all of the Secured Obligations are paid in full.
     (d) Certain Aspects of Sale. Mortgagee will have the right to become the purchaser at any foreclosure sale and to credit the then outstanding balance of the Secured Obligations against the amount payable by Mortgagee as purchaser at such sale. Statements of fact or other recitals contained in any conveyance to any purchaser or purchasers at any sale made hereunder will conclusively establish the occurrence of any Event of Default, any acceleration of the maturity of the Secured Obligations, the advertisement and conduct of such sale in the manner provided herein, the appointment of any successor-Trustee hereunder and the truth and accuracy of all other matters stated therein. Mortgagor does hereby ratify and confirm all legal acts that the Trustee may do in carrying out the Trustee’s duties and obligations under this Deed of Trust, and Mortgagor hereby irrevocably appoints Mortgagee to be the attorney-in-fact of Mortgagor and in the name and on behalf of Mortgagor to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which Mortgagor ought to execute and deliver and do and perform any and all such acts and things which Mortgagor ought to do and perform under the covenants herein contained and generally to use the name of Mortgagor in the exercise of all or any of the powers hereby conferred on Trustee. Upon any sale, whether under the power of sale hereby given or by virtue of judicial proceedings, it shall not be necessary for Trustee or any public officer acting under execution or by order of court, to have physically present or constructively in his possession any of the Mortgaged Property, and Mortgagor hereby agrees to deliver to the purchaser or purchasers at such sale on the date of sale the Mortgaged Property purchased by such purchasers at such sale and if it should be impossible or impracticable to make actual delivery of such Mortgaged Property, then the title and right of possession to such Mortgaged Property shall pass to the purchaser or purchasers at such sale as completely as if the same had been actually present and delivered.
     (e) Receipt to Purchaser. Upon any sale made under the power of sale herein granted, the receipt of the Trustee will be sufficient discharge to the purchaser or purchasers at any sale for its purchase money, and such purchaser or purchasers, will not, after paying such purchase money and receiving such receipt of the Trustee, be obligated to see to the application of such purchase money or be responsible for any loss, misapplication or non-application thereof.
Exhibit E — Page 20 of 33

     (f) Effect of Sale. Any sale or sales of the Realty Collateral will operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Mortgagor in and to the premises and the Realty Collateral sold, and will be a perpetual bar, both at law and in equity, against Mortgagor, Mortgagor’s successors or assigns, and against any and all persons claiming or who shall thereafter claim all or any of the Realty Collateral sold by, through or under Mortgagor, or Mortgagor’s successors or assigns. Nevertheless, if requested by the Trustee so to do, Mortgagor shall join in the execution and delivery of all proper conveyances, assignments and transfers of the Property so sold. The purchaser or purchasers at the foreclosure sale will receive as incident to his, her, its or their own ownership, immediate possession of the Realty Collateral purchased and Mortgagor agrees that if Mortgagor retains possession of the Realty Collateral or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser or purchasers and will be subject to eviction and removal by any lawful means, with or without judicial intervention, and all damages by reason thereof are hereby expressly waived by Mortgagor.
     (g) Application of Proceeds. The proceeds of any sale of the Realty Collateral or any part thereof, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall either be, at the option of Mortgagee, applied at the time of receipt, or held by Mortgagee in a cash collateral account as additional Mortgaged Property, and in either case, applied in the order set forth in Section 7.06 of the Credit Agreement.
     (h) Mortgagor’s Waiver of Appraisement and Marshalling. Mortgagor agrees, to the full extent that Mortgagor may lawfully so agree, that Mortgagor will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, valuation, stay, extension or redemption law, now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, the absolute sale of the Mortgaged Property, including the Realty Collateral, or the possession thereof by any purchaser at any sale made pursuant to this Deed of Trust or pursuant to the decree of any court of competent jurisdiction; and Mortgagor, for Mortgagor and all who may claim through or under Mortgagor, hereby waives the benefit of all such laws and, to the extent that Mortgagor may lawfully do so under any applicable law, any and all rights to have the Mortgaged Property, including the Realty Collateral, marshaled upon any foreclosure of the Lien hereof or sold in inverse order of alienation. Mortgagor agrees that the Trustee may sell the Mortgaged Property, including the Realty Collateral, in part, in parcels or as an entirety as directed by Mortgagee.
     (i) Waiver of Notices, Appraisements, Reinstatement and other Rights. Mortgagor hereby expressly waives, to the full extent permitted by applicable law, any and all rights or privileges of notices, appraisements, redemption and any prerequisite in the event of foreclosure of the liens and/or security interests created herein, including without limitation, any right to reinstatement prior to foreclosure. Mortgagee at all times shall have the right to release any part of the Mortgaged Property now or hereafter subject to the liens or security interests of this Deed of Trust, any part of the proceeds of production or other income herein or hereafter assigned or pledged, or any other security it now has or may hereafter have securing the Indebtedness, without releasing any other
Exhibit E — Page 21 of 33

part of the Mortgaged Property, proceeds or income, and without affecting the liens or security interests hereof as to the part or parts of the Mortgaged Property, proceeds or income not so released or the right to receive future proceeds and income
     5.2 Rights to Personalty Collateral Upon Default. Upon the occurrence and during the continuance of any Event of Default, Mortgagee or the Trustee may proceed against the Personalty Collateral in accordance with the rights and remedies granted herein with respect to the Realty Collateral, or will have all rights and remedies granted by the Uniform Commercial Code as in effect in Texas and this Deed of Trust. Mortgagee shall have the right to take possession of the Personalty Collateral, and for this purpose Mortgagee may enter upon any premises on which any or all of the Personalty Collateral is situated and, to the extent that Mortgagor could do so, take possession of and operate the Personalty Collateral or remove it therefrom. Mortgagee may require Mortgagor to assemble the Personalty Collateral and make it available to Mortgagee at a place to be designated by Mortgagee which is reasonably convenient to both parties. Unless the Personalty Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Mortgagee will send Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Personalty Collateral is to be made. This requirement of sending reasonable notice will be met if such notice is mailed, postage prepaid, to Mortgagor at the address designated in Section 6.12 hereof (or such other address as has been designated as provided herein) at least ten days before the time of the sale or disposition. In addition to the expenses of retaking, holding, preparing for sale, selling and the like, Mortgagee will be entitled to recover attorney’s fees and legal expenses as provided for in this Deed of Trust and in the writings evidencing the Secured Obligations before applying the balance of the proceeds from the sale or other disposition toward satisfaction of the Secured Obligations. Mortgagor will remain liable for any deficiency remaining after the sale or other disposition. Mortgagor hereby consents and agrees that any disposition of all or a part of the Mortgaged Property may be made without warranty of any kind whether expressed or implied.
     5.3 Rights to Fixture Collateral Upon Default. Upon the occurrence and during the continuance of any Event of Default, Mortgagee may elect to treat the Fixture Collateral as either Realty Collateral or as Personalty Collateral (but not both) and proceed to exercise such rights as apply to the type of Mortgaged Property selected.
     5.4 Certain Remedies related to Rents. After the occurrence and during the continuance of an Event of Default, the Mortgagee may by written notice to Mortgagor terminate Mortgagor’s license to collect the Rents hereunder. Any Rents received by Mortgagor after such notice shall be held in trust for the benefit of the Mortgagee, segregated from the other funds of Mortgagor, and immediately paid over to the Mortgagee, with any necessary endorsement. Mortgagor irrevocably authorizes all parties obligated to pay Rents to accept any notice from the Mortgagee that Mortgagor’s license to collect the Rents has been terminated after the occurrence and during the continuance of an Event of Default and, following such notice, to follow the instructions of the Mortgagee and ignore the instructions of Mortgagor with respect to collecting the Rents, including instructions which direct the obligors to pay all amounts due directly to the Mortgagee. Upon such notification and at the expense of Mortgagor, the Mortgagee may enforce collection of any Rents, and adjust, settle, or compromise the amount or payment thereof.
Exhibit E — Page 22 of 33

     5.5 Account Debtors. Mortgagee may, in its discretion, after the occurrence and during the continuance of any Event of Default, notify any account debtor to make payments directly to Mortgagee and contact account debtors directly to verify information furnished by Mortgagor. Mortgagee shall not have any obligation to preserve any rights against prior parties.
     5.6 Costs and Expenses. All reasonable sums advanced or costs or expenses incurred by Mortgagee (either by it directly or on its behalf by the Trustee or any receiver appointed hereunder) in protecting and enforcing its rights hereunder shall constitute a demand obligation owing by Mortgagor to Mortgagee as part of the Obligations. Mortgagor hereby agrees to repay such reasonable sums on demand plus interest thereon from the date of the advance or incurrence until reimbursement of Mortgagee at the same rate of interest as charged Reference Rate Advances when an Event of Default exists as set forth in the Credit Agreement.
     5.7 Set-Off. Upon the occurrence and during the continuance of any Event of Default, Mortgagee shall have the right to set-off any funds of Mortgagor in the possession of Mortgagee against any amounts then due by Mortgagor to Mortgagee pursuant to this Deed of Trust.
ARTICLE VI
Miscellaneous
     6.1 Trustees.
     (a) Successor Trustees. The Trustee may resign in writing addressed to Mortgagee or be removed at any time with or without cause by an instrument in writing duly executed by Mortgagee. In case of the death, resignation or removal of the Trustee, a successor Trustee may be appointed by Mortgagee by instrument of substitution complying with any applicable requirements of law, and in the absence of any requirement, without other formality other than an appointment and designation in writing. The appointment and designation will vest in the named successor Trustee all the estate and title of the Trustee in all of the Mortgaged Property and all of the rights, powers, privileges, immunities and duties hereby conferred upon the Trustee. All references herein to the Trustee will be deemed to refer to any successor Trustee from time to time acting hereunder.
     (b) Indemnification of Trustee. The Trustee shall not be liable for any error of judgment or act done by the Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, INCLUDING THE TRUSTEE’S OWN NEGLIGENCE, but excluding any of the Trustee’s own gross negligence or willful misconduct found to be such by a final, non-appealable judgment by a court of competent jurisdiction. The Trustee may rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and the Trustee shall have no liability for interest on any moneys
Exhibit E — Page 23 of 33

received by him hereunder. Mortgagor shall reimburse the Trustee for, and indemnify and save the Trustee harmless against, any and all liability and expenses which may be incurred by the Trustee in the performance of the Trustee’s duties hereunder, INCLUDING THOSE INCURRED AS A RESULT OF THE TRUSTEE’S OWN NEGLIGENCE, but excluding such liabilities and expenses that are found by a final, non-appealable judgment by a court of competent jurisdiction to have been incurred as a result of the gross negligence, willful misconduct, or bad faith of the Trustee. Mortgagor’s obligations under this Section 6.1(b) shall survive the termination of this Deed of Trust, the payment in full of the Secured Obligations, the termination of all obligations of the Issuing Banks and the Banks in respect of Letters of Credit, and the termination or expiration of the Commitments.
     (c) Duties of Trustee. It shall be no part of the duty of the Trustee to see to any recording, filing or registration of this Deed of Trust or any other instrument in addition or supplemental hereto, or to see to the payment of or be under any duty with respect to any tax or assessment or other governmental charge which may be levied or assessed on the Mortgaged Property, any part thereof, or against Mortgagor, or to see to the performance or observance by Mortgagor of any of the covenants and agreements contained herein. Trustee shall not be responsible for the execution, acknowledgment or validity of this Deed of Trust or of any instrument in addition or supplemental hereto or for the sufficiency of the security purported to be created hereby, and makes no representation in respect thereof or in respect of the rights of Mortgagee. Trustee shall have the right to seek the advice of counsel upon any matters arising hereunder and shall be fully protected in relying as to legal matters on the advice of counsel. Trustee shall not incur any personal liability hereunder except for his own willful misconduct; and the Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine.
     6.2 Advances by Mortgagee or Trustee. Each and every covenant of Mortgagor herein contained shall be performed and kept by Mortgagor solely at Mortgagor’s expense. If Mortgagor fails to perform or keep any of the covenants of whatsoever kind or nature contained in this Deed of Trust, Mortgagee (either by it directly or on its behalf by the Trustee or any receiver appointed hereunder) may, but will not be obligated to, make advances to perform the same on Mortgagor’s behalf, and Mortgagor hereby agrees to repay such sums and any reasonable attorneys’ fees incurred in connection therewith on demand plus interest thereon from the date of the advance until reimbursement of Mortgagee at the same rate of interest as charged Reference Rate Advances when an Event of Default exists as set forth in the Credit Agreement. In addition, Mortgagor hereby agrees to repay on demand any costs, expenses and reasonable attorney’s fees incurred by Mortgagee or the Trustee which are to be obligations of Mortgagor pursuant to, or allowed by, the terms of this Deed of Trust, including such costs, expenses and reasonable attorney’s fees incurred pursuant to the terms hereof, plus interest thereon from the date of the advance by Mortgagee or the Trustee until reimbursement of Mortgagee or the Trustee, respectively, at the same rate of interest as charged Reference Rate Advances when an Event of Default exists as set forth in the Credit Agreement. Such amounts will be in addition to any sum of money which may, pursuant to the terms and conditions of the written instruments
Exhibit E — Page 24 of 33

comprising part of the Secured Obligations, be due and owing. No such advance will be deemed to relieve Mortgagor from any default hereunder.
     6.3 Termination. If the Secured Obligations (including all Letter of Credit Obligations) have been indefeasible paid in full in cash, all Letters of Credit have expired or terminated and all obligations of the Issuing Banks and the Banks in respect of Letters of Credit have terminated, and all Commitments have expired or terminated, then all of the Mortgaged Property (to the extent not sold pursuant to the terms hereof) will revert to Mortgagor and the entire estate, right, title and interest of the Trustee and Mortgagee will thereupon cease; and Mortgagee in such case shall, upon the request of Mortgagor and the payment by Mortgagor of all reasonable attorneys’ fees and other expenses, deliver to Mortgagor proper instruments acknowledging satisfaction of this Deed of Trust.
     6.4 Renewals, Amendments and Other Security. Without notice or consent of Mortgagor, renewals and extensions of the written instruments constituting part or all of the Secured Obligations may be given at any time and amendments may be made to agreements relating to any part of such written instruments or the Mortgaged Property. Mortgagee may take or hold other security for the Secured Obligations without notice to or consent of Mortgagor. The acceptance of this Deed of Trust by Mortgagee shall not waive or impair any other security Mortgagee may have or hereafter acquire to secure the payment of the Secured Obligations nor shall the taking of any such additional security waive or impair the Lien and security interests herein granted. The Trustee or Mortgagee may resort first to such other security or any part thereof, or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action will not be a waiver of any rights conferred by this Deed of Trust. This Deed of Trust may not be amended, waived or modified except in a written instrument executed by both Mortgagor and Mortgagee.
     6.5 Security Agreement, Financing Statement and Fixture Filing. This Deed of Trust will be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, financing statement, real estate mortgage, or security agreement, and from time to time as any one or more thereof if appropriate under applicable state law. AS A FINANCING STATEMENT, THIS DEED OF TRUST IS INTENDED TO COVER ALL PERSONALTY COLLATERAL INCLUDING MORTGAGOR’S INTEREST IN ALL HYDROCARBONS AS AND AFTER THEY ARE EXTRACTED AND ALL ACCOUNTS ARISING FROM THE SALE THEREOF AT THE WELLHEAD. THIS DEED OF TRUST SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING WITH RESPECT TO FIXTURE COLLATERAL INCLUDED WITHIN THE MORTGAGED PROPERTY. This Deed of Trust shall be filed in the real estate records or other appropriate records of the county or counties in the state in which any part of the Realty Collateral and Fixture Collateral is located as well as the Uniform Commercial Code records or other appropriate office of the state in which any Mortgaged Property is located. At Mortgagee’s request, Mortgagor shall execute financing statements covering the Personalty Collateral and Fixture Collateral, which financing statements may be filed in the Uniform Commercial Code records or other appropriate office of the county or state in which any of the Collateral is located or in any other location permitted or required to perfect Mortgagee’s security interest under the Uniform Commercial Code. In addition, Mortgagor hereby irrevocably authorizes Mortgagee and any affiliate, employee or agent thereof, at any
Exhibit E — Page 25 of 33

time and from time to time, to file in any Uniform Commercial Code jurisdiction any financing statement or document and amendments thereto, without the signature of Mortgagor where permitted by law, in order to perfect or maintain the perfection of any security interest granted under this Deed of Trust. A photographic or other reproduction of this Deed of Trust shall be sufficient as a financing statement.
     6.6 Unenforceable or Inapplicable Provisions. If any term, covenant, condition or provision hereof is invalid, illegal or unenforceable in any respect, the other provisions hereof will remain in full force and effect and will be liberally construed in favor of the Trustee and Mortgagee in order to carry out the provisions hereof.
     6.7 Rights Cumulative. Each and every right, power and remedy herein given to the Trustee or Mortgagee will be cumulative and not exclusive, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee, or Mortgagee, as the case may be, and the exercise, or the beginning of the exercise, of any such right, power or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by the Trustee or by Mortgagee in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.
     6.8 Waiver by Mortgagee. Any and all covenants in this Deed of Trust may from time to time by instrument in writing by Mortgagee and the Majority Banks, be waived to such extent and in such manner as the Trustee or Mortgagee may desire, but no such waiver will ever affect or impair either the Trustee’s or Mortgagee’s rights hereunder, except to the extent specifically stated in such written instrument.
     6.9 Terms. The term “Mortgagor” as used in this Deed of Trust will be construed as singular or plural to correspond with the number of persons executing this Deed of Trust as Mortgagor. If more than one person executes this Deed of Trust as Mortgagor, his, her, its, or their duties and liabilities under this Deed of Trust will be joint and several. The terms “Mortgagee”, “Mortgagor”, and “Trustee” as used in this Deed of Trust include the heirs, executors or administrators, successors, representatives, receiver, trustees and assigns of those parties as provided in Section 6.14 below.
     6.10 Counterparts. This Deed of Trust may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical except that, to facilitate recordation, in any particular counties counterpart portions of Exhibit A hereto which describe Properties situated in counties other than the counties in which such counterpart is to be recorded may have been omitted.
     6.11 Governing Law. This Deed of Trust shall be governed by and construed in accordance with the laws of the State of Texas.
     6.12 Notice. All notices required or permitted to be given by Mortgagor, Mortgagee or the Trustee shall be made in the manner set forth in the Credit Agreement and shall be addressed as follows:
Exhibit E — Page 26 of 33

Mortgagor:	[Mortgagor] c/o Holly Energy Partners — Operating, L.P. 100 Crescent Court, Suite 1600 Dallas, Texas 75201-6927 Attention: Stephen D. Wise Facsimile: 214.237.3051

Mortgagee:	Union Bank of California, N.A. 445 South Figueroa Street, 15th Floor Los Angeles, California 90071 Attention: Don Smith Facsimile: 213.236.6823

Trustee:	Any notices to be given to the Trustee shall also be delivered to Mortgagee.
     6.13 Condemnation. All awards and payments heretofore and hereafter made for the taking of or injury to the Mortgaged Property or any portion thereof whether such taking or injury be done under the power of eminent domain or otherwise, are hereby assigned, and shall be paid to Mortgagee. Mortgagee is hereby authorized to collect and receive the proceeds of such awards and payments and to give proper receipts and acquittances therefor. Mortgagor hereby agrees to make, execute and deliver, upon request, any and all assignments and other instruments sufficient for the purpose of confirming this assignment of the awards and payments to Mortgagee free and clear of any encumbrances of any kind or nature whatsoever. Any such award or payment may, at the option of Mortgagee, be retained and applied by Mortgagee after payment of attorneys’ fees, costs and expenses incurred in connection with the collection of such award or payment toward payment of all or a portion of the Secured Obligations, whether or not the Secured Obligations are then due and payable, or be paid over wholly or in part to Mortgagor for the purpose of altering, restoring or rebuilding any part of the Mortgaged Property which may have been altered, damaged or destroyed as a result of any such taking, or other injury to the Mortgaged Property.
     6.14 Successors and Assigns. This Deed of Trust shall (a) be binding upon Mortgagor and its successors, transferees and assigns, and (b) inure, together with the rights and remedies of the Mortgagee hereunder, to the benefit of and be binding upon, the Mortgagee, the Issuing Banks, and the Banks and their respective successors, transferees, and assigns, and to the benefit of and be binding upon, the Swap Counterparties, and each of their respective successors, transferees, and assigns to the extent such successors, transferees, and assigns of a Swap Counterparty is a Bank or an Affiliate of a Bank. Without limiting the generality of the foregoing clause, when any Bank assigns or otherwise transfers any interest held by it under the Credit Agreement or other Credit Document to any other Person pursuant to the terms of the Credit Agreement or such other Credit Document, that other Person shall thereupon become vested with all the benefits held by such Bank under this Deed of Trust.
     6.15 Article and Section Headings. The article and section headings in this Deed of Trust are inserted for convenience of reference and shall not be considered a part of this Deed of Trust or used in its interpretation.
Exhibit E — Page 27 of 33

     6.16 Usury Not Intended. It is the intent of Mortgagor and Mortgagee in the execution and performance of this Deed of Trust, the Credit Agreement and the other Credit Documents to contract in strict compliance with applicable usury laws governing the Secured Obligations including such applicable usury laws of the State of Texas and the United States of America as are from time-to-time in effect. In furtherance thereof, Mortgagee and Mortgagor stipulate and agree that none of the terms and provisions contained in this Deed of Trust, the Credit Agreement or the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum non-usurious rate permitted by applicable law and that for purposes hereof “interest” shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Deed of Trust, the Credit Agreement and the other Credit Documents; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Secured Obligations, include amounts which by applicable law are deemed interest which would exceed the maximum non-usurious rate permitted by applicable law, then such excess shall be deemed to be a mistake and Mortgagee shall credit the same on the principal of the Secured Obligations (or if the Secured Obligations shall have been paid in full, refund said excess to Mortgagor). In the event that the maturity of the Secured Obligations is accelerated by reason of any election of Mortgagee resulting from any Event of Default, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum non-usurious rate permitted by applicable law and excess interest, if any, provided for in this Deed of Trust, the Credit Agreement or other Credit Documents shall be canceled automatically as of the date of such acceleration and prepayment and, if theretofore paid, shall be credited on the Secured Obligations or, if the Secured Obligations shall have been paid in full, refunded to Mortgagor. In determining whether or not the interest paid or payable under any specific contingencies exceeds the maximum non-usurious rate permitted by applicable law, Mortgagor and Mortgagee shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal part during the period of the full stated term of the Secured Obligations, all amounts considered to be interest under applicable law of any kind contracted for, charged, received or reserved in connection with the Secured Obligation.
     6.17 [INTENTIONALLY OMITTED.]
     6.18 No Offsets, Etc. Mortgagor hereby represents, warrants and covenants to Mortgagee and the Trustee that there are no offsets, counterclaims or defenses at law or in equity against this Deed of Trust or the indebtedness secured thereby.
     6.19 Bankruptcy Limitation. Notwithstanding anything contained herein to the contrary, it is the intention of Mortgagor, the Mortgagee and the other Credit Parties that the amount of the Secured Obligation secured by Mortgagor’s interests in any of its Property shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to Mortgagor. Accordingly, notwithstanding anything to the contrary contained in this Deed of Trust in any other agreement or instrument executed in connection with the payment of any of the Secured Obligations, the amount of the Secured Obligations secured by Mortgagor’s interests in any of its Property pursuant to this Deed of Trust shall be limited to an aggregate amount equal to the largest amount that would not render Mortgagor’s obligations hereunder or the Liens
Exhibit E — Page 28 of 33

and security interest granted to the Mortgagee hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.
     6.20 Express Negligence Rule. The indemnification, release and assumption provisions provided for in this Agreement shall be applicable whether or not the losses, costs, expenses and damages in question arose solely or in part from the gross, active, passive, or concurrent negligence, strict liability or other fault of any indemnified party. Each of Administrative Agent, the Issuing Banks, the Banks, the Borrower, and each of the Guarantors acknowledges that this statement complies with the express negligence rule and is conspicuous.
     6.21 Time of the Essence. Time is of the essence in the performance of each and every obligation under this Deed of Trust.
     6.22 Financing Statement and Utility Security Instrument Filings. This Deed of Trust may be filed as provided in Article 9 of the UCC, to assure that the security interests granted by this Deed of Trust are perfected. In this connection, this instrument will be presented to a filing officer under the UCC to be filed in the real estate records as a Financing Statement covering fixtures. This Deed of Trust may also be filed as provided in TEX. BUS. & COM. CODE ANN. Ch. 35 (Vernon 1996), as amended from time to time, relating to the granting of a security interest by utilities. The filing of this Deed of Trust under the provisions of TEX. BUS. & COM. CODE ANN, Ch. 35 (Vernon 1996), as amended from time to time, shall not constitute an admission by Mortgagor that it is a utility for purposes of TEX. BUS. & COM. CODE ANN. Ch. 35 (Vernon 1996), as amended from time to time, or any other statute, rule or regulation of any governmental authority or agency.
[SIGNATURE PAGES FOLLOW]
Exhibit E — Page 29 of 33

[SIGNATURE PAGE TO MORTGAGE — PAGE 1 OF ___]
     EXECUTED as of                                         , 20___.

MORTGAGOR: [ ]
By:
Name:
Title:

THE STATE OF _________	§
§
COUNTY OF _________	§
     The foregoing instrument was acknowledged before me this                                         , 20___ by                                          , the                                           of [MORTGAGOR], on behalf of [MORTAGOR].
     Given under my hand and official seal this                                         , 20___.

Notary Public in and for
[NOTARIAL SEAL]	the State of
Exhibit E — Page 30 of 33

[SIGNATURE PAGE TO MORTGAGE — PAGE 2 OF ___]
     EXECUTED as of                                         , 20___.

MORTGAGEE: UNION BANK OF CALIFORNIA, N.A.
By:
Name:
Title:

THE STATE OF _________	§
§
COUNTY OF _________	§
     The foregoing instrument was acknowledged before me this                                         , 20___ by                                          , the                                           of UNION BANK OF CALIFORNIA, N.A., a national association, on behalf of the national association.
     Given under my hand and official seal this                                         , 20___.

Notary Public in and for
[NOTARIAL SEAL]	the State of
Exhibit E — Page 31 of 33

EXHIBIT A
DESCRIPTION OF REALTY COLLATERAL
Exhibit E — Page 32 of 33

SCHEDULE I
DESCRIPTION OF MATERIAL CONTRACTS
Exhibit E — Page 33 of 33

EXHIBIT F
FORM OF NEW BANK AGREEMENT
     THIS NEW BANK AGREEMENT dated as of                     , 200___ (this “New Bank Agreement”) is made by and among HOLLY ENERGY PARTNERS — OPERATING, L.P., a Delaware limited partnership (“Borrower”), each of the undersigned subsidiaries of the Borrower that are guarantors (the “Guarantors”), UNION BANK OF CALIFORNIA, N.A., in its capacity as administrative agent under the Credit Agreement (as defined below) (in such capacity, the “Administrative Agent”), and                      (“New Bank”). Reference is made to that certain Amended and Restated Credit Agreement dated as of August ___, 2007 among the Borrower, the banks party thereto from time to time (the “Banks”), the Banks issuing letters of credit thereunder from time to time (the “Issuing Banks”), and the Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein but not defined herein shall have the meanings specified by the Credit Agreement.
PRELIMINARY STATEMENTS
     A. Pursuant to Section 2.14 of the Credit Agreement, and subject to the terms and conditions thereof, financial institutions may become Banks with Commitments in the event the Borrower requests an increase in the aggregate Commitments and certain other conditions are met and satisfied.
     B. The Borrower has requested an increase in the aggregate Commitments and such certain other conditions are met and satisfied, as applicable.
     C. The Borrower, the Administrative Agent, and the New Bank now wish to enter into this New Bank Agreement to add New Bank as a Bank under the Credit Agreement and to establish a Commitment of $                     for New Bank in accordance with the terms and conditions of the Credit Agreement.
AGREEMENT:
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, the parties hereto agree as follows:
     1. Addition of New Lender. Pursuant to Section 2.14 of the Credit Agreement, New Bank is hereby added to the Credit Agreement as a Bank with a Commitment of $                     . New Bank specifies as its Lending Office(s) the following:

Attention:
Facsimile:

Exhibit F — Page 1 of 4

     2. Delivery of Note. Borrower shall promptly execute and deliver to the New Bank a Note, dated as of the effective date of this New Bank Agreement, in the principal amount of the New Bank’s Commitment set forth in Section 1.1 above.
     3. Governing Law. This New Bank Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.
     4. Bank Credit Decision. New Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Issuing Bank, or any other Bank, and based on the Financial Statements referred to in Section 4.05 of the Credit Agreement and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this New Bank Agreement and to agree to the various matters set forth herein. New Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Issuing Bank, or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.
     5. Representations and Warranties of Borrower. Borrower represents and warrants as follows:
     (a) the representations and warranties contained in the Credit Agreement, the Security Documents, the Guaranties, and each of the other Credit Documents are correct in all material respects on and as of the date of the addition of New Bank as a Bank under the Credit Agreement and the establishment of New Bank’s Commitment pursuant to this New Bank Agreement, before and after giving effect to such events as though such representations and warranties were made on the date of such increase, except to the extent any such representations and warranties are expressly limited to an earlier date; and
     (b) no Default has occurred and is continuing, or would result from the increase in Commitments described in this Commitment Increase Agreement.
     6. Representations and Warranties of New Bank. New Bank represents and warrants that it is an Eligible Assignee.
     7. Appointment of Administrative Agent. New Bank hereby appoints and authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers and discretion under the Credit Documents as are delegated to the Administrative Agent thereby, together with such powers and discretion as are reasonably incidental thereto.
     8. Default. Without limiting any other event that may constitute an Event of Default, Borrower acknowledges and agrees any representation or warranty made by the Borrower set forth in this New Bank Agreement that proves to have been incorrect or misleading in any material respect when made shall constitute an “Event of Default” under the Credit Agreement. This New Bank Agreement is a “Credit Document” for all purposes.
     9. Expenses. The Borrower agrees to pay within thirty days of receipt of written demand therefor all costs and expenses of Administrative Agent in connection with the

Exhibit F — Page 2 of 4

preparation, execution, and delivery of this New Bank Agreement and the Notes, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Administrative Agent with respect thereto.
     10. Counterparts; Facsimile Signature. The parties may execute this New Bank Agreement in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. Delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this New Bank Agreement in the presence of the other parties to this New Bank Agreement. This New Bank Agreement is effective upon delivery of one fully executed counterpart to the Administrative Agent.
     IN WITNESS WHEREOF, the parties hereto have caused this New Bank Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

HOLLY ENERGY PARTNERS — OPERATING, L.P.,
a Delaware limited partnership

By: HEP Logistics GP, L.L.C., a Delaware
limited liability company, its General Partner

By: Holly Energy Partners, L.P., a Delaware
limited partnership, its Managing Member

By: HEP Logistics Holdings, L.P., a Delaware
limited partnership, its General Partner

By: Holly Logistic Services, L.L.C., a Delaware
limited liability company, its General Partner

By:
Name:
Title:

[GUARANTORS]
By:
Name:
Title:

Exhibit F — Page 3 of 4

ADMINISTRATIVE AGENT: UNION BANK OF CALIFORNIA, N.A.
By:
Name:
Title:

NEW BANK:

By:
Name:
Title:

Exhibit F — Page 4 of 4

EXHIBIT G
FORM OF NOTE
     FOR VALUE RECEIVED, the undersigned, HOLLY ENERGY PARTNERS — OPERATING, L.P., a Delaware limited partnership (the “Borrower”), HEREBY PROMISES TO PAY to the order of                                          (the “Bank”), the principal amount of                                           United States dollars (USD$                    ) or, if less, the aggregate unpaid principal amount of the Advances (as defined below) made by the Bank, on the dates and in the amounts specified in the Credit Agreement referred to below. Capitalized terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings given to them in the Credit Agreement when used herein.
     The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as specified in the Credit Agreement.
     Both principal and interest are payable in immediately available funds, in lawful money of the United States of America to the Administrative Agent at the place and in the manner specified by the Administrative Agent from time to time by notice to the Borrower and the Banks. The Administrative Agent and the Bank shall record payment of principal made under this Note, but no failure of the Administrative Agent or the Bank to make such recordings shall affect the Borrower’s repayment obligations under this Note.
     This Note is one of the “Notes” referred to in, and is entitled to the benefits of that certain Amended and Restated Credit Agreement dated as of August ___, 2007 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Bank and certain other Bank(s) party thereto, and Union Bank of California, N.A., as administrative agent for the Banks. The Credit Agreement, among other things, (1) provides for the making of Advances by the Bank to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount specified in the Credit Agreement (subject to reduction as provided therein), the indebtedness of the Borrower resulting from the Advances made by the Bank being evidenced by this Note, and (2) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof before the maturity hereof, upon the terms and conditions specified therein. The obligations of the Borrower under this Note, and the other obligations of the Borrower under the Credit Documents, are secured, directly or indirectly, by the Security Documents, including, without limitation, the Security Agreement, the Pledge Agreement, and the Mortgages.
     Except only for any notices which are expressly required by the Credit Agreement or other Credit Document, the Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.

Exhibit G — Page 1 of 2

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.
     THIS WRITTEN NOTE AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE BORROWER AND THE BANK WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE BORROWER AND THE BANK.
     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE BORROWER AND THE BANK.

HOLLY ENERGY PARTNERS — OPERATING, L.P., a Delaware limited partnership

By: HEP Logistics GP, L.L.C., a Delaware limited
liability company, its General Partner

By: Holly Energy Partners, L.P., a Delaware
limited partnership, its Sole Member

By: HEP Logistics Holdings, L.P., a Delaware
limited partnership, its General Partner

By: Holly Logistic Services, L.L.C., a Delaware
limited liability company, its General Partner

By:
Name:
Title:

Exhibit G — Page 2 of 2

EXHIBIT H
FORM OF NOTICE OF BORROWING
[Date]
Union Bank of California, N.A., as Administrative Agent
445 South Figueroa Street, 15th Floor
Los Angeles, California 90071
Attention:
Ladies and Gentlemen:
The undersigned, Holly Energy Partners — Operating, L.P., a Delaware limited partnership (“Borrower”), refers to the Amended and Restated Credit Agreement dated as of August ___, 2007 (as the same may be amended or modified from time-to-time, the “Credit Agreement,” the defined terms of which are used in this Notice of Borrowing unless otherwise defined in this Notice of Borrowing) among the Borrower, the financial institutions party thereto (the “Banks”), the Banks issuing letters of credit thereunder from time to time (the “Issuing Banks”) and Union Bank of California, N.A., as administrative agent for the Banks and the Issuing Banks (in such capacity, the “Administrative Agent”), and hereby gives you irrevocable notice pursuant to Section 2.02(a) of the Credit Agreement that the undersigned hereby requests a Borrowing, and in connection with that request sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Credit Agreement:
(a)	The Business Day of the Proposed Borrowing is , ___.

(b)	The Proposed Borrowing will be composed of [Reference Rate Advances] [Eurodollar Rate Advances].

(c)	The aggregate amount of the Proposed Borrowing is $ .

(d)	[The Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is [_____ month[s]].]
The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:
(1)	the representations and warranties contained in the Credit Agreement, the Security Documents, the Guaranties, and each of the other Credit Documents are true and correct in all material respects on and as of the date of the Proposed Borrowing, before and after giving effect to such Proposed Borrowing and to the application of the proceeds therefrom, as though made on the date of the Proposed Borrowing, except to the extent any such representations and warranties are expressly limited to an earlier date; and

(2)	no Default has occurred and is continuing, or will result from such Proposed Borrowing or from the application of the proceeds therefrom.

Exhibit H — Page 1 of 2

Very truly yours,

HOLLY ENERGY PARTNERS — OPERATING, L.P.,
a Delaware limited partnership

By: HEP Logistics GP, L.L.C., a Delaware limited
liability company, its General Partner

By: Holly Energy Partners, L.P., a Delaware
limited partnership, its Managing Member

By: HEP Logistics Holdings, L.P., a Delaware
limited partnership, its General Partner

By: Holly Logistic Services, L.L.C., a Delaware
limited liability company, its General Partner

By:
Name:
Title:

Exhibit H — Page 2 of 2

EXHIBIT I
FORM OF NOTICE OF CONVERSION OR CONTINUATION
[Date]
Union Bank of California, as Administrative Agent
445 South Figueroa Street, 15th Floor
Los Angeles, California 90071
Attention: [                                                            ]
Ladies and Gentlemen:
The undersigned, Holly Energy Partners — Operating, L.P., a Delaware limited partnership (the “Borrower”), refers to the Amended and Restated Credit Agreement dated as of August ___, 2007 (as the same may be amended or modified from time-to-time, the “Credit Agreement,” the defined terms of which are used in this Notice of Conversion or Continuation unless otherwise defined in this Notice of Conversion or Continuation) among the Borrower, the financial institutions party thereto (the “Banks”), the Banks issuing letters of credit thereunder from time to time (the “Issuing Banks”) and Union Bank of California, N.A., as administrative agent for the Banks and the Issuing Banks (in such capacity, the “Administrative Agent”), and hereby gives you irrevocable notice pursuant to Section 2.02(b) of the Credit Agreement that the undersigned hereby requests a Conversion or continuation of an outstanding Borrowing, and in connection with that request sets forth below the information relating to such Conversion or continuation (the “Proposed Borrowing”) as required by Section 2.02(b) of the Credit Agreement:
(a)	The Business Day of the Proposed Borrowing is , 20___.

(b)	The aggregate amount of the Borrowing to be [Converted] [continued] is $ and consists of [Reference Rate Advances] [Eurodollar Rate Advances].

(c)	The Proposed Borrowing consists of [a Conversion to [Reference Rate Advances] [Eurodollar Rate Advances]] [a continuation of Eurodollar Rate Advances].

(d)	[The Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is [_____month[s]].]
The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:
(a)	the representations and warranties contained in the Credit Agreement, the Security Documents, the Guaranties, and each of the other Credit Documents are correct in all material respects on and as of the date of the Proposed Borrowing, before and after giving effect to such Proposed Borrowing and to the application of the proceeds therefrom, as though made on the date of the Proposed Borrowing, except to the extent any such representations and warranties are expressly limited to an earlier date; and

Exhibit I — Page 1 of 2

(b)	no Default has occurred and is continuing, or will result from such Proposed Borrowing or from the application of the proceeds therefrom.

Very truly yours,

HOLLY ENERGY PARTNERS — OPERATING, L.P.,
a Delaware limited partnership

By: HEP Logistics GP, L.L.C., a Delaware limited
liability company, its General Partner

By: Holly Energy Partners, L.P., a Delaware
limited partnership, its Managing Member

By: HEP Logistics Holdings, L.P., a Delaware
limited partnership, its General Partner

By: Holly Logistic Services, L.L.C., a Delaware
limited liability company, its General Partner

By:
Name:
Title:

Exhibit I — Page 2 of 2

EXHIBIT J
FORM OF AMENDED AND RESTATED
PLEDGE AGREEMENT
     THIS AMENDED AND RESTATED PLEDGE AGREEMENT dated as of August 27, 2007 (this “Pledge Agreement”) is by and among HOLLY ENERGY PARTNERS — OPERATING, L.P., a Delaware limited partnership (“Borrower”), each other party and each subsidiary of the Borrower signatory hereto (together with the Borrower, the “Pledgors” and individually, each a “Pledgor”) and UNION BANK OF CALIFORNIA, N.A., a national association, as Administrative Agent (the “Secured Party”) for the ratable benefit of itself, the Banks (as defined below), the Issuing Banks (as defined below), and the Swap Counterparties (as defined below) (together with the Administrative Agent, the Issuing Banks, the Banks, individually a “Beneficiary”, and collectively, the “Beneficiaries”).
RECITALS
     A. This Amended and Restated Pledge Agreement is entered into in connection with that certain Amended and Restated Credit Agreement dated as of August 27, 2007 (as it has been or may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the banks party thereto from time to time (the “Banks”, and individually, each a “Bank”), the Banks issuing letters of credit thereunder from time to time (the “Issuing Banks”, and individually, each an “Issuing Bank”) and Secured Party as Administrative Agent for such Banks and Issuing Banks, which amends in its entirety that certain Credit Agreement dated as of July 7, 2004, as amended heretofore (as so amended, the “Existing Credit Agreement”), among the Borrower, the Banks, the Issuing Lenders and Secured Party.
     B. The obligations owing by the Borrower under the Existing Credit Agreement were secured by, among other things, the Liens granted pursuant to that certain Pledge Agreement dated July 13, 2004, as amended heretofore (as so amended, the “Existing Pledge Agreement”).
     C. The Grantors desire to amend and restate the Existing Pledge Agreement.
     D. Each Pledgor (other than Borrower) is a Subsidiary of the Borrower and will derive substantial direct and indirect benefit from (i) the transactions contemplated by the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement) and (ii) the Interest Rate Contracts (as defined in the Credit Agreement) entered into by the Borrower or any of its other Subsidiaries with a Bank or an Affiliate of a Bank (each such counterparty, a “Swap Counterparty”).
     E. It is a requirement under the Credit Agreement that the Pledgors shall secure the due payment and performance of all Obligations (as defined in the Credit Agreement) by entering into this Pledge Agreement.

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AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, each Pledgor hereby agrees with the Secured Party for the benefit of the Beneficiaries (a) that the Existing Pledge Agreement is amended and restated in its entirety, and (b) further agrees as follows:
     Section 1. Definitions. All capitalized terms not otherwise defined in this Pledge Agreement that are defined in the Credit Agreement shall have the meanings assigned to such terms by the Credit Agreement. Any terms used in this Pledge Agreement that are defined in the Uniform Commercial Code as adopted in the State of Texas (“UCC”) shall have the meanings assigned to those terms by the UCC as the UCC may be amended from time to time, whether specified elsewhere in this Pledge Agreement or not. All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. Article, Section, Schedule, and Exhibit references are to Articles and Sections of, and Schedules and Exhibits to, this Pledge Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement. As used herein, the term “including” means “including, without limitation”. Paragraph headings have been inserted in this Pledge Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Pledge Agreement and shall not be used in the interpretation of any provision of this Pledge Agreement.
     Section 2. Pledge.
     2.01. Grant of Pledge.
     (a) Each Pledgor hereby pledges to the Secured Party, and grants to the Secured Party, for the benefit of the Beneficiaries, a continuing security interest in, the Pledged Collateral, as defined in Section 2.02 below. This Pledge Agreement shall secure all Obligations now or hereafter existing, including any extensions, modifications, substitutions, amendments, and renewals thereof, whether for principal, interest, fees, expenses, indemnifications or otherwise. All such obligations shall be referred to in this Pledge Agreement as the “Secured Obligations”.
     (b) Notwithstanding anything contained herein to the contrary, it is the intention of each Pledgor, the Secured Party and the other Beneficiaries that the amount of the Secured Obligations secured by each Pledgor’s interests in any of its Property shall not exceed the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to such Pledgor. Accordingly, notwithstanding anything to the contrary contained in this Pledge Agreement or any other agreement or instrument executed in connection with the payment of any of the Secured Obligations, the amount of the Secured Obligations

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secured by each Pledgor’s interests in any of its Property pursuant to this Pledge Agreement shall be limited to an aggregate amount equal to the largest amount that would not render such Pledgor’s obligations hereunder or the liens and security interest granted to the Secured Party hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.
     2.02. Pledged Collateral. “Pledged Collateral” shall mean all of each Pledgor’s right, title, and interest in the following, whether now owned or hereafter acquired:
     (a) (i) all of the membership interests listed in the attached Schedule 2.02(a) issued to such Pledgor and all such additional membership interests of any issuer of such interests hereafter acquired by such Pledgor (the “Membership Interests”), (ii) the certificates representing the Membership Interests, if any, and all such additional membership interests, and (iii) all rights to money or Property which such Pledgor now has or hereafter acquires in respect of the Membership Interests, including, without limitation, (A) any proceeds from a sale by or on behalf of such Pledgor of any of the Membership Interests, and (B) any distributions, dividends, cash, instruments and other property from time-to-time received or otherwise distributed in respect of the Membership Interests, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Membership Interests or the ownership thereof, (collectively, the “Membership Interests Distributions”);
     (b) (i) all of the general and limited partnership interests listed in the attached Schedule 2.02(b) issued to such Pledgor and all such additional limited or general partnership interests of any issuer of such interests hereafter acquired by such Pledgor (the “Partnership Interests”) and (ii) all rights to money or Property which such Pledgor now has or hereafter acquires in respect of the Partnership Interests, including, without limitation, (A) any proceeds from a sale by or on behalf of such Pledgor of any of the Partnership Interests, and (B) any distributions, dividends, cash, instruments and other property from time-to-time received or otherwise distributed in respect of the Partnership Interests, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Partnership Interests or the ownership thereof, (collectively, the “Partnership Interests Distributions”);
     (c) (i) all of the shares of stock listed in the attached Schedule 2.02(c) issued to such Pledgor and all such additional shares of stock of any issuer of such shares of stock hereafter issued to such Pledgor (the “Pledged Shares”), (ii) the certificates representing the Pledged Shares and all such additional shares, and (iii) all rights to money or Property which such Pledgor now has or hereafter acquires in respect of the Pledged Shares, including, without limitation, (A) any proceeds from a sale by or on behalf of such Pledgor of any of the Pledged Shares, and (B) any distributions, dividends, cash, instruments and other property from time-to-time received or otherwise distributed in respect of the Pledged Shares, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Pledged Shares or the

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ownership thereof, (collectively, the “Pledged Shares Distributions”; together with the Membership Interests Distributions and the Partnership Interest Distributions, the “Distributions”); and
     (d) all proceeds from the Pledged Collateral described in paragraphs (a), (b) and (c) of this Section 2.02.
Notwithstanding the foregoing, (i) as provided in 7.04(c) of this Pledge Agreement, “Pledged Collateral” shall not include any cash distributions or dividends which have been made by the Borrower to its Equity Interest holders in compliance with the Credit Agreement and (ii) “Pledged Collateral” shall not include any Equity Interests in Rio Grande, Plains JV, UNEV JV or any Future JVs, nor any right to receive Distributions attributable to such Equity Interests.
     2.03. Delivery of Pledged Collateral. All certificates or instruments, if any, representing the Pledged Collateral shall be delivered to the Secured Party and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Secured Party. After the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right, upon prior written notice to the applicable Pledgor, to transfer to or to register in the name of the Secured Party or any of its nominees any of the Pledged Collateral, subject to the rights specified in Section 2.04. In addition, after the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right at any time to exchange the certificates or instruments representing the Pledged Collateral for certificates or instruments of smaller or larger denominations.
     2.04. Rights Retained by Pledgor. Notwithstanding the pledge in Section 2.01, so long as no Event of Default shall have occurred and remain uncured or unwaived:
     (a) and, if an Event of Default shall have occurred and remain uncured or unwaived, until such time thereafter as such voting and other consensual rights have been terminated pursuant to Section 5 hereof, each Pledgor shall be entitled to exercise any voting and other consensual rights pertaining to its Pledged Collateral for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement; provided, however, that no Pledgor shall exercise nor shall it refrain from exercising any such right if such action would have a materially adverse effect on the value of the Pledged Collateral;
     (b) except as otherwise provided in the Credit Agreement, each Pledgor shall be entitled to receive and retain any dividends and other Distributions paid on or in respect of the Pledged Collateral and the proceeds of any sale of the Pledged Collateral; and
     (c) at and after such time as voting and other consensual rights have been terminated pursuant to Section 5 hereof, each Pledgor shall execute and deliver (or cause to be executed and delivered) to the Secured Party all proxies and other instruments as the Secured Party may reasonably request to (i) enable the Secured Party to exercise the voting and other rights which such Pledgor is entitled to exercise pursuant to

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paragraph (a) of this Section 2.04, and (ii) receive any Distributions and proceeds of sale of the Pledged Collateral which such Pledgor is authorized to receive and retain pursuant to paragraph (b) of this Section 2.04.
     Section 3. Pledgor’s Representations and Warranties. Each Pledgor represents and warrants to the Secured Party and the other Beneficiaries as follows:
     (a) The Pledged Collateral applicable to such Pledgor listed on the attached Schedules 2.02(a), 2.02(b) and 2.02(c) have been duly authorized and validly issued to such Pledgor and are fully paid and nonassessable (as applicable in light of the entity type of each individual issuer).
     (b) Such Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any Lien or option, except for (i) the security interest created by this Pledge Agreement and (ii) other Permitted Liens.
     (c) No authorization, authentication, approval, or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required either (a) for the pledge by such Pledgor of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery, or performance of this Pledge Agreement by such Pledgor or (b) for the exercise by the Secured Party or any Beneficiary of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).
     (d) Such Pledgor has the full right, power and authority to deliver, pledge, assign and transfer the Pledged Collateral to the Secured Party.
     (e) The Membership Interests listed on the attached Schedule 2.02(a) constitute the percentage of the issued and outstanding membership interests of the respective issuer thereof set forth on Schedule 2.02(a) and all of the Equity Interest in such issuer in which the Pledgor has any ownership interest.
     (f) The Partnership Interests listed on the attached Schedule 2.02(b) constitute the percentage of the issued and outstanding general and limited partnership interests of the respective issuer thereof set forth on Schedule 2.02(b) and all of the Equity Interest in such issuer in which the Pledgor has any ownership interest.
     (g) The Pledged Shares listed on the attached Schedule 2.02(c) constitute the percentage of the issued and outstanding shares of capital stock of the respective issuer thereof set forth on Schedule 2.02(c) and all of the Equity Interest in such issuer in which the Pledgor has any ownership interest.
     (h) Schedule 3 sets forth its sole jurisdiction of formation, type of organization, federal tax identification number, the organizational number, and all names used by it during the last five years prior to the date of this Pledge Agreement.

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     Section 4. Pledgor’s Covenants. During the term of this Pledge Agreement and until all of the Secured Obligations (including all Letter of Credit Obligations) have been fully and finally paid and discharged in full, the Commitments under the Credit Agreement have been terminated or expired, all Letters of Credit have terminated or expired, and all obligations of the Issuing Banks and the Banks in respect of Letters of Credit have been terminated, all Interest Rate Contracts have been terminated and all obligations of the Banks in respect of Interest Rate Contracts have been terminated, each Pledgor covenants and agrees with the Secured Party that:
     4.01. Protect Collateral; Further Assurances. Each Pledgor will warrant and defend the rights and security interest herein granted unto the Secured Party in and to the Pledged Collateral (and all right, title, and interest represented by the Pledged Collateral) against the claims and demands of all Persons whomsoever. Each Pledgor agrees that, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary and that the Secured Party or any Beneficiary may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party or any Beneficiary to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Each Pledgor hereby authorizes the Secured Party to file any financing statements, amendments or continuations without the signature of such Pledgor to the extent permitted by applicable law in order to perfect or maintain the perfection of any security interest granted under this Pledge Agreement, including financing statements containing an “all assets” or “all personal property” collateral description.
     4.02. Transfer, Other Liens, and Additional Shares. Each Pledgor agrees that it will not (a) except as otherwise permitted by the Credit Agreement, sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or (b) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for Permitted Liens. Each Pledgor agrees that it will (a) cause each issuer of the Pledged Collateral that is a Subsidiary of such Pledgor not to issue any other Equity Interests in addition to or in substitution for the Pledged Collateral issued by such issuer, except (i) with respect to a Subsidiary other than a Restricted Subsidiary, to such Pledgor or any other Pledgor, and (ii) with respect to a Restricted Subsidiary, to such Pledgor and to the other Equity Interest owners of such issuer existing on the date hereof; provided that, any such issuance of Equity Interests shall not result in such Pledgor owning a smaller percentage of all issued and outstanding Equity Interests of such issuer than that percentage that the Pledgor owned on the date hereof, and (b) pledge hereunder, promptly upon its acquisition (directly or indirectly) thereof, any additional Equity Interests of an issuer of the Pledged Collateral. No Pledgor shall approve any material amendment or modification of any of the Pledged Collateral without the Secured Party’s prior written consent.
     4.03. Jurisdiction of Formation; Name Change. Each Pledgor shall give the Secured Party at least 30 days’ prior written notice before it (i) in the case of a Pledgor that is not a “registered organization” (as defined in Section 9-102 of the UCC) changes the location of its principal place of business and chief executive office, or (ii) uses a trade name other than its current name used on the date hereof. Other than as permitted by Section 6.09 of the Credit Agreement, no Pledgor shall amend, supplement, modify or restate its articles or certificate of incorporation, bylaws, limited liability company agreements, or other equivalent organizational

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documents, nor amend its name or change its jurisdiction of incorporation, organization or formation without the prior written consent of the Secured Party.
     Section 5. Remedies upon Default. If any Event of Default shall have occurred and be continuing:
     5.01. UCC Remedies. To the extent permitted by law, the Secured Party may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for in this Pledge Agreement or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Pledged Collateral).
     5.02. Dividends and Other Rights.
     (a) All rights of the Pledgors to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 2.04(a) may be exercised by the Secured Party if the Secured Party so elects and gives written notice of such election to the affected Pledgor and all rights of the Pledgors to receive any Distributions on or in respect of the Pledged Collateral and the proceeds of sale of the Pledged Collateral which it would otherwise be authorized to receive and retain pursuant to Section 2.04(b) shall cease.
     (b) All Distributions on or in respect of the Pledged Collateral and the proceeds of sale of the Pledged Collateral which are received by any Pledgor shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of such Pledgor, and shall be promptly paid over to the Secured Party as Pledged Collateral in the same form as so received (with any necessary indorsement).
     5.03. Sale of Pledged Collateral. The Secured Party may sell all or part of the Pledged Collateral at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as may be commercially reasonable in accordance with applicable laws. Each Pledgor agrees that to the extent permitted by law such sales may be made without notice. If notice is required by law, each Pledgor hereby deems 10 days’ advance notice of the time and place of any public sale or the time after which any private sale is to be made reasonable notification, recognizing that if the Pledged Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market shorter notice may be reasonable. The Secured Party shall not be obligated to make any sale of the Pledged Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time-to-time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor shall fully cooperate with Secured Party in selling or realizing upon all or any part of the Pledged Collateral. In addition, each Pledgor shall fully comply with the securities laws of the United States, the State of Texas, and other states and take such actions as may be reasonably necessary to permit Secured Party to sell or otherwise dispose of any securities representing the Pledged Collateral in compliance with such laws.
     5.04. Exempt Sale. If, in the opinion of the Secured Party, there is any question that a public or semipublic sale or distribution of any Pledged Collateral will violate any state or

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federal securities law, the Secured Party in its reasonable discretion (a) may offer and sell securities privately to purchasers who will agree to take them for investment purposes and not with a view to distribution and who will agree to imposition of restrictive legends on the certificates representing the security, or (b) may sell such securities in an intrastate offering under Section 3(a)(11) of the Securities Act of 1933, as amended, and no sale so made in good faith by the Secured Party shall be deemed to be not “commercially reasonable” solely because so made. Each Pledgor shall cooperate fully with the Secured Party in all reasonable respects in selling or realizing upon all or any part of the Pledged Collateral.
     5.05. Application of Collateral. The proceeds of any sale, or other realization (other than that received from a sale or other realization permitted by the Credit Agreement) upon all or any part of the Pledged Collateral pledged by the Pledgors shall be applied by the Secured Party as set forth in Section 7.06 of the Credit Agreement.
     5.06. Cumulative Remedies. Each right, power and remedy herein specifically granted to the Secured Party or otherwise available to it shall be cumulative, and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity, or otherwise, and each such right, power and remedy, whether specifically granted herein or otherwise existing, may be exercised at any time and from time-to-time as often and in such order as may be deemed expedient by the Secured Party in its sole discretion. No failure on the part of the Secured Party to exercise, and no delay in exercising, and no course of dealing with respect to, any such right, power or remedy, shall operate as a waiver thereof, nor shall any single or partial exercise of any such rights, power or remedy preclude any other or further exercise thereof or the exercise of any other right.
     Section 6. Secured Party as Attorney-in-Fact for Pledgor.
     6.01. Secured Party Appointed Attorney-in-Fact. Each Pledgor hereby irrevocably appoints the Secured Party as such Pledgor’s attorney-in-fact, with full authority after the occurrence and during the continuance of an Event of Default to act for such Pledgor and in the name of such Pledgor, and, in the Secured Party’s discretion, to take any action and to execute any instrument which the Secured Party may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, indorse, and collect all instruments made payable to such Pledgor representing any dividend, or the proceeds of the sale of the Pledged Collateral, or other distribution in respect of the Pledged Collateral and to give full discharge for the same. Secured Party shall exercise its rights under this Section 6.01 only after the occurrence and during the continuance of an Event of Default. Each Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 6.01 is irrevocable and coupled with an interest.
     6.02. Secured Party May Perform. The Secured Party may from time-to-time, at its option but at the Pledgors’ expense, perform any act which any Pledgor expressly agrees hereunder to perform and which such Pledgor shall fail to promptly perform after being requested in writing to so perform (it being understood that no such request need be given after the occurrence and during the continuance of any Event of Default and after notice thereof by the Secured Party to the affected Pledgor) and the Secured Party may from time-to-time take any other action which the Secured Party reasonably deems necessary for the maintenance,

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preservation or protection of any of the Pledged Collateral or of its security interest therein. The Secured Party shall provide notice to the affected Pledgor of any action taken hereunder; provided however, the failure to provide such notice shall not be construed as a waiver of any rights of the Secured Party provided under this Pledge Agreement or under applicable law.
     6.03. Secured Party Has No Duty. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Pledged Collateral or responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.
     6.04. Reasonable Care. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Pledged Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.
     Section 7. Miscellaneous.
     7.01. Expenses. The Pledgors will upon demand pay to the Secured Party for its benefit and the benefit of the other Beneficiaries the amount of any reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel and of any experts, which the Secured Party and the other Beneficiaries may incur in connection with (a) the custody, preservation, use, or operation of, or the sale, collection, or other realization of, any of the Pledged Collateral, (b) the exercise or enforcement of any of the rights of the Secured Party or any Bank or any other Beneficiary hereunder, and (c) the failure by any Pledgor to perform or observe any of the provisions hereof.
     7.02. Amendments, Etc. No amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by any Pledgor herefrom shall be effective unless made in writing and authenticated by the affected Pledgor and the Secured Party and, as required by the Credit Agreement, either all of the Banks or the Majority Banks, and such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     7.03. Addresses for Notices. All notices and other communications provided for hereunder shall be in the manner and to the addresses set forth in the Credit Agreement or on the signature page hereof.
     7.04. Continuing Security Interest; Transfer of Interest.
     (a) This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and, unless expressly released by the Secured Party, shall (a) other than as provided in Section 7.04(c) below, remain in full force and effect until the indefeasible payment in full in cash of the Secured Obligations (including all Letter of

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Credit Obligations), the termination or expiration of all Letters of Credit and the termination of all obligations of the Issuing Banks and the Banks in respect of Letters of Credit, the termination of all Interest Rate Contracts and the termination of all obligations of the Banks in respect of Interest Rate Contracts, and the termination or expiration of the Commitments, (b) be binding upon each Pledgor and its successors, transferees and assigns, and (c) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of and be binding upon, the Secured Party, the Issuing Banks, and the Banks and their respective successors, transferees, and assigns, and to the benefit of and be binding upon, the Swap Counterparties, and each of their respective successors, transferees, and assigns to the extent such successors, transferees, and assigns of a Swap Counterparty is a Bank or an Affiliate of a Bank. Without limiting the generality of the foregoing clause, when any Bank assigns or otherwise transfers any interest held by it under the Credit Agreement or other Credit Document to any other Person pursuant to the terms of the Credit Agreement or such other Credit Document, that other Person shall thereupon become vested with all the benefits held by such Bank under this Pledge Agreement.
     (b) Upon the indefeasible payment in full in cash of the Secured Obligations (including all Letter of Credit Obligations), the termination or expiration of all Letters of Credit and the termination of all obligations of the Issuing Banks and the Banks in respect of Letters of Credit, the termination of all Interest Rate Contracts and the termination of all obligations of the Banks in respect of Interest Rate Contracts, and the termination or expiration of the Commitments, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the applicable Pledgor to the extent such Pledged Collateral shall not have been sold or otherwise applied pursuant to the terms hereof. Upon any such termination, the Secured Party will promptly, at the Pledgors’ expense, deliver all Pledged Collateral to the applicable Pledgor, execute and deliver to the applicable Pledgor such documents as such Pledgor shall reasonably request and take any other actions reasonably requested to evidence or effect such termination.
     (c) If a cash distribution or dividend is made by the Borrower to its Equity Interest holders in compliance with the Credit Agreement, then upon delivery of such cash to the Equity Interest holders (i) the security interest granted to the Secured Party herein on such cash shall terminate and (ii) such cash shall no longer constitute Pledged Collateral for purposes of this Agreement.
     7.05. Waivers. Each Pledgor hereby waives:
     (a) promptness, diligence, notice of acceptance, and any other notice with respect to any of the Secured Obligations and this Pledge Agreement;
     (b) any requirement that the Secured Party or any Beneficiary protect, secure, perfect, or insure any Lien or any Property subject thereto or exhaust any right or take any action against any Pledgor, any Guarantor, or any other Person or any collateral; and

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     (c) any duty on the part of the Secured Party to disclose to any Pledgor any matter, fact, or thing relating to the business, operation, or condition of any Pledgor, any other Guarantor, or any other Person and their respective assets now known or hereafter known by such Person.
     7.06. Severability. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.
     7.07. Choice of Law. This Pledge Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, except to the extent that the validity or perfection of the security interests hereunder, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the laws of a jurisdiction other than the State of Texas.
     7.08. Counterparts. The parties may execute this Pledge Agreement in any number of duplicate originals, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The parties may execute this Pledge Agreement in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. Delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this Pledge Agreement in the presence of the other parties to this Pledge Agreement. In proving this Pledge Agreement, a party must produce or account only for the executed counterpart of the party to be charged.
     7.09. Headings. Paragraph headings have been inserted in this Pledge Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Pledge Agreement and shall not be used in the interpretation of any provision of this Pledge Agreement.
     7.10. Reinstatement. If, at any time after payment in full of all Secured Obligations and termination of the Secured Party’s security interest, any payments on the Secured Obligations previously made must be disgorged by the Secured Party for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of any Pledgor or any other Person, this Pledge Agreement and the Secured Party’s security interests herein shall be reinstated as to all disgorged payments as though such payments had not been made, and each Pledgor shall sign and deliver to the Secured Party all documents, and shall do such other acts and things, as may be necessary to reinstate and perfect the Secured Party’s security interest. EACH PLEDGOR SHALL DEFEND AND INDEMNIFY EACH BENEFICIARY FROM AND AGAINST ANY CLAIM, DAMAGE, LOSS, LIABILITY, COST OR EXPENSE UNDER THIS SECTION 7.10 (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT INCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE ARISING AS A RESULT OF THE INDEMNIFIED BENEFICIARY’S OWN NEGLIGENCE BUT EXCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT

11

JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED BENEFICIARY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
     7.11. Conflicts. In the event of any explicit or implicit conflict between any provisions of this Pledge Agreement and any provision of the Credit Agreement, the terms of the Credit Agreement shall be controlling.
     7.12. Additional Pledgors. Pursuant to Section 5.10 of the Credit Agreement, each Subsidiary (other than the Restricted Subsidiaries) of the Borrower that was not in existence on the date of the Credit Agreement is required to enter into this Pledge Agreement as a Pledgor upon becoming a Subsidiary of the Borrower. Upon execution and delivery after the date hereof by the Secured Party and such Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of any instrument adding an additional Pledgor as a party to this Pledge Agreement shall not require the consent of any other Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Pledge Agreement.
     7.13. Amendment & Restatement; Confirmation of Liens. This Pledge Agreement is an amendment and restatement of the Existing Pledge Agreement and supersedes the Existing Pledge Agreement in its entirety; provided, however, that (i) the execution and delivery of this Pledge Agreement shall not effect a novation of the Existing Pledge Agreement but shall be, to the fullest extent applicable, in modification, renewal, confirmation and extension of such Existing Pledge Agreement, and (ii) the Liens, security interests and other interests in the Collateral (as such term is defined in the Existing Pledge Agreement, hereinafter the “Original Pledged Collateral”) granted under the Existing Pledge Agreement are and shall remain legal, valid, binding and enforceable with regard to such Original Pledged Collateral. Each Pledgor party to the Existing Pledge Agreement hereby acknowledges and confirms the continuing existence and effectiveness of such Liens, security interests and other interests in the Original Pledged Collateral granted under the Existing Pledge Agreement, and further agrees that the execution and delivery of this Pledge Agreement and the other Credit Documents shall not in any way release, diminish, impair, reduce or otherwise affect such Liens, security interests and other interests in the Original Pledged Collateral granted under the Existing Pledge Agreement.
     7.14. Entire Agreement. THIS PLEDGE AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
     THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.
[SIGNATURE PAGES FOLLOW]

12

     The parties hereto have caused this Pledge Agreement to be duly executed as of the date first above written.

PLEDGORS:	HOLLY ENERGY PARTNERS — OPERATING, L.P., a Delaware limited partnership

	By:	HEP Logistics GP, L.L.C., a Delaware limited liability company, its General Partner

	By:	Holly Energy Partners, L.P., a Delaware limited partnership, its Managing Member

	By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its General Partner

	By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its General Partner

By:
Stephen D. Wise Treasurer

HEP PIPELINE GP, L.L.C., a Delaware limited liability company
HEP REFINING GP, L.L.C., a Delaware limited liability company

Each by:	Holly Energy Partners — Operating, L.P., a Delaware limited partnership and its Sole Member

By:	HEP Logistics GP, L.L.C., a Delaware limited liability company, its General Partner

By:	Holly Energy Partners, L.P., a Delaware limited partnership, its Managing Member

By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its General Partner

By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its General Partner

By:
Stephen D. Wise Treasurer
[Signature pages continue.]
Signature page to Amended and Restated Pledge Agreement

HOLLY ENERGY PARTNERS, L.P., a Delaware limited partnership

By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its General Partner

By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its General Partner

By:
Stephen D. Wise Treasurer

HEP LOGISTICS GP, L.L.C., a Delaware limited liability company

By:	Holly Energy Partners, L.P., a Delaware limited partnership, its Managing Member

By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its General Partner

By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its General Partner

By:
Stephen D. Wise Treasurer
[Signature pages continue.]
Signature page to Amended and Restated Pledge Agreement

SECURED PARTY:	UNION BANK OF CALIFORNIA, N.A., as Secured Party for the ratable benefit of the Beneficiaries

By:
Sean Murphy Vice President
Signature page to Amended and Restated Pledge Agreement

SCHEDULE 2.02(a)
     Attached to and forming a part of that certain Amended and Restated Pledge Agreement dated August 27, 2007 by each Pledgor to the Secured Party.

		% of Membership
Pledgor	Issuer	Interest Owned
Holly Energy Partners — Operating, L.P.	HEP Pipeline GP, L.L.C.	100%

Holly Energy Partners — Operating, L.P.	HEP Pipeline, L.L.C.	100%

Holly Energy Partners — Operating, L.P.	HEP Mountain Home, L.L.C.	100%

Holly Energy Partners — Operating, L.P.	HEP Refining, L.L.C.	100%

Holly Energy Partners — Operating, L.P.	HEP Refining GP, L.L.C.	100%

Holly Energy Partners — Operating, L.P.	HEP Woods Cross, L.L.C.	100%

Holly Energy Partners, L.P.	HEP Logistics GP, L.L.C.	100%
SCHEDULE 2.02(b)
     Attached to and forming a part of that certain Amended and Restated Pledge Agreement dated August 27, 2007 by each Pledgor to the Secured Party.

		Type of Partnership	% of Partnership
Pledgor	Issuer	Interest	Interest Owned
Holly Energy Partners —	HEP Pipeline Assets,	limited partner	99.999%
Operating, L.P.	Limited Partnership

Holly Energy Partners —	HEP Refining Assets, L.P.	limited partner	99.999%
Operating, L.P.

Holly Energy Partners —	HEP Navajo Southern, L.P.	limited partner	99.999%
Operating, L.P.

Holly Energy Partners —	HEP Fin-Tex/Trust-River,	limited partner	99.999%
Operating, L.P.	L.P.

Holly Energy Partners, L.P.	Holly Energy Partners —	limited partner	99.999%
	Operating, L.P.

HEP Pipeline GP, L.L.C.	HEP Pipeline Assets,	general partner	0.001%
	Limited Partnership

HEP Pipeline GP, L.L.C.	HEP Navajo Southern, L.P.	general partner	0.001%

HEP Pipeline GP, L.L.C.	HEP Fin-Tex/Trust-River,	general partner	0.001%
	L.P.
Schedules 2.02(a), 2.02(b) and 2.02(c)
to Amended and Restated Pledge Agreement

		Type of Partnership	% of Partnership
Pledgor	Issuer	Interest	Interest Owned
HEP Refining GP, L.L.C.	HEP Refining Assets, L.P.	general partner	0.001%

HEP Logistics GP, L.L.C.	Holly Energy Partners — Operating, L.P.	general partner	0.001%
SCHEDULE 2.02(c)
     Attached to and forming a part of that certain Amended and Restated Pledge Agreement dated August 27, 2007 by each Pledgor to the Secured Party.

Issuer	Type of Shares	Number of Shares	% of Shares Owned	Certificate No.
Holly Energy Finance Corp.
Signature page to Amended and Restated Pledge Agreement

SCHEDULE 3
     Attached to and forming a part of that certain Amended and Restated Pledge Agreement dated August 27, 2007 by each Pledgor to the Secured Party.

Pledgor:	Holly Energy Partners - Operating, L.P.

Sole Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited partnership

Organizational Number:	3743527

Federal Tax Identification Number:	51-0504696

Prior Names:	HEP Operating Company, L.P.

Pledgor:	HEP Pipeline GP, L.L.C.

Sole Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	3814279

Federal Tax Identification Number:	72-1583767

Prior Names:	None

Pledgor:	HEP Refining GP, L.L.C.

Sole Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	3814280

Federal Tax Identification Number:	71-0968297

Prior Names:	None
Schedule 3
to Amended and Restated Pledge Agreement

Pledgor:	Holly Energy Partners, L.P.

Sole Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited partnership

Organizational Number:	3743531

Federal Tax Identification Number:	20-0833098

Prior Names:	None

Pledgor:	HEP Logistics GP, L.L.C.

Sole Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	3743533

Federal Tax Identification Number:	51-0504692

Prior Names:	None
Signature page to Amended and Restated Pledge Agreement

Annex 1 to the
Pledge Agreement
     SUPPLEMENT NO. [               ] dated as of [               ] (the “Supplement”), to the Amended and Restated Pledge Agreement dated as of August 27, 2007 (as amended, supplemented or otherwise modified from time to time, the “Pledge Agreement”) by and among HOLLY ENERGY PARTNERS — OPERATING, L.P., a Delaware limited partnership (“Borrower”), each other party signatory hereto (together with the Borrower, the “Pledgors” and individually, each a “Pledgor”) and UNION BANK OF CALIFORNIA, N.A., a national association, as Administrative Agent (the “Secured Party”) for the ratable benefit of itself, the Banks (as defined below) and, the Issuing Banks (as defined below), and the Swap Counterparties (as defined below) (together with the Administrative Agent, the Issuing Banks, and the Banks, individually a “Beneficiary”, and collectively, the “Beneficiaries”).
RECITALS
     A. Reference is made to that certain Amended and Restated Credit Agreement dated as of August 27, 2007 by and among the Borrower, the lenders party thereto from time to time (the “Banks”), the Banks issuing letters of credit thereunder from time to time (the “Issuing Banks”), and Secured Party (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
     B. The Pledgors have entered into the Pledge Agreement in order to induce the Banks to make Advances and the Issuing Banks to issue Letters of Credit. Pursuant to Section 5.10 of the Credit Agreement, each Subsidiary (other than a Restricted Subsidiary) of the Borrower that was not in existence on the date of the Credit Agreement is required to enter into the Pledge Agreement as a Pledgor upon becoming a Subsidiary of the Borrower. Section 7.12 of the Pledge Agreement provides that additional Subsidiaries of the Borrower may become Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Borrower (the “New Pledgor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Pledgor under the Pledge Agreement in order to induce the Banks to make additional Advances and the Issuing Banks to issue additional Letters of Credit and as consideration for Advances previously made and Letters of Credit previously issued.
     C. Each New Pledgor is a Subsidiary of the Borrower and will derive substantial direct and indirect benefit from (i) the transactions contemplated by the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement) and (ii) the Interest Rate Contracts (as defined in the Credit Agreement) entered into by the Borrower or any of its other Subsidiaries with a Bank or an Affiliate of a Bank (each such counterparty, a “Swap Counterparty”).
     D. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement or the Credit Agreement.
     Accordingly, the Secured Party and the New Pledgor agree as follows:
Annex 1 to Amended and Restated Pledge Agreement

     SECTION 1. In accordance with Section 7.12 of the Pledge Agreement, the New Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Pledgor hereby agrees (a) to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof in all material respects. In furtherance of the foregoing, the New Pledgor, as security for the payment and performance in full of the Secured Obligations (as defined in the Pledge Agreement), does hereby create and grant to the Secured Party, its successors and assigns, for the benefit of the Beneficiaries, their successors and assigns, a continuing security interest in and lien on all of the New Pledgor’s right, title and interest in and to the Pledged Collateral (as defined in the Pledge Agreement) of the New Pledgor. Each reference to a “Pledgor” in the Pledge Agreement shall be deemed to include the New Pledgor. The Pledge Agreement is hereby incorporated herein by reference.
     SECTION 2. The New Pledgor represents and warrants to the Secured Party and the other Beneficiaries that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).
     SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Secured Party shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Pledgor and the Secured Party. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.
     SECTION 4. The New Pledgor hereby represents and warrants that (a) set forth on Schedules 2.02(a), 2.02(b), and 2.02(c) attached hereto are true and correct schedules of all its Membership Interests, Partnership Interests and Pledged Shares, as each term is defined in the Pledge Agreement, and (b) set forth on Schedule 3 attached hereto are its sole jurisdiction of formation, type of organization, its federal tax identification number and the organizational number, and all names used by it during the last five years prior to the date of this Supplement.
     SECTION 5. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.
     SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.
Annex 1 to Amended and Restated Pledge Agreement

     SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pledge Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 8. All communications and notices hereunder shall be in writing and given as provided in the Pledge Agreement. All communications and notices hereunder to the New Pledgor shall be given to it at the address set forth under its signature hereto.
     SECTION 9. The New Pledgor agrees to reimburse the Secured Party for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Secured Party.
     THIS SUPPLEMENT, THE PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT REFERRED TO IN THIS SUPPLEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
     THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.
[SIGNATURES PAGES FOLLOW]
Annex 1 to Amended and Restated Pledge Agreement

     IN WITNESS WHEREOF, the New Pledgor and the Secured Party have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

NEW PLEDGOR: [ ]
By:
Name:
Title:

Annex 1 to Amended and Restated Pledge Agreement

SECURED PARTY: UNION BANK OF CALIFORNIA, N.A., as Secured Party for the ratable benefit of the Beneficiaries
By:
Name:
Title:

By:
Name:
Title:

Annex 1 to Amended and Restated Pledge Agreement

Schedules
Supplement No. ____ to the
Amended and Restated
Pledge Agreement
Pledged Collateral of the New Pledgor
SCHEDULE 2.02(a)

Issuer	Type of Membership Interest	% of Membership Interest Owned

SCHEDULE 2.02(b)

Issue	Type of Partnership Interest	% of Partnership Interest Owned

SCHEDULE 2.02(c)

Issuer	Type of Shares	Number of Shares	% of Shares Owned	Certificate No.

SCHEDULE 3

New Pledgor:	[PLEDGOR]

Sole Jurisdiction of Formation / Filing:	[STATE]

Type of Organization:	ENTITY TYPE]

Organizational Number:

Federal Tax Identification Number:

Prior Names:

Annex 1 to Amended and Restated Pledge Agreement

EXHIBIT K
FORM OF AMENDED AND RESTATED
SECURITY AGREEMENT
     THIS AMENDED AND RESTATED SECURITY AGREEMENT dated as of August 27, 2007 (this “Security Agreement”) is by and among HOLLY ENERGY PARTNERS — OPERATING, L.P., a Delaware limited partnership (“Borrower”), each subsidiary of the Borrower party hereto (together with the Borrower, the “Grantors” and individually, each a “Grantor”) and UNION BANK OF CALIFORNIA, N.A., a national association, as Administrative Agent (the “Secured Party”) for the ratable benefit of itself, the Banks (as defined below), the Issuing Banks (as defined below), and the Swap Counterparties (as defined below) (together with the Administrative Agent, the Issuing Banks, the Banks, individually a “Beneficiary”, and collectively, the “Beneficiaries”).
RECITALS
     A. This Security Agreement is entered into in connection with that certain Amended and Restated Credit Agreement dated as of August 27, 2007 (as it has been or may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the banks party thereto from time to time (individually, a “Bank” and collectively, the “Banks”), the Banks issuing letters of credit thereunder from time to time (individually, an “Issuing Bank” and collectively, the “Issuing Banks”) and Secured Party.
     B. This Security Agreement is intended as an amendment and restatement of that certain Security Agreement dated as of July 13, 2004, among the Grantors, the Banks, the Issuing Banks and Secured Party, as amended heretofore (as so amended “Existing Security Agreement”).
     C. Each Grantor (other than the Borrower) is a Subsidiary of the Borrower and will derive substantial direct and indirect benefit from (i) the transactions contemplated by the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement) and (ii) the Interest Rate Contracts (as defined in the Credit Agreement) entered into by the Borrower or any of its Subsidiaries with a Bank or an Affiliate of a Bank (each such counterparty, a “Swap Counterparty”).
     D. It is a requirement under the Credit Agreement that the Grantors shall secure the due payment and performance of all Obligations (as defined in the Credit Agreement) by entering into this Security Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, each Grantor hereby agrees with the Secured Party for the benefit of the Beneficiaries (a) that the Existing Security Agreement is amended and restated in its entirety and (b) further agrees as follows:

1

     Section 1. Definitions; Interpretation. (a) All capitalized terms not otherwise defined in this Security Agreement that are defined in the Credit Agreement shall have the meanings assigned to such terms by the Credit Agreement. Any terms used in this Security Agreement that are defined in the UCC (as defined below) and not otherwise defined herein or in the Credit Agreement, shall have the meanings assigned to those terms by the UCC. All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. The following terms shall have the meanings specified below:
“Accounts” means an “account” as defined in the UCC, including, without limitation, all of any Grantor’s rights to payment for goods sold or leased, services performed, or otherwise, whether now in existence or arising from time to time hereafter, including, without limitation, rights arising under any of the Contracts or evidenced by an account, note, contract, security agreement, Chattel Paper (including, without limitation, tangible Chattel Paper and electronic Chattel Paper), or other evidence of indebtedness or security, together with all of the right, title and interest of any Grantor in and to (i) all security pledged, assigned, hypothecated or granted to or held by any Grantor to secure the foregoing, (ii) all of any Grantor’s right, title and interest in and to any goods or services, the sale of which gave rise thereto, (iii) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (iv) all powers of attorney granted to any Grantor for the execution of any evidence of indebtedness or security or other writing in connection therewith, (v) all books, correspondence, credit files, records, ledger cards, invoices, and other papers relating thereto, including without limitation all similar information stored on a magnetic medium or other similar storage device and other papers and documents in the possession or under the control of any Grantor or any computer bureau from time to time acting for any Grantor, (vi) all evidences of the filing of financing statements and other statements granted to any Grantor and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (vii) all credit information, reports and memoranda relating thereto, and (viii) all other writings related in any way to the foregoing.
“Cash Collateral” means all amounts from time to time held in any checking, savings, deposit or other account of such Grantor, including, if applicable, the Cash Collateral Account, all monies, proceeds or sums due or to become due therefrom or thereon and all documents (including, but not limited to passbooks, certificates and receipts) evidencing all funds and investments held in such accounts.
“Chattel Paper” has the meaning set forth in the UCC.
“Collateral” has the meaning set forth in Section 2 of this Security Agreement.
“Contracts” means all contracts to which any Grantor now is, or hereafter will be, bound, or to which such Grantor is a party, beneficiary or assignee all Insurance Contracts, and all exhibits, schedules and other attachments to such contracts, as the same may be amended, supplemented or otherwise modified or replaced from time to time.

2

“Contract Documents” means all Instruments, Chattel Paper, letters of credit, bonds, guarantees or similar documents evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, the Contract Rights.
“Contract Rights” means (i) all (A) of any Grantor’s rights to payment under any Contract or Contract Document and (B) payments due and to become due to any Grantor under any Contract or Contract Document, in each case whether as contractual obligations, damages or otherwise; (ii) all of any Grantor’s claims, rights, powers, or privileges and remedies under any Contract or Contract Document; and (iii) all of any Grantor’s rights under any Contract or Contract Document to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, waiver or approval together with full power and authority with respect to any Contract or Contract Document to demand, receive, enforce or collect any of the foregoing rights or any property which is the subject of any Contract or Contract Document, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action which, in the reasonable opinion of the Secured Party, may be necessary or advisable in connection with any of the foregoing.
“Document” means a bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.
“Equipment” means any equipment now or hereafter owned or leased by any Grantor, or in which any Grantor holds or acquires any other right, title or interest, constituting “equipment” under the UCC, including, without limitation, all surface or subsurface machinery, equipment, facilities, supplies, or other tangible personal property, including tubing, rods, pumps, pumping units and engines, pipe, pipelines, meters, apparatus, boilers, compressors, liquid extractors, connectors, valves, fittings, power plants, poles, lines, cables, wires, transformers, starters and controllers, machine shops, tools, machinery and parts, storage yards and equipment stored therein, buildings and camps, telegraph, telephone, and other communication systems, loading docks, loading racks, and shipping facilities, and any manuals, instructions, blueprints, computer software (including software that is imbedded in and part of the equipment), and similar items which relate to the above, and any and all additions, substitutions and replacements of any of the foregoing, wherever located together with all improvements thereon and all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.
“Fixtures” means any fixtures now or hereafter owned or leased by any Grantor, or in which any Grantor holds or acquires any other right, title or interest, constituting “fixtures” under the UCC, including without limitation any and all additions, substitutions and replacements of any of the foregoing, wherever located together with all improvements thereon and all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

3

“General Intangibles” means all general intangibles now or hereafter owned by any Grantor, or in which any Grantor holds or acquires any other right, title or interest, constituting “general intangibles” or “payment intangibles” under the UCC, including, but not limited to, all trademarks, trademark applications, trademark registrations, tradenames, fictitious business names, business names, company names, business identifiers, prints, labels, trade styles and service marks (whether or not registered), trade dress, including logos and/or designs, copyrights, patents, patent applications, goodwill of any Grantor’s business symbolized by any of the foregoing, trade secrets, license rights, license agreements, permits, franchises, and any rights to tax refunds to which any Grantor is now or hereafter may be entitled.
“Instrument” means an “instrument” as defined in the UCC, including, without limitation, any Negotiable Instrument, or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment (other than Instruments constituting Chattel Paper).
“Insurance Contracts” means all contracts and policies of insurance and re-insurance maintained or required to be maintained by or on behalf of any Grantor under the Credit Documents.
“Interest Rate Contract” has the meaning set forth in the Credit Agreement.
“Inventory” means all of the inventory of any Grantor, or in which any Grantor holds or acquires any right, title or interest, of every type or description, now owned or hereafter acquired and wherever located, whether raw, in process or finished, and all materials usable in processing the same and all documents of title covering any inventory, including, without limitation, work in process, materials used or consumed in any Grantor’s business, now owned or hereafter acquired or manufactured by any Grantor and held for sale in the ordinary course of its business, all present and future substitutions therefor, parts and accessories thereof and all additions thereto, all Proceeds thereof and products of such inventory in any form whatsoever, and any other item constituting “inventory” under the UCC.
“Inventory Records” means all books, records, other similar property, and General Intangibles at any time relating to Inventory.
“Investment Property” means “investment property” as defined in the UCC, including, without limitation, all securities (whether certificated or uncertificated), security entitlements, securities accounts, commodity contracts, and commodity accounts.
“Negotiable Instrument” means a “negotiable instrument” as defined in the UCC.
“Proceeds” means all proceeds (as defined in the UCC) of any or all of the Collateral, including without limitation (i) any and all proceeds of, all claims for, and all rights of any Grantor to receive the return of any premiums for, any insurance, indemnity, warranty or guaranty payable from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable from time to

4

time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of any Governmental Authority), (iii) all proceeds received or receivable when any or all of the Collateral is sold, exchanged or otherwise disposed, whether voluntarily, involuntarily, in foreclosure or otherwise, (iv) all claims of any Grantor for damages arising out of, or for breach of or default under, any Collateral, (v) all rights of any Grantor to terminate, amend, supplement, modify or waive performance under any Contracts, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, and (vi) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
“Secured Obligations” means all Obligations now or hereafter existing, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest, fees, expenses, indemnification, or otherwise.
“Security Agreement” means this Amended and Restated Security Agreement, as the same may be modified, supplemented or amended from time to time in accordance with its terms.
“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Texas; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
     (b) All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Security Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement. As used herein, the term “including” means “including, without limitation”. Paragraph headings have been inserted in this Security Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Security Agreement and shall not be used in the interpretation of any provision of this Security Agreement.
     Section 2. Assignment, Pledge and Grant of Security Interest.
     (a) As collateral security for the prompt and complete payment and performance when due of all Secured Obligations, each Grantor hereby assigns, pledges, and grants to the Secured Party for the benefit of the Beneficiaries a lien on and continuing security interest in all

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of such Grantor’s right, title and interest in, to and under, all items described in this Section 2, whether now owned or hereafter acquired by such Grantor and wherever located and whether now owned or hereafter existing or arising (collectively, the “Collateral”):
(i)	all Contracts, all Contract Rights, Contract Documents and Accounts associated with such Contracts and each and every document granting security to such Grantor under any such Contract;

(ii)	all Accounts;

(iii)	all Inventory;

(iv)	all Equipment;

(v)	all General Intangibles;

(vi)	all Investment Property (other than (A) any Investment Property to the extent pledged by a Grantor under the Amended and Restated Pledge Agreement dated as of August 27, 2007 among the Borrower, certain Subsidiaries of the Borrower party thereto from time to time, and the Secured Party, (B) the Equity Interest in Rio Grande Pipeline Company owned by Navajo Southern, Inc., (C) the Equity Interest in Plains JV owned by Plains Holdco, (D) the Equity Interest in UNEV JV owned by UNEV Holdco, and (E) the Equity Interest in any Future JVs owned by Future Holdcos);

(vii)	all Fixtures;

(viii)	all Cash Collateral;

(ix)	any Legal Requirements now or hereafter held by such Grantor (except that any Legal Requirement which would by its terms or under applicable law become void, voidable, terminable or revocable by being subjected to the Lien of this Security Agreement or in which a Lien is not permitted to be granted under applicable law, is hereby excluded from such Lien to the extent necessary so as to avoid such voidness, voidability, terminability or revocability);

(x)	any right to receive a payment under any Interest Rate Contract in connection with a termination thereof;

(xi)	(A) all policies of insurance and Insurance Contracts, now or hereafter held by or on behalf of such Grantor, including casualty and liability, business interruption, and any title insurance, (B) all Proceeds of insurance, and (C) all rights, now or hereafter held by such Grantor to any warranties of any manufacturer or contractor of any other Person;

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(xii)	any and all liens and security interests (together with the documents evidencing such security interests) granted to such Grantor by an obligor to secure such obligor’s obligations owing under any Instrument, Chattel Paper, or Contract which is pledged hereunder or with respect to which a security interest in such Grantor’s rights in such Instrument, Chattel Paper, or Contract is granted hereunder;

(xiii)	any and all guaranties given by any Person for the benefit of such Grantor which guarantees the obligations of an obligor under any Instrument, Chattel Paper or Contract, which are pledged hereunder;

(xiv)	without limiting the generality of the foregoing, all other personal property, goods, Instruments, Chattel Paper, Documents, Fixtures, credits, claims, demands and assets of such Grantor whether now existing or hereafter acquired from time to time; and

(xv)	any and all additions, accessions and improvements to, all substitutions and replacements for and all products and Proceeds of or derived from all of the items described above in this Section 2.
     (b) Notwithstanding anything contained herein to the contrary, it is the intention of each Grantor, the Secured Party and the other Beneficiaries that the amount of the Secured Obligation secured by each Grantor’s interests in any of its Property shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to such Grantor. Accordingly, notwithstanding anything to the contrary contained in this Security Agreement or in any other agreement or instrument executed in connection with the payment of any of the Secured Obligations, the amount of the Secured Obligations secured by each Grantor’s interests in any of its Property pursuant to this Security Agreement shall be limited to an aggregate amount equal to the largest amount that would not render such Grantor’s obligations hereunder or the liens and security interest granted to the Secured Party hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.
     Section 3. Representations and Warranties. Each Grantor hereby represents and warrants the following to the Secured Party and the other Beneficiaries:
     (a) Records. Such Grantor’s sole jurisdiction of formation and type of organization are as set forth in Schedule 1 attached hereto. Other than for Accounts which individually or in the aggregate do not exceed $500,000, none of the Accounts is evidenced by a promissory note or other instrument.
     (b) Other Liens. Such Grantor is, and will be the record, legal, and beneficial owner of all of the Collateral pledged by such Grantor free and clear of any Lien, except for the Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is, or will be, on file in any recording office, except such as may

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be filed in connection with this Security Agreement or in connection with other Permitted Liens or for which satisfactory releases have been received by the Secured Party.
     (c) Lien Priority and Perfection.
          (i) Subject only to Permitted Liens, this Security Agreement creates valid and continuing security interests in the Collateral, securing the payment and performance of all the Secured Obligations. Upon the filing of financing statements with the jurisdiction listed in Schedule 1, the security interests granted to the Secured Party hereunder will constitute valid first-priority perfected security interests in all Collateral with respect to which a security interest can be perfected by the filing of a financing statement, subject only to Permitted Liens.
          (ii) No consent of any other Person and no authorization, approval, or other action by, and no notice to or filing with any Governmental Authority is required (A) for the grant by such Grantor of the pledge, assignment, and security interest granted hereby or for the execution, delivery, or performance of this Security Agreement by such Grantor, (B) for the validity, perfection, or maintenance of the pledge, assignment, lien, and security interest created hereby (including the first-priority (subject to Permitted Liens) nature thereof), except for security interests that cannot be perfected by filing under the UCC, or (C) for the exercise by the Secured Party of the rights provided for in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement, except (1) those consents to assignment of licenses, permits, approvals, and other rights that are as a matter of law not assignable, (2) those consents, approvals, authorizations, actions, notices or filings which have been duly obtained or made and, in the case of the maintenance of perfection, the filing of continuation statements under the UCC, and (3) those filings and actions described in Section 3(c)(i).
     (d) Tax Identification Number and Organizational Number. The federal tax identification number of such Grantor and the organizational number (if any) of such Grantor are as set forth in Schedule 1.
     (e) Tradenames; Prior Names. Except as set forth on Schedule 1, such Grantor has not conducted business under any name other than its current name during the five years immediately prior to the date of this Security Agreement.
     Section 4. Covenants.
     (a) Further Assurances.
          (i) Each Grantor agrees that from time to time, at its expense, such Grantor shall promptly execute and deliver all instruments and documents, and take all action, that may be reasonably necessary or desirable, or that the Secured Party may reasonably request, in order to perfect and protect any pledge, assignment, or security interest granted or intended to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor (A) at the request of Secured Party, shall execute such instruments, endorsements or notices, as may be reasonably necessary or desirable or as the Secured Party may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby, (B) shall, if any Collateral shall be evidenced by a promissory

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note or other Instrument or Chattel Paper and such promissory note, Instrument or Chattel Paper shall, individually or in the aggregate, exceed $500,000, deliver and pledge to the Secured Party hereunder such note or Instrument or Chattel Paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Secured Party, and (C) authorizes the Secured Party to file any financing statements, amendments or continuations without the signature of such Grantor to the extent permitted by applicable law in order to perfect or maintain the perfection of any security interest granted under this Security Agreement (including, without limitation, financing statements using an “all assets” or “all personal property” collateral description). Notwithstanding anything in this Security Agreement to the contrary, the Grantor shall not be required to take any action with respect to the perfection of the security interest in any Cash Collateral which is not then held by a Lender or the Borrower or a Subsidiary of the Borrower.
          (ii) Following written request by the Secured Party, each Grantor shall pay all filing, registration and recording fees and all refiling, re-registration and re-recording fees, and all other reasonable expenses incident to the execution and acknowledgment of this Security Agreement, any assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Security Agreement, any agreement supplemental hereto, any financing statements, and any instruments of further assurance.
          (iii) Each Grantor shall promptly provide to the Secured Party all information and evidence the Secured Party may reasonably request concerning the Collateral to enable the Secured Party to enforce the provisions of this Security Agreement.
     Section 5. Change of Name; State of Formation. Each Grantor shall give the Secured Party at least 30 days’ prior written notice before it (i) in the case of any Grantor that is not a “registered organization” (as such term is defined in Section 9-102 of the UCC), changes the location of its principal place of business and chief executive office, (ii) changes the location of its jurisdiction of formation or organization, (iii) changes the location of the original copies of any Chattel Paper evidencing Accounts if such Chattel Paper, individually or in the aggregate, exceeds $500,000, or (iv) changes its name or uses a trade name other than its current name used on the date hereof. Other than as permitted by Section 6.09 of the Credit Agreement or as permitted in the preceding sentence, no Grantor shall amend, supplement, modify or restate its articles or certificate of incorporation, bylaws, limited liability company agreements, or other equivalent organizational documents, without the prior written consent of the Secured Party.
     (a) Right of Inspection. Each Grantor shall hold and preserve, at its own cost and expense reasonably satisfactory and complete records of the Collateral, including, but not limited to, Instruments, Chattel Paper, Contracts, and records with respect to the Accounts, and will permit representatives of the Secured Party, upon reasonable advance notice, at any time during normal business hours to inspect and copy them. Upon the occurrence and during the continuation of any Event of Default, at the Secured Party’s request, each Grantor shall promptly deliver copies of any and all such records to the Secured Party.
     (b) Liability Under Contracts and Accounts. Notwithstanding anything in this Security Agreement to the contrary, (i) the execution of this Security Agreement shall not release

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any Grantor from its obligations and duties under any of the Contract Documents, or any other contract or instrument which are part of the Collateral and Accounts included in the Collateral, (ii) the exercise by the Secured Party of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any Contract Documents, or any other Contract or Instrument which are part of the Collateral and Accounts included in the Collateral, and (iii) the Secured Party shall not have any obligation or liability under any Contract Documents, or any other contract or instrument which are part of the Collateral and Accounts included in the Collateral by reason of the execution and delivery of this Security Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
     (c) Transfer of Certain Collateral; Release of Certain Security Interest. Each Grantor agrees that it shall not sell, assign, or otherwise dispose of any Collateral, except as otherwise permitted under the Credit Agreement. The Secured Party shall promptly, at the Grantors’ expense, execute and deliver all further instruments and documents, and take all further action that a Grantor may reasonably request in order to release its security interest in any Collateral which is disposed of in accordance with the terms of the Credit Agreement.
     (d) Accounts. Each Grantor agrees that it will use commercially reasonable efforts to ensure that each Account (i) is and will be, in all material respects, the genuine, legal, valid, and binding obligations of the account debtor in respect thereof, representing an unsatisfied obligation of such account debtor, (ii) is and will be, in all material respects, enforceable in accordance with its terms, is not and will not be subject to any setoffs, defenses, taxes, counterclaims, except in the ordinary course of business, (iii) is and will be, in all material respects, in compliance with all applicable laws, whether federal, state, local or foreign, and (iv) if evidenced by Chattel Paper, will not require the consent of the account debtor in respect thereof in connection with its assignment hereunder.
     (e) Negotiable Instrument. If any Grantor shall at any time hold or acquire any Negotiable Instruments, including promissory notes, and such Negotiable Instruments, individually or in the aggregate, exceed $500,000, then such Grantor shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time reasonably request.
     (f) Other Covenants of Grantor. Each Grantor agrees that (i) any action or proceeding to enforce this Security Agreement may be taken by the Secured Party either in such Grantor’s name or in the Secured Party’s name, as the Secured Party may deem necessary, and (ii) such Grantor will, until the indefeasible payment in full in cash of the Secured Obligations (including all Letter of Credit Obligations), the termination or expiration of all Letters of Credit and the termination of all obligations of the Issuing Banks and the Banks in respect of Letters of Credit, the termination of all Interest Rate Contracts and the termination of all obligations of the Banks in respect of Interest Rate Contracts, and the termination or expiration of the Commitments, warrant and defend its title to the Collateral and the interest of the Secured Party in the Collateral against any claim or demand of any Persons (other than Permitted Liens) which could reasonably be expected to materially adversely affect such Grantor’s title to, or the Secured Party’s right or interest in, such Collateral.

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     Section 6. Termination of Security Interest. Upon the indefeasible payment in full in cash of the Secured Obligations (including all Letter of Credit Obligations), the termination or expiration of all Letters of Credit and the termination of all obligations of the Issuing Banks and the Banks in respect of Letters of Credit, the termination of all Interest Rate Contracts and the termination of all obligations of the Banks in respect of Interest Rate Contracts, and the termination or expiration of the Commitments, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor to the extent such Collateral shall not have been sold or otherwise applied pursuant to the terms hereof. Upon any such termination, the Secured Party will promptly, at the Grantors’ expense, execute and deliver to the applicable Grantor such documents (including, without limitation, UCC-3 termination statements) as such Grantor shall reasonably request to evidence such termination.
     Section 7. Reinstatement. If, at any time after payment in full of all Secured Obligations and termination of the Secured Party’s security interest, any payments on the Secured Obligations previously made must be disgorged by the Secured Party for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of any Grantor or any other Person, this Security Agreement and the Secured Party’s security interests herein shall be reinstated as to all disgorged payments as though such payments had not been made, and each Grantor shall sign and deliver to the Secured Party all documents, and shall do such other acts and things, as may be reasonably necessary to reinstate and perfect the Secured Party’s security interest (other than the Secured Party’s security interest in Cash Collateral that is held by a Person other than a Lender, the Borrower or any Subsidiary of the Borrower). EACH GRANTOR SHALL DEFEND AND INDEMNIFY EACH BENEFICIARY FROM AND AGAINST ANY CLAIM, DAMAGE, LOSS, LIABILITY, COST OR EXPENSE UNDER THIS SECTION 7 (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT INCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE ARISING AS A RESULT OF THE INDEMNIFIED BENEFICIARY’S OWN NEGLIGENCE BUT EXCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED BENEFICIARY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
     Section 8. Remedies upon Event of Default.
     (a) If any Event of Default has occurred and is continuing, the Secured Party may (and shall at the written request of the Majority Banks), (i) proceed to protect and enforce the rights vested in it by this Security Agreement or otherwise available to it, including but not limited to, the right to cause all revenues and other moneys pledged hereby as Collateral to be paid directly to it, and to enforce its rights hereunder to such payments and all other rights hereunder by such appropriate judicial proceedings as it shall deem most effective to protect and enforce any of such rights, either at law or in equity or otherwise, whether for specific enforcement of any covenant or agreement contained in any of the Contract Documents, or in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Security Agreement or by law; (ii) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted and enforce any rights hereunder or

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included in the Collateral, subject to the provisions and requirements thereof; (iii) sell or otherwise dispose of any or all of the Collateral or cause the Collateral to be sold or otherwise disposed of in one or more sales or transactions, at such prices and in such manner as may be commercially reasonable, and for cash or on credit or for future delivery, without assumption of any credit risk, at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute and cannot be waived), it being agreed that the Secured Party may be a purchaser on behalf of the Beneficiaries or on its own behalf at any such sale and that the Secured Party, any other Beneficiary, or any other Person who may be a bona fide purchaser for value and without notice of any claims of any or all of the Collateral so sold shall thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any equity of redemption of any Grantor, any such demand, notice or right and equity being hereby expressly waived and released to the extent permitted by law; (iv) incur reasonable expenses, including reasonable attorneys’ fees, reasonable consultants’ fees, and other costs appropriate to the exercise of any right or power under this Security Agreement; (v) perform any obligation of any Grantor hereunder and make payments, purchase, contest or compromise any encumbrance, charge or lien, and pay taxes and expenses, without, however, any obligation to do so; (vi) in connection with any acceleration and foreclosure, take possession of the Collateral and render it usable and repair and renovate the same, without, however, any obligation to do so, and enter upon any location where the Collateral may be located for that purpose, control, manage, operate, rent and lease the Collateral, collect all rents and income from the Collateral and apply the same to reimburse the Beneficiaries for any cost or expenses incurred hereunder or under any of the Credit Documents and to the payment or performance of any Grantor’s obligations hereunder or under any of the Credit Documents, and apply the balance to the other Secured Obligations and any remaining excess balance to whomsoever is legally entitled thereto; (vii) secure the appointment of a receiver for the Collateral or any part thereof; (viii) require any Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties; (ix) exercise any other or additional rights or remedies granted to a secured party under the UCC; or (x) occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is assembled for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation. If, pursuant to applicable law, prior notice of sale of the Collateral under this Section is required to be given to any Grantor, each Grantor hereby acknowledges that the minimum time required by such applicable law, or if no minimum time is specified, 10 days, shall be deemed a reasonable notice period. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
     (b) All reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Secured Party in connection with any suit or proceeding in connection with the performance by the Secured Party of any of the agreements contained in any of the Contract Documents, or in connection with any exercise of its rights or remedies hereunder, pursuant to the terms of this Security Agreement, shall constitute additional indebtedness secured

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by this Security Agreement and shall be paid on demand by the Grantors to the Secured Party on behalf of the Beneficiaries.
     Section 9. Remedies Cumulative; Delay Not Waiver.
     (a) No right, power or remedy herein conferred upon or reserved to the Secured Party is intended to be exclusive of any other right, power or remedy and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by the Secured Party may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.
     (b) No delay or omission of the Secured Party to exercise any right or power accruing upon the occurrence and during the continuance of any Event of Default as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Security Agreement may be exercised from time to time, and as often as shall be deemed expedient, by the Secured Party.
     Section 10. Contract Rights. Upon the occurrence and during the continuance of an Event of Default, the Secured Party may exercise any of the Contract Rights and remedies of any Grantor under or in connection with the Instruments, Chattel Paper, or Contracts which represent Accounts, the General Intangibles, or which otherwise relate to the Collateral, including, without limitation, any rights of any Grantor to demand or otherwise require payment of any amount under, or performance of any provisions of, the Instruments, Chattel Paper, or Contracts which represent Accounts, or the General Intangibles.
     Section 11. Accounts.
     (a) Upon the occurrence and during the continuance of an Event of Default, the Secured Party may, or may direct any Grantor to, take any action reasonably necessary or advisable to enforce collection of the Accounts, including, without limitation, notifying the account debtors or obligors under any Accounts of the assignment of such Accounts to the Secured Party and directing such account debtors or obligors to make payment of all amounts due or to become due directly to the Secured Party. Upon such notification and direction, and at the expense of the Grantors, the Secured Party may enforce collection of any such Accounts, and adjust, settle, or compromise the amount or payment thereof in the same manner and to the same extent as any Grantor might have done.
     (b) Upon the occurrence and during the continuance of an Event of Default, and upon receipt by any Grantor of written notice from the Secured Party that an Event of Default has occurred and is continuing, all amounts and proceeds (including instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Secured Party hereunder, shall be segregated from other funds of such Grantor, and shall promptly be paid over to the Secured Party in the same form as so received (with any necessary indorsement) to be held

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as Collateral. Following receipt of such notice and prior to the waiver or cure of the applicable Event of Default, no Grantor shall adjust, settle, or compromise the amount or payment of any Account, nor release wholly or partly any account debtor or obligor thereof, nor allow any credit or discount thereon.
     Section 12. Application of Collateral. The proceeds of any sale, or other realization (other than that received from a sale or other realization permitted by the Credit Agreement) upon all or any part of the Collateral pledged by any Grantor shall be applied by the Secured Party as set forth in Section 7.06 of the Credit Agreement.
     Section 13. Secured Party as Attorney-in-Fact for Grantor. Each Grantor hereby constitutes and irrevocably appoints the Secured Party, acting for and on behalf of itself and the Beneficiaries and each successor or assign of the Secured Party and the Beneficiaries, the true and lawful attorney-in-fact of such Grantor, with full power and authority in the place and stead of such Grantor and in the name of such Grantor, the Secured Party or otherwise to take any action and execute any instrument at the written direction of the Beneficiaries and enforce all rights, interests and remedies of such Grantor with respect to the Collateral, including the right:
     (a) to ask, require, demand, receive and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the any of the other Collateral, including without limitation, any Insurance Contracts;
     (b) to elect remedies thereunder and to endorse any checks or other instruments or orders in connection therewith;
     (c) to file any claims or take any action or institute any proceedings in connection therewith which the Secured Party may deem to be reasonably necessary or advisable;
     (d) to pay, settle or compromise all bills and claims which may be or become liens or security interests against any or all of the Collateral, or any part thereof, unless a bond or other security satisfactory to the Secured Party has been provided; and
     (e) upon foreclosure, to do any and every act which any Grantor may do on its behalf with respect to the Collateral or any part thereof and to exercise any or all of such Grantor’s rights and remedies under any or all of the Collateral;
provided, however, that the Secured Party shall not exercise any such rights except upon the occurrence and continuation of an Event of Default. This power of attorney is a power coupled with an interest and shall be irrevocable.
     Section 14. Secured Party May Perform. The Secured Party may from time-to-time perform any act which any Grantor has agreed hereunder to perform and which such Grantor shall fail to promptly perform after being requested in writing to so perform (it being understood that no such request need be given after the occurrence and during the continuance of any Event of Default and after notice thereof by the Secured Party to any Grantor) and the Secured Party may from time-to-time take any other action which the Secured Party deems reasonably necessary for the maintenance, preservation or protection of any of the Collateral or of its

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security interest therein, and the reasonable expenses of the Secured Party incurred in connection therewith shall be part of the Secured Obligations and shall be secured hereby.
     Section 15. Secured Party Has No Duty. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.
     Section 16. Reasonable Care. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own Property.
     Section 17. Payments Held in Trust. After the occurrence and during the continuance of an Event of Default, all payments received by any Grantor under or in connection with any Collateral shall be received in trust for the benefit of the Secured Party, and shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Secured Party in the same form as received (with any necessary endorsement).
     Section 18. Miscellaneous.
     (a) Expenses. Each Grantor will upon demand pay to the Secured Party for its benefit and the benefit of the Beneficiaries the amount of any reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel and of any experts, which the Secured Party and the Beneficiaries may incur in connection with (i) the custody, preservation, use, or operation of, or the sale, collection, or other realization of, any of the Collateral, (ii) the exercise or enforcement of any of the rights of the Secured Party or any Beneficiary hereunder, and (iii) the failure by any Grantor to perform or observe any of the provisions hereof.
     (b) Amendments; Etc. No amendment or waiver of any provision of this Security Agreement nor consent to any departure by any Grantor herefrom shall be effective unless the same shall be in writing and authenticated by the affected Grantor, the Secured Party and either, as required by the Credit Agreement, the Majority Banks or all of the Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     (c) Addresses for Notices. All notices and other communications provided for hereunder shall be made in the manner and to the addresses set forth in the Credit Agreement or on the signature page hereto.
     (d) Continuing Security Interest; Transfer of Interest. This Security Agreement shall create a continuing security interest in the Collateral and, unless expressly released by the Secured Party, shall (a) remain in full force and effect until the indefeasible payment in full in cash of the Secured Obligations (including all Letter of Credit Obligations), the termination or expiration of all Letters of Credit and the termination of all obligations of the Issuing Banks and the Banks in respect of Letters of Credit, the termination of all Interest Rate Contracts and the

15

termination of all obligations of the Banks in respect of Interest Rate Contracts, and the termination or expiration of the Commitments, (b) be binding upon each Grantor and its successors, tranferees and assigns, and (c) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of and be binding upon, the Secured Party, the Issuing Banks, and the Banks and their respective successors, transferees, and assigns, and to the benefit of and be binding upon, the Swap Counterparties, and each of their respective successors, transferees, and assigns to the extent such successors, transferees, and assigns of a Swap Counterparty is a Bank or an Affiliate of a Bank. Without limiting the generality of the foregoing clause, when any Bank assigns or otherwise transfers any interest held by it under the Credit Agreement or other Credit Document to any other Person pursuant to the terms of the Credit Agreement or such other Credit Document, that other Person shall thereupon become vested with all the benefits held by such Bank under this Security Agreement.
     (e) Severability. Wherever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.
     (f) Choice of Law. This Security Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, except to the extent that the validity or perfection of the security interests hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the state of Texas.
     (g) Counterparts. The parties may execute this Security Agreement in any number of duplicate originals, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The parties may execute this Security Agreement in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. Delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this Security Agreement in the presence of the other parties to this Security Agreement. In proving this Security Agreement, a party must produce or account only for the executed counterpart of the party to be charged.
     (h) Headings. Paragraph headings have been inserted in this Security Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Security Agreement and shall not be used in the interpretation of any provision of this Security Agreement.
     (i) Conflicts. In the event of any explicit or implicit conflict between any provision of this Security Agreement and any provision of the Credit Agreement, the terms of the Credit Agreement shall be controlling.
     (j) Additional Grantors. Pursuant to Section 5.10 of the Credit Agreement, each Subsidiary of the Borrower (other than a Restricted Subsidiary) that was not in existence on the date of the Credit Agreement is required to enter into this Security Agreement as a Grantor upon becoming a Subsidiary of the Borrower. Upon execution and delivery after the date hereof by the Secured Party and such Subsidiary of an instrument in the form of Annex 1, such Subsidiary

16

shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.
     (k) Amendment and Restatement; Confirmation of Liens. This Security Agreement is an amendment and restatement of the Existing Security Agreement and supersedes the Existing Security Agreement in its entirety; provided, however, that (i) the execution and delivery of this Security Agreement shall not effect a novation of the Existing Security Agreement but shall be, to the fullest extent applicable, in modification, renewal, confirmation and extension of the Existing Security Agreement, and (ii) the Liens, security interests and other interests in the collateral as described in the Existing Security Agreement (the “Original Collateral”) granted under the Existing Security Agreement are and shall remain legal, valid, binding and enforceable with regard to such Original Collateral. Each Grantor party to the Existing Security Agreement hereby acknowledges and confirms the continuing existence and effectiveness of such Liens, security interests and other interests in the Original Collateral granted under the Existing Security Agreement, and further agrees that the execution and delivery of this Security Agreement and the other Credit Documents shall not in any way release, diminish, impair, reduce or otherwise affect such Liens, security interests and other interests in the Original Collateral granted under the Existing Security Agreement.
     (l) Entire Agreement. THIS SECURITY AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
     THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.
[SIGNATURE PAGES FOLLOW]

17

     The parties hereto have caused this Security Agreement to be duly executed as of the date first above written.

GRANTORS:	HOLLY ENERGY PARTNERS — OPERATING, L.P., a Delaware limited partnership

By:	HEP Logistics GP, L.L.C., a Delaware limited liability company, its General Partner

By:	Holly Energy Partners, L.P., a Delaware limited partnership, its Managing Member

By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its General Partner

By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its General Partner

By:
Stephen D. Wise
Treasurer

[Signature pages continue.]
Signature page to Amended and Restated Security Agreement

HEP PIPELINE GP, L.L.C., a Delaware limited
          liability company

HEP REFINING GP, L.L.C., a Delaware limited
          liability company

HEP MOUNTAIN HOME, L.L.C., a Delaware
          limited liability company

HEP PIPELINE, L.L.C., a Delaware limited
          liability company

HEP REFINING, L.L.C., a Delaware limited
          liability company

HEP WOODS CROSS, L.L.C., a Delaware
          limited liability company

Each by: Holly Energy Partners — Operating, L.P.,
                a Delaware limited partnership and its Sole
                Member

By:	HEP Logistics GP, L.L.C., a Delaware limited liability company, its General Partner

By:	Holly Energy Partners, L.P., a Delaware limited partnership, its Managing Member

By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its General Partner

By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its General Partner

By:
Stephen D. Wise
Treasurer

[Signature pages continue.]
Signature page to Amended and Restated Security Agreement

HEP NAVAJO SOUTHERN, L.P., a Delaware limited partnership

HEP PIPELINE ASSETS, LIMITED PARTNERSHIP,
a Delaware limited partnership

HEP FIN-TEX/TRUST-RIVER, L.P., a Texas limited partnership

Each by: HEP Pipeline GP, L.L.C., a Delaware limited
liability company and its General Partner

By:	Holly Energy Partners — Operating, L.P., a Delaware limited partnership and its Sole Member

By:	HEP Logistics GP, L.L.C., a Delaware limited liability company, its General Partner

By:	Holly Energy Partners, L.P., a Delaware limited partnership, its Managing Member

By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its General Partner

By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its General Partner

By:
Stephen D. Wise
Treasurer

[Signature pages continue.]
Signature page to Amended and Restated Security Agreement

HEP REFINING ASSETS, L.P., a Delaware limited partnership
By:	HEP Refining GP, L.L.C., a Delaware limited liability company and its General Partner

By:	Holly Energy Partners - Operating, L.P., a Delaware limited partnership and its Sole Member

By:	HEP Logistics GP, L.L.C., a Delaware limited liability company, its General Partner

By:	Holly Energy Partners, L.P., a Delaware limited partnership, its Managing Member

By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its General Partner

By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its General Partner

By:
Stephen D. Wise
Treasurer

[Signature pages continue.]
Signature page to Amended and Restated Security Agreement

HOLLY ENERGY FINANCE CORP., a Delaware corporation
By:
Matthew P. Clifton
President and Chief Executive Officer

[Signature pages continue.]
Signature page to Amended and Restated Security Agreement

HEP LOGISTICS GP, L.L.C., a Delaware limited liability company
By:	Holly Energy Partners, L.P., a Delaware limited partnership, its Managing Member

By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its General Partner

By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its General Partner

By:
Stephen D. Wise
Treasurer

[Signature pages continue.]
Signature page to Amended and Restated Security Agreement

HOLLY ENERGY PARTNERS, L.P., a Delaware limited partnership
By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its General Partner

By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its General Partner

By:
Stephen D. Wise
Treasurer

[Signature pages continue.]
Signature page to Amended and Restated Security Agreement

SECURED PARTY:	UNION BANK OF CALIFORNIA, N.A., as Secured Party for the ratable benefit of the Beneficiaries

By:
Sean Murphy
Vice President

Signature page to Amended and Restated Security Agreement

SCHEDULE 1
to Security Agreement

Grantor:	Holly Energy Partners - Operating, L.P.

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited partnership

Organizational Number:	3743527

Federal Tax Identification Number:	51-0504696

Prior Names:	HEP Operating Company, L.P.

Grantor:	HEP Pipeline GP, L.L.C.

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	3814279

Federal Tax Identification Number:	72-1583767

Prior Names:	None

Grantor:	HEP Refining GP, L.L.C.

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	3814280

Federal Tax Identification Number:	71-0968297

Prior Names:	None
Schedule 1 to Amended and Restated Security Agreement

Grantor:	HEP Mountain Home, L.L.C.

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	3814277

Federal Tax Identification Number:	71-0968300

Prior Names:	None

Grantor:	HEP Pipeline, L.L.C.

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	3814278

Federal Tax Identification Number:	71-0968296

Prior Names:	None

Grantor:	HEP Refining, L.L.C.

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	3815183

Federal Tax Identification Number:	71-0968299

Prior Names:	None
Schedule 1 to Amended and Restated Security Agreement

Grantor:	HEP Woods Cross, L.L.C.

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	3814281

Federal Tax Identification Number:	72-1583768

Prior Names:	None

Grantor:	HEP Navajo Southern, L.P.

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited partnership

Organizational Number:	2556546

Federal Tax Identification Number:	57-1207829

Prior Names:	Navajo Southern, Inc.

Grantor:	HEP Pipeline Assets, Limited Partnership

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited partnership

Organizational Number:	3814282

Federal Tax Identification Number:	51-0512050

Prior Names:	None
Schedule 1 to Amended and Restated Security Agreement

Grantor:	HEP Refining Assets, L.P.

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited partnership

Organizational Number:	3814285

Federal Tax Identification Number:	51-0512052

Prior Names:	None

Grantor:	HEP Logistics GP, L.L.C.

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	3743533

Federal Tax Identification Number:	51-0504692

Prior Names:	None

Grantor:	Holly Energy Finance Corp.

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	corporation

Organizational Number:	3917173

Federal Tax Identification Number:	20-2263311

Prior Names:	None
Schedule 1 to Amended and Restated Security Agreement

Grantor:	HEP Fin-Tex/Trust-River, L.P.

Jurisdiction of Formation / Filing:	Texas

Type of Organization:	limited partnership

Organizational Number:	800459650

Federal Tax Identification Number:	20-2161011

Prior Names:	Alon Pipeline Assets, L.L.C.

Grantor:	Holly Energy Partners, L.P.

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited partnership

Organizational Number:	3743531

Federal Tax Identification Number:	20-0833098

Prior Names:	None
Schedule 1 to Amended and Restated Security Agreement

Annex 1 to the
Amended and Restated
Security Agreement
     SUPPLEMENT NO. [                    ] dated as of [                    ] (the “Supplement”), to the Amended and Restated Security Agreement dated as of August 27, 2007 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among HOLLY ENERGY PARTNERS — OPERATING, L.P., a Delaware limited partnership (“Borrower”), each subsidiary of Borrower signatory thereto (together with the Borrower, the “Grantors” and individually, a “Grantor”) and UNION BANK OF CALIFORNIA, N.A., a national association, as Administrative Agent (“Secured Party”) for the ratable benefit of itself, the Banks (as defined below), the Issuing Banks (as defined below), and the Swap Counterparties (as defined in the Security Agreement) (together with the Administrative Agent, the Issuing Banks, and the Banks, individually a “Beneficiary”, and collectively, the “Beneficiaries”).
     A. Reference is made to that certain Amended and Restated Credit Agreement dated as of August 27, 2007 by and among the Borrower, the lenders party thereto from time to time (individually, a “Bank” and collectively, the “Banks”), the Banks issuing letters of credit thereunder from time to time (individually, an “Issuing Bank” and collectively, the “Issuing Banks”), and Secured Party (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and/or the Credit Agreement.
     C. The Grantors have entered into the Security Agreement in order to induce the Banks to make Advances and the Issuing Banks to issue Letters of Credit. Pursuant to Section 5.10 of the Credit Agreement, each Subsidiary (other than a Restricted Subsidiary) of the Borrower that was not in existence on the date of the Credit Agreement is required to enter into the Security Agreement as a Grantor upon becoming a Subsidiary. Section 18(j) of the Security Agreement provides that additional Subsidiaries of the Borrower may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Borrower (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Banks to make additional Advances and the Issuing Banks to issue additional Letters of Credit and as consideration for Advances previously made and Letters of Credit previously issued.
     Accordingly, the Secured Party and the New Grantor agree as follows:
     SECTION 1. In accordance with Section 18(j) of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby agrees (a) to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof in all material respects. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in
Annex 1 to Amended and Restated Security Agreement

full of the Secured Obligations (as defined in the Security Agreement), does hereby create and grant to the Secured Party, its successors and assigns, for the benefit of the Beneficiaries, their successors and assigns, a continuing security interest in and lien on all of the New Grantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.
     SECTION 2. The New Grantor represents and warrants to the Secured Party and the other Beneficiaries that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).
     SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Secured Party shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Secured Party. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.
     SECTION 4. The New Grantor hereby represents and warrants that set forth on Schedule 1 attached hereto are (a) its sole jurisdiction of formation and type of organization, (b) its federal tax identification number and the organizational number, and (c) all names used by it during the last five years prior to the date of this Supplement.
     SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.
     SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.
     SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Annex 1 to Amended and Restated Security Agreement

     SECTION 8. All communications and notices hereunder shall be in writing and given as provided in the Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature hereto.
     SECTION 9. The New Grantor agrees to reimburse the Secured Party for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Secured Party.
     THIS SUPPLEMENT, THE SECURITY AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT REFERRED TO IN THIS SUPPLEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
     THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.
     IN WITNESS WHEREOF, the New Grantor and the Secured Party have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[Name of New Grantor],

By:

Name:

Title:

Address:

UNION BANK OF CALIFORNIA, N.A., as Secured Party for the ratable benefit of the Beneficiaries

By:

Name:

Title:

Annex 1 to Amended and Restated Security Agreement

Schedule 1
Supplement No. ____ to
the Amended and Restated
Security Agreement

New Grantor:	[GRANTOR]

Jurisdiction of Formation / Filing:	[STATE]

Type of Organization:	[ENTITY TYPE]

Organizational Number:

Federal Tax Identification Number:

Prior Names:

Annex 1 to Amended and Restated Security Agreement

SCHEDULE 1.01(a)
COMMITMENTS

Bank	Commitment

Union Bank of California, N.A.	$25,000,000
Bank of America, N.A.	$10,000,000
Guaranty Bank	$20,000,000
Fortis Capital Corp.	$21,000,000
Wells Fargo Bank, National Association	$12,000,000
U.S. Bank National Association	$12,000,000

TOTAL	$100,000,000
Schedule 1.01(a)

SCHEDULE 1.01(b)
NOTICE ADDRESSES AND APPLICABLE LENDING OFFICES

Borrower:	Office:
Holly Energy Partners — Operating, L.P.	Address for Notices:
100 Crescent Court, Suite 1600
Dallas, TX 75201-6927

Telecopier Number: (214) 237-3051
Attention: Stephen D. Wise

Administrative Agent:	Applicable Lending Offices:
Union Bank of California, N.A.	Address for Notices:
445 South Figueroa Street, 15th Floor
Los Angeles, California 90071

Telecopier Number: 213-236-6823
Attention: Don Smith

Banks:	Applicable Lending Offices:
Union Bank of California, N.A.	U.S. Domestic Lending Office:
445 South Figueroa Street, 15th Floor
Los Angeles, California 90071

Eurodollar Lending Office:
Same as U.S. Domestic Lending Office

Address for Notices:
Same as U.S. Domestic Lending Office

Telecopier Number: 213-236-6823
Attention: Don Smith
Schedule 1.01(b)

Bank of America, N.A.	U.S. Domestic Lending Office:
901 Main St.
Dallas, TX 75202-3714

Eurodollar Lending Office:
Same as U.S. Domestic Lending Office

Address for Notices:
Same as U.S. Domestic Lending Office

Telecopier Number: (214) 290-9644
Attention: Taelitha Harris

Guaranty Bank	U.S. Domestic Lending Office:
1100 NE Loop 410, Suite 700
San Antonio, TX 78209

Eurodollar Lending Office:
Same as U.S. Domestic Lending Office

Address for Notices:
Same as U.S. Domestic Lending Office

Telecopier Number: (210) 930-1783
Attention: Jim Hamilton

Fortis Capital Corp.	U.S. Domestic Lending Office:
15455 North Dallas Parkway, Suite 1400
Addison, TX 75001

Eurodollar Lending Office:
Same as U.S. Domestic Lending Office

Address for Notices:
Same as U.S. Domestic Lending Office

Telecopier Number: (214) 754-5982
Attention: Casey Lowary
Schedule 1.01(b)

Wells Fargo Bank, National Association	U.S. Domestic Lending Office:
1445 Ross Avenue #2360
MAC: T5303-233
Dallas, TX 75202

Eurodollar Lending Office:
Same as U.S. Domestic Lending Office

Address for Notices:
Same as U.S. Domestic Lending Office

Telecopier Number: (303) 863-2729
Attention: Tanya Ivie

U.S. Bank National Association	U.S. Domestic Lending Office:
950 17th Street DN-CO-T8E
Denver, CO 80202

Eurodollar Lending Office:
Same as U.S. Domestic Lending Office

Address for Notices:
555 SW Oak, PDORP7LS
Portland, OR 97208

Telecopier Number: (503) 973-6900
Attention: Tony Wong
Schedule 1.01(b)

SCHEDULE 1.01(c)
EXCLUDED PROPERTY
All or any portion of the Lovington terminal located in Lovington, New Mexico.
Any additional interest in the Albuquerque facility located in Albuquerque, New Mexico.
Any real property assets owned by Parent or its subsidiaries as of the date of the initial Advance under the Credit Agreement.
Schedule 1.01(c)

SCHEDULE 1.01(d)
GUARANTORS

Guarantor	Ownership

Holly Energy Partners, L.P.	HEP Logistics Holdings, L.P. — 2% general interest partner and 43.0147% in subordinated units Alon USA, LP (and/or its Affiliates) — 5.7039% in Class B subordinate units Publicly owned — 49.2814%

Holly Energy Finance Corp.	Holly Energy Partners, L.P. — 100%

HEP Logistics GP, L.L.C.	Holly Energy Partners, L.P. — 100%

HEP Pipeline GP, L.L.C.	Borrower — 100%

HEP Refining GP, L.L.C.	Borrower — 100%

HEP Mountain Home, L.L.C.	Borrower — 100%

HEP Pipeline, L.L.C.	Borrower — 100%

HEP Refining, L.L.C.	Borrower — 100%

HEP Woods Cross, L.L.C.	Borrower — 100%

HEP Navajo Southern, L.P.	99.999% — Borrower
0.001% — HEP Pipeline GP, L.L.C.

HEP Pipeline Assets, Limited Partnership	99.999% — Borrower
0.001% — HEP Pipeline GP, L.L.C.

HEP Fin-Tex/Trust River, L.P.	99.999% — Borrower
0.001% — HEP Pipeline GP, L.L.C.

HEP Refining Assets, L.P.	99.999% — Borrower
0.001% — HEP Refining GP, L.L.C.
Schedule 1.01(d)

SCHEDULE 4.01
SUBSIDIARIES

Name of Subsidiary	Ownership	Jurisdiction of Formation

HEP Pipeline GP, L.L.C.	Borrower — 100%	Delaware
HEP Refining GP, L.L.C.	Borrower — 100%	Delaware
HEP Mountain Home, L.L.C.	Borrower — 100%	Delaware
HEP Pipeline, L.L.C.	Borrower — 100%	Delaware
HEP Refining, L.L.C.	Borrower — 100%	Delaware
HEP Woods Cross, L.L.C.	Borrower — 100%	Delaware
HEP Navajo Southern, L.P.	99.999% — Borrower	Delaware
0.001% — HEP Pipeline GP, L.L.C.
HEP Pipeline Assets,	99.999% — Borrower	Delaware
Limited Partnership	0.001% — HEP Pipeline GP, L.L.C.
HEP Fin-Tex/Trust River, L.P.	99.999% — Borrower	Texas
0.001% — HEP Pipeline GP, L.L.C.
HEP Refining Assets, L.P.	99.999% — Borrower	Delaware
0.001% — HEP Refining GP, L.L.C.

Name of current
Restricted Subsidiary	Ownership	Jurisdiction of Formation

Rio Grande Pipeline Company	HEP Navajo Southern, L.P. — 70%	Texas
Schedule 4.01

SCHEDULE 4.07
LITIGATION
None.
Schedule 4.07

SCHEDULE 4.13
DEFAULTS
None.
Schedule 4.13

SCHEDULE 4.16
TRANSMITTING UTILITIES
     HEP Pipeline Assets, Limited Partnership
     HEP Pipeline, L.L.C.
Schedule 4.16

SCHEDULE 4.18(a)
COMPLAINTS — BORROWER INTERSTATE PIPELINE
None.
Schedule 4.18(a)

SCHEDULE 4.18(b)
COMPLAINTS — TEXAS INTRASTATE PIPELINES
None.
Schedule 4.18(b)

SCHEDULE 6.02
EXISTING DEBT
$185.0 million initial principal amount 6 1/4% senior notes due March 1, 2015 issued by Holly Energy Partners, L.P. and Holly Energy Finance Corp. and guaranteed by each of the other Guarantors and the Borrower.
Schedule 6.02

SCHEDULE 6.07
AFFILIATE TRANSACTIONS
     The Intercompany Pipelines and Terminals Agreement
     The Omnibus Agreement
     The Initial Contribution Agreement
     The Parent Consent (as defined in the Existing Agreement)
Schedule 6.07